                                                                Exhibit 4.4
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                          STANDBY LETTER OF CREDIT AND

                            REIMBURSEMENT AGREEMENT

                           Dated as of August 4, 1992

                                     among

                         MORRISON KNUDSEN CORPORATION,
                              an Ohio corporation,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION
                                    as Agent


                                      and


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

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
                              TABLE OF CONTENTS


SECTION                                                             PAGE
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
                               ARTICLE I
                              DEFINITIONS........................     1
 1.01   Defined Terms............................................     1
 1.02   Other Definitional Provisions............................    16

                               ARTICLE II
                         THE LETTER OF CREDIT....................    17
 2.01   The Letter of Credit Facility............................    17
 2.02   Amendment of Letter of Credit............................    18
 2.03   Participations, Drawings and
        Reimbursements...........................................    19
 2.04   Repayment of Participations..............................    21
 2.05   Role of the Issuing Bank.................................    22
 2.06   Obligations Absolute.....................................    23
 2.07   Cash Collateral Pledge...................................    24
 2.08   Letter of Credit Fees....................................    24
 2.09   Additional Fees..........................................    25
        (a)  Arrangement Fee.....................................    25
        (b)  Commitment Fees.....................................    25
 2.10   Computation of Fees and Interest.........................    25
 2.11   Payments by the Company..................................    25
 2.12   Payments by the Banks to the Agent.......................    26
 2.13   Sharing of Payments, Etc.................................    27
 2.14   Guaranty.................................................    27

                               ARTICLE III
                 TAXES, YIELD PROTECTION AND ILLEGALITY..........    27
 3.01   Taxes....................................................    27
 3.02   Increased Costs and Reduction of Return..................    31
 3.03   Certificates of Banks....................................    32
 3.04   Survival.................................................    32

                               ARTICLE IV
                          CONDITIONS PRECEDENT...................    33
 4.01   Conditions to the Effectiveness of this
        Agreement................................................    33
        (a)  Reimbursement Agreement.............................    33
        (b)  Guaranty............................................    33
        (c)  Resolutions; Incumbency.............................    33
        (d)  Articles of Incorporation;
             By-laws and Good Standing...........................    33
        (e)  Legal Opinions......................................    34
        (f)  Payment of Fees.....................................    34
        (g)  Certificate.........................................    34

                                       i
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

SECTION                                                             PAGE
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
        (h)  Financial Statements................................    35
        (i)  Compliance Certificate..............................    35
        (i)  Other Documents.....................................    35
 4.02   Conditions to Letter of Credit...........................    35
        Amendments...............................................    35
        (a)  Request for Amendment...............................    35
        (b)  Continuation of Representations and
             Warranties..........................................    35
        (c)  No Existing Default.................................    35

                               ARTICLE V
                      REPRESENTATIONS AND WARRANTIES.............    35
 5.01   Corporate Existence and Power............................    36
 5.02   Corporate Authorization; No
        Contravention............................................    36
 5.03   Governmental Authorization...............................    37
 5.04   Binding Effect...........................................    37
 5.05   Litigation...............................................    37
 5.06   No Default...............................................    38
 5.07   ERISA Compliance.........................................    38
 5.08   Use of Letter of Credit..................................    40
 5.09   Title to Properties......................................    40
 5.10   Taxes....................................................    40
 5.11   Financial Condition......................................    40
 5.12   Environmental Matters....................................    41
 5.13   Regulated Entities.......................................    42
 5.14   No Burdensome Restrictions...............................    42
 5.15   Solvency.................................................    42
 5.16   Labor Relations..........................................    42
 5.17   Copyrights, Patents, Trademarks and
        Licenses, Patents, etc...................................    43
 5.18   Subsidiaries.............................................    43
 5.19   Broker's or Transaction Fees.............................    43
 5.20   Insurance................................................    43
 5.21   The Contract.............................................    43
 5.22   Full Disclosure..........................................    44

                               ARTICLE VI
                         AFFIRMATIVE COVENANTS...................    45
 6.01   Financial Statements.....................................    45
 6.02   Certificates; Other Information..........................    46
 6.03   Notices..................................................    46
 6.04   Preservation of Corporate Existence, Etc. ...............    48
 6.05   Maintenance of Property..................................    48
 6.06   Insurance................................................    48
 6.07   Payment of Obligations...................................    49
 6.08   Compliance with Laws.....................................    49
 6.09   Inspection of Property and Books and
        Records..................................................    49
 6.10   Environmental Laws.......................................    50
 6.11   Use of the Letter of Credit..............................    50

                                      ii


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

SECTION                                                             PAGE
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

 6.12   Solvency.................................................    50
 6.13   Further Assurances.......................................    50

                               ARTICLE VII
                           NEGATIVE COVENANTS....................    51
 7.01   Limitation on Liens......................................    51
 7.02   Mergers, Consolidations, Purchases and
        Sales....................................................    52
 7.03   Transactions with Affiliates.............................    53
 7.04   Compliance with ERISA....................................    54
 7.05   Change in Business.......................................    54
 7.06   Change in Structure......................................    54
 7.07   Accounting Changes.......................................    54
 7.08   Other Contracts..........................................    55
 7.09   Current Ratio............................................    55
 7.10   Consolidated Tangible Net Worth..........................    55
 7.11   Indebtedness to Tangible Net Worth Ratio.................    55
 7.12   Funded Debt to Tangible Net Worth Ratio..................    55
 7.13   Interest Coverage Ratio..................................    55


                               ARTICLE VIII
                            EVENTS OF DEFAULT....................    55
 8.01   Event of Default.........................................    55
        (a)  Non-Payment.........................................    56
        (b)  Representation or Warranty..........................    56
        (c)  Other Defaults......................................    56
        (d)  Non-Payment of Other Indebtedness...................    56
        (e)  Acceleration of Other Indebtedness..................    56
        (f)  Other Obligations...................................    56
        (g)  Bankruptcy or Insolvency............................    57
        (h)  Involuntary Proceedings.............................    57
        (i)  ERISA...............................................    57
        (j)  Monetary Judgments..................................    58
        (k)  Non-Monetary Judgments..............................    58
        (1)  Loss of Licenses....................................    58
        (m)  Change in Control...................................    58
        (n)  Guarantor Defaults..................................    59
 8.02   Remedies.................................................    59
 8.03   Rights Not Exclusive.....................................    59
 8.04   HLT Status...............................................    60

                               ARTICLE IX
                               THE AGENT.........................    60
 9.01   Appointment and Authorization............................    60
 9.02   Delegation of Duties.....................................    60
 9.03   Liability of Agent.......................................    60


                                      iii
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

SECTION                                                             PAGE
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
 9.04   Reliance by Agent........................................    61
 9.05   Notice of Default........................................    62
 9.06   Credit Decision..........................................    62
 9.07   Indemnification..........................................    63
 9.08   Agent in Individual Capacity.............................    63
 9.09   Successor Agent..........................................    63
 9.10   Collateral Matters.......................................    64

                               ARTICLE X
                             MISCELLANEOUS.......................    65
10.01   Amendments and waivers...................................    65
10.02   Notices..................................................    66
10.03   No Waiver; Cumulative Remedies...........................    67
10.04   Costs, Expenses and Certain Fees.........................    67
10.05   Indemnity................................................    68
10.06   Marshalling; Payments Set Aside..........................    68
10.07   Successors and Assigns...................................    68
10.08   Assignments, Participations, etc. .......................    68
10.09   Set-off..................................................    71
10.10   Notification Addresses, Lending
        Offices, Etc. ...........................................    71
10.11   Counterparts.............................................    71
10.12   Severability.............................................    71
10.13   Time.....................................................    71
10.14   Governing Law and Jurisdiction...........................    72
10.15   Waiver of Jury Trial.....................................    72
10.16   Entire Agreement.........................................    72
10.17   Interpretation...........................................    73


EXHIBIT
- -------
Exhibit 2.01        - Form of Letter of Credit
Exhibit 2.07        - Form of Pledge and Security Agreement
Exhibit 2.14        - Form of Guaranty
Exhibit 4.01(e)(1)  - Form of Opinion of the Company's Counsel
Exhibit 4.01(e)(2)  - Form of Opinion of Jones, Day Reavis &
                      Pogue
Exhibit 4.01(e)(3)  - Form of Opinion Jenner & Block
Exhibit 6.01(d)     - Form of Compliance Certificate
Exhibit 7.02        - Description of Burlington Northern
                      Receivables Transaction
Exhibit 10.08       - Form of Assignment and Acceptance Agreement


                                      iv
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

SECTION                                                           PAGE
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
SCHEDULES

Schedule 5.05     - Litigation
Schedule 5.07     - ERISA Matters
Schedule 5.09     - Liens in Excess of $5,000,000
Schedule 5.12     - Environmental Matters
Schedule 5.17     - Claims or Litigation Concerning Copyrights,
                    Patents, etc.
Schedule 5.18(a)  - List of Subsidiaries of the Company
Schedule 5.18(b)  - Equity Investments of the Company
Schedule 5.18(c)  - List of Subsidiaries of the Guarantor
Schedule 5.18(d)  - Equity Investments of the Guarantor

                          STANDBY LETTER OF CREDIT AND

                            REIMBURSEMENT AGREEMENT


         This Standby Letter of Credit and Reimbursement Agreement, is entered into as of August 4, 1992, among Morrison Knudsen Corporation, an Ohio corporation (the "Company"), the several financial institutions parties to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent").

                             Preliminary Statement


         The Issuing Bank has issued a letter of credit for the benefit of Metra and for the account of the Company, which letter of credit is in the form of Exhibit 2.01. The Banks desire to participate in such letter of credit on the terms set forth herein, and the Company desires that such letter of credit be subject to the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.01 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person.

                 "Agent" means Bank of America National Trust and Savings Association in its capacity as agent for the Banks hereunder, and any successor agent.

                 "Agent's Payment Office" means the address for payments set forth on the signature pages hereto in relation to the Agent.

                 "Agent-Related Persons" has the meaning specified in Section 9.03.

                 "Aggregate Commitment" means the combined Commitments of the Banks, in the amount of One Hundred Ninety Million Dollars ($190,000,000).

                 "Agreement" means this Standby Letter of Credit and Reimbursement Agreement, as amended, supplemented or modified from time to time.

                 "Amendment Application" has the meaning given to it in
         Section 2.02(a).

                 "Assignee" has the meaning specified in Section 10.08.

                 "Assignment and Acceptance" has the meaning specified in
         Section 10.08(a).

                 "Available Amount" means, at any time, (i) as of the date hereof, the Initial Amount, and (ii) subsequent to the date hereof, any existing Available Amount, as such amount may be increased or decreased in accordance with the provisions of Section 2.01(c).

                 "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is a subsidiary of a Bank or of a Person of which a Bank is a Subsidiary, which Person has combined capital and surplus in excess of $200,000,000 or the equivalent in other currencies.

                 "Banks" has the meaning given to it in the first paragraph of this Agreement.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other

         Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Capital Lease Obligations" means all monetary obligations of a Person or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

                 "CERCLA" has the meaning specified in the definition of "Environmental Laws."

                 "Change in Control" shall have occurred if (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Guarantor, or (ii) the Company ceases to be a wholly-owned subsidiary of the Guarantor, or (iii) during any period of twelve consecutive calendar months commencing after the date of this Agreement, individuals who were directors of the Guarantor on the first day of such period shall cease to constitute a majority of the board of directors of the Guarantor.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commitment" means, for each Bank, the commitment of such Bank to issue (in the case of the Issuing Bank) or participate in the Letter of Credit and to make L/C Advances in an aggregate amount equal to such Bank's Commitment Amount. "Commitments" means the commitments of the Banks to issue (in the case of the Issuing Bank) or participate in the Letter of Credit and to make L/C Advances, in the aggregate amount for all Banks of $190,000,000 as further set forth in Article II.

                 "Commitment Amount" for a Bank means the amount set forth as the "Commitment Amount" for such Bank on the signature page for such Bank hereto.

                 "Commitment Percentage" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment.

                 "Company" means Morrison Knudsen Corporation, an Ohio corporation.

                 "Compliance Certificate" means a certificate of a Responsible Officer substantially in the form of Exhibit 6.01(d).

                 "Consolidated Current Assets" means, as of any date of determination, all amounts which would, in accordance with GAAP, be included under current assets on a consolidated balance sheet of the Guarantor and its Subsidiaries; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of the Guarantor, unless such Indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) the equity value of any shares of stock issued by an Affiliate of the Guarantor, (c) the cash surrender value of any life insurance policy or (d) any consolidated intangibles.

                 "Consolidated Current Liabilities" means, as of any date of determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Guarantor and its Subsidiaries, but in any event including amounts of (a) all Indebtedness of the Guarantor or any of its Subsidiaries payable on demand or, at the option of the Person to whom the Indebtedness is owed, not more than twelve months after such date, (b) any payments in respect of any Indebtedness of the Guarantor or any of its Subsidiaries (whether installment, serial maturity or sinking fund payments or otherwise) required to be made not more than twelve months after that date, and (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom the Indebtedness is owed, not more than twelve months after that date, the validity of which is contested at that date.

                 "Consolidated Funded Debt" of the Guarantor means, on a consolidated basis, without duplication, all Indebtedness of the Guarantor and its Subsidiaries, except and excluding any Indebtedness guaranteed by the Guarantor or any of its Subsidiaries and any other obligations and liabilities included in the definition of "Indebtedness" solely and exclusively because of the application of
         (i) (b), (ii) or (v) of the definition of Indebtedness, contingent reimbursement obligations letter of credit.

                 "Consolidated Interest Expense" means, for any period, the consolidated interest expense for the period for the

         Guarantor and its Subsidiaries, as determined in accordance with GAAP.

                 "Consolidated Operating Income" means the consolidated net income of the Guarantor and its Subsidiaries less any gains on the sale or other disposition of investments or any extraordinary or nonrecurring items of income to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sale or other disposition and extraordinary or nonrecurring charges; provided, that gain on sale of fixed assets included in Consolidated Operating Income shall be limited to $10,000,000 in any four quarter period.

                 "Consolidated Tangible Net Worth" means the excess of (a) the sum of (i) the par value (or value stated on the books of the Guarantor) of the capital stock of all classes of the Guarantor plus (or minus in the case of a deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Guarantor and its Subsidiaries, over (b) the sum of treasury stock, unamortized debt discount and expense, trademarks, trade names, patents, patent applications, copyrights, goodwill and other intangible assets, and any write-up of the value of any assets after January 1, 1992, all determined on a consolidated basis for the Guarantor and its Subsidiaries in accordance with GAAP, plus the cumulative charges from adopting FAS 106, Employers' Accounting for Postretirement Benefits Other Than Pensions (but not exceeding $25,000,000), less the cumulative charges that would have been recorded on the cash "pay as you go" method previously employed, and with respect to such cumulative charges, net of tax provisions calculated on a book basis.

                 "Contract" has the meaning given to it in Section 6.11.

                 "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "Controlled Group" means the Guarantor and all Persons (whether or not incorporated) under common control or treated as a single employer with the Guarantor or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

                 "Date of Maximum Availability" means the earliest date on which the Available Amount becomes $190,000,000.

                 "Default" means any event which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                 "documents" includes any and all instruments, documents, agreements, certificates and other writings, however evidenced.

                 "dollars" and "$" means lawful money of the United States.

                 "Domestic Lending Office" means, with respect to each Bank, the office of that Bank designated as such in the signature pages hereto or such other office of the Bank as it may from time to time specify to the Company and the Agent.

                 "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, having combined capital and surplus of at least $200,000,000, or the equivalent in other currencies, provided that such bank is acting through a branch or agency located in the United States; or (c) a Bank Affiliate.

                 "Environmental Claim" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Company, the Guarantor, or any of the Guarantor's Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                 "Environmental Permits" has the meaning given to it in Section 5.12(b).

                 "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulation promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Guarantor or any Subsidiary of the Guarantor within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

                 "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the Guarantor or any of its Subsidiaries may be directly or indirectly liable.

                 "Event of Default" means any of the events specified in
         Section 8.01.

                 "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

                 "Form 4224" has the meaning given to it in Section 3.01(f)(i).

                 "Form 1001" has the meaning given to it in Section 3.01(f)(i).

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guarantor" means Morrison Knudsen Corporation, a Delaware corporation.

                 "Guaranty" has the meaning given to it in Section 2.14.

                 "Guaranty Obligations" of a Person means, without duplication, all obligations and liabilities of such Person, absolute or contingent, due or to become due, now existing or hereafter arising, under: (i) any guaranty or other instrument, document or agreement whereby such Person becomes or is a guarantor or surety of, or otherwise becomes or is responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, or (ii) any agreement to purchase stock of, to make any other equity investment in, or to make advances to, any other Person; excluding, however, (x) the endorsement, in the ordinary course of collection, of instruments payable to it or its order, and (y) any guaranty of performance entered into in the ordinary course of business and not involving any Lien on any asset of the Guarantor or any of its Subsidiaries.

                 "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

                 "HLT" has the meaning given to it in Section 8.04.

                 "HLT Rates" has the meaning given to it in Section 8.04.

                 "Indebtedness" of the Guarantor means, on a consolidated basis and without duplication:

                          (i) any obligation of the Guarantor for borrowed money, including, without limitation, (a) any obligation of the Guarantor evidenced by bonds, debentures, notes or other similar debt instruments, (b) any Indebtedness guaranteed by the Guarantor and any other Guaranty obligations of the Guarantor, and (c) any obligation for borrowed money which is non-recourse to the Guarantor but which is secured by a Lien on any asset of the Guarantor (limited, however, to the lesser of: (x) the amount of the debt secured, and (y) the greater of fair market or book value of the assets subject to the Lien);

                          (ii) any obligation of the Guarantor for the deferred purchase price of any property or services, except Trade Accounts Payable;

                          (iii) any Capital Lease Obligations of the Guarantor
                 and obligations of the Guarantor under any Rate Contract;

                          (iv) any reimbursement obligation of the Guarantor with respect to any letter of credit, whether such reimbursement obligation is absolute or contingent, matured or unmatured; and

                          (v) any Indebtedness of any other Person secured by a Lien on any asset of the Guarantor, whether or not such Indebtedness is assumed by the Guarantor (limited, however, to the lesser of: (x) the amount of the debt secured, and (y) the greater of fair market or book value of the assets subject to such Lien).

                 For all purposes of this definition:

                 (a) the Indebtedness shall include a portion of the Indebtedness of any partnership or joint venture in which the Guarantor is a general partner or a joint venturer equal to a ratable share of such Indebtedness based on respective percentage ownership or equity interests of the Guarantor and other general partners or joint venturers;

                 (b) in the instance of non-recourse debt of a partnership or joint venture in which the Guarantor is a general partner or joint venturer, the portion of such debt included in Indebtedness shall be limited to the lesser of (i) the ratable share described in (a) above, and (ii) the Guarantor's total equity interest (whether paid in capital, partnership contribution, capital surplus or partnership profits) in such partnership or joint venture; and

                 (c) in the instance of non-recourse debt of a New Subsidiary, the portion of such non-recourse debt included in Indebtedness shall be limited to the lesser of (x) a ratable share of such non-recourse debt based on respective percentage ownership or equity interest of the Guarantor (direct or indirect) and other equity owners of such New Subsidiary, and (y) the Guarantor's direct or indirect total equity interest (whether paid in capital, retained earnings, capital surplus or other book equity) in such New Subsidiary; and

                 (d) as used in this definition, references to the Guarantor shall include the consolidated Subsidiaries of the Guarantor.

                 "Indemnified Person" has the meaning specified in subsection 10.05.

                 "Indemnified Liabilities" has the meaning specified in subsection 10.05.

                 "Initial Amount" means $20,239,000.

                 "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement; in each case (a) and (b) under U.S. Federal, State or foreign law.

                 "Issuing Bank" means BofA, in its capacity as issuer of the Letter of Credit.

                 "L/C Advance" means each Bank's Commitment Percentage of any L/C Borrowing.

                 "L/C Borrowing" means an extension of credit resulting from a drawing under the Letter of Credit which shall not have been reimbursed on the date when made.

                 "L/C Indebtedness" means, for the Guarantor and its Subsidiaries on a consolidated basis, any reimbursement obligation of the Guarantor or any of its Subsidiaries with respect to any letter of credit or any obligation under any agreements or documents relating thereto, whether any of such obligation is absolute or contingent, matured or unmatured.

                 "L/C Related Document" means any of this Agreement, the Letter of Credit, the Guaranty, or any document or agreement relating to the Letter of Credit or this Agreement.

                 "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, opposite its name on the signature pages hereto, or such other office or offices of the Bank as it may from time to time specify to the Company and the Agent.

                 "Letter of Credit" has the meaning given to it in Section 2.01(a).

                 "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

                 "Maiority Banks" means at any time Banks holding at least 66-2/3% of the Commitments.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

                 "Material Adverse Effect" means (i) a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole;
         (b) the ability of the Company to perform under any L/C Related Document; or (c) the legality, validity, binding effect or enforceability of any L/C Related Document; or (ii) a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Guarantor or the Guarantor and its Subsidiaries taken as a whole; (b) the ability of the Guarantor to perform under any L/C Related Document; or (c) the legality, validity, binding effect or enforceability of any L/C Related Document.

                 "Maximum Amount" means, at a time, (i) $190,000,000, less
         (ii) the aggregate of all drawings under the Letter of Credit which have occurred at or prior to such time, plus the aggregate amount of all amounts specified in Reduction Certificates which are in effect at or prior to such time.

                 "Metra" means the Commuter Rail Division of the Regional Transportation Authority, an Illinois corporation.

                 "Mortgage" means any deed of trust, mortgage or other document creating a Lien on real property or any interest in real property.

                 "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

                 "New Subsidiary" means a corporate Subsidiary (direct or indirect) of the Guarantor, which has (i) been incorporated after the date of this Agreement, and (ii) has been identified and designated as a "New Subsidiary" by the Company to the Agent in writing.

                 "Notice Bank" has the meaning given to it in Section 3.05.

                 "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

                 "Obligations" means all Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company to any Bank, the Agent, or any other Person required to be indemnified under any L/C Related Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other L/C Related Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

                 "OECD" has the meaning given to it in the definition of the term "Eligible Assignee."

                 "Ordinary Course of Business" means, in respect of any transaction involving the Guarantor or any subsidiary of the Guarantor, the ordinary course of such Person's business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any L/C Related Document.

                 "Other Taxes" has the meaning specified in subsection 3.01(b).

                 "Outstanding Amount" means, at any time, the aggregate of (a) the outstanding principal amount of L/C Borrowings; (b) the Available Amount; and (c) the maximum reasonably anticipated obligation of the Company with respect to contingent, disputed, or unliquidated obligations of the Company hereunder, excluding the undrawn amount of the Letter of Credit.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Participant" has the meaning specified in subsection
         10.08(d).

                 "Participation Date" has the meaning given to it in Section 2.03(c).

                 "Permitted Liens" has the meaning given to it in Section 7.01.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company, the Guarantor or any member of the Controlled Group sponsors or maintains or to which the Company, the Guarantor, or member of the Controlled Group makes or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

                 "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                 "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period coveting at least five (5) plan years, but excluding any Multiemployer Plan.

                 "Rate Contract" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                 "Reduction Certificate" means a certificate submitted to the Issuing Bank pursuant to the Letter of Credit, which certificate is in the form and substance of Annex C of Exhibit 2.01, with appropriate insertions.

                 "Reference Rate" means the higher of:

                          (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its reference rate. It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

                          (b) one-half percent per annum above the Federal Funds Rate.

                 Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                "Replacement Bank" has the meaning given to it in Section 3.05.

                 "Reportable Event" means any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its Property is subject.

                 "Responsible Officer means, for the Company or the Guarantor, the Chief Executive Officer or the President of the Company or the Guarantor, as appropriate, and with respect to financial matters, the Chief Financial Officer or the Treasurer of the Company or the Guarantor, as appropriate.

                 "Sale Limit" has the meaning given to it in Section 7.02.

                 "Solvent" means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the United States Bankruptcy Code (12 U.S.C. Section 101 et seq.); (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                 "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                 "Taxes" has the meaning specified in subsection 3.01(a).

                 "Termination Date" means the date on which the Letter of Credit expires, matures, or terminates, but in any event not later than September 30, 1995.

                 "Trade Accounts Payable" of a Person means trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

                 "Transferee" has the meaning specified in subsection 10.08(e).

                 "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

                 "Unavailable Portion" means, at any time, the Maximum Amount at such time less the Available Amount at such time.

                 "Unfunded Pension Liabilities" of a Plan means the excess of the present value of the Plan's accrued benefits, as defined in
         Section 3(23) of ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

                 "United States" and "U.S." each means the United States of America.

                 "Withdrawal Liabilities" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to
         Section 4243 of ERISA.


         1.02    Other Definitional Provisions.

                 (a) Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

                 (b) All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made, in accordance with GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "including" is not limiting and means "including without limitation".

                 (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                 (e) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any L/C Related Document.

                 (f) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                 (g) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                                   ARTICLE II

                              THE LETTER OF CREDIT


         2.01    The Letter of Credit Facility.

                 (a) The Issuing Bank has issued a letter of credit for the benefit of Metra and for the account of the Company in the form of Exhibit
2.01 (said letter of credit, as amended from time to time, is referred to herein as the "Letter of Credit"). The face amount of the Letter of Credit is the Available Amount. The Letter of Credit shall have an expiry, termination or maturity date as set forth therein, but in any event not later than September 30, 1995.

                 (b) Subject to the terms and conditions set forth herein, the Issuing Bank agrees to amend the Letter of Credit in accordance with the provisions of Section 2.02, and to honor demands for payment under the Letter of Credit in accordance with the terms of the Letter of Credit. Demands for payment under the Letter of Credit shall be in the form and substance of Annex A of Exhibit 2.01.

                 (c) The Available Amount shall initially be the Initial Amount. The Available Amount shall be reduced (i) by any and all drawings under the Letter of Credit, and (ii) upon the effectiveness of any Reduction Certificate as set forth in the Letter of Credit, by the amount specified in such Reduction

Certificate. The Available Amount may be increased by amendment of the Letter of Credit, as set forth in Section 2.02, provided that in no event shall the Available Amount exceed the Maximum Amount.

                 (d) Subject to the terms and conditions set forth herein, the Banks severally agree to participate in the Letter of Credit.

         2.02    Amendment of Letter of Credit.

                 (a) From time to time on and prior to the Date of Maximum Availability and while the Letter of Credit is outstanding, the Issuing Bank will, subject to the terms and conditions set forth herein, upon the written request of the Company delivered to the Agent (and the Agent will deliver a copy to the Issuing Bank), which request shall be in form and substance satisfactory to the Agent and the Issuing Bank (an "Amendment Application"), amend the Letter of Credit solely to increase the Available Amount, provided that in no event shall such amendment provide for an Available Amount in excess of the Maximum Amount; and Provided further that the Issuing Bank shall be under no obligation to amend the Letter of Credit if:

                          (i)     any order, judgment or decree of any
         Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from amending the Letter of Credit, or there exists any action or other proceeding against the Issuing Bank by any Person, whether for damages or injunctive relief, related to or arising out of this Agreement, the Letter of Credit, or any of the transactions contemplated hereby, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance or amendment of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date and which results in an unreimbursed (from the Company) loss, cost, or expense that the Issuing Bank in good faith deems material, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                          (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of amendment of the

         Letter of Credit, that one or more of the applicable conditions contained in Section 4.02(b) or (c) is not then satisfied;

                          (iii) the amendment to the Letter of Credit is not in form and substance acceptable to the Issuing Bank;

                          (iv) the Issuing Bank would have no obligation at such time to make such an amendment to the Letter of Credit under the terms of this Agreement; or

                          (v) the beneficiary of the Letter of Credit does not accept the Letter of Credit as amended.

                 (b) Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to amend the Letter of Credit (A) from the Agent directing the Issuing Bank not to issue such amendment to the Letter of Credit because such amendment would cause the Available Amount to exceed the Maximum Amount; or (B) from the Agent or any Bank that one or more applicable conditions specified in Section 4.02(b) or (c) are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank will, on the requested date, amend the Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

                 (c) The Agent will promptly (i) notify the Banks of the receipt by it of any Amendment Application and the amount of increase in the Available Amount requested therein, and (ii) deliver to each Bank a copy of such amendment.

         2.03    Participations, Drawings and Reimbursements.

                 (a) Immediately upon the effectiveness of this Agreement and upon each amendment of the Letter of Credit pursuant to Section 2.02, each Bank (other than the Issuing Bank) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in the Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Commitment Percentage of such Bank, times (ii) the Available Amount of the Letter of Credit at the time of such issuance or amendment; provided that the amount of each Bank's participation shall not exceed such Bank's Commitment Amount.

                 (b) The Company shall reimburse the Issuing Bank for the full amount of any drawing under the Letter of Credit. The Company shall notify the Agent by 10:00 a.m. (San Francisco time) on the date of a drawing under the Letter of Credit whether the Company will reimburse the Issuing Bank in full on the date of such drawing, and the Agent shall promptly notify the Banks of the amount of such drawing and the contents of such notice. If the Company notifies the Agent prior to such time that it will reimburse the Issuing Bank in the full amount of such drawing on the date of such drawing, then the Company shall pay to the Issuing Bank the full amount of such drawing no later than 11:00 a.m. (San Francisco time) on the date of such drawing. In the event that the Company does not so notify the Agent by 10:00 a.m. (San Francisco time) on the date of such drawing that it intends to reimburse such drawing on such date, or in the event that the Company fails to reimburse the Issuing Bank the full amount of any drawing by 11:00 a.m. (San Francisco time) on the date of such drawing, then the Company shall be deemed to have incurred an L/C Borrowing in the principal amount of such drawing, and the Issuing Bank shall be deemed to have made a loan to the Company in the principal amount of such drawing (provided that no L/C Borrowing shall be permitted, and the full amount of each drawing shall be immediately reimbursed to the Issuing Bank, if any Default or Event of Default shall have occurred and be continuing). Each L/C Borrowing shall be due and payable on demand made by the Agent (together with interest from the date of such drawing) and shall bear interest until such demand at a rate per annum equal to the Reference Rate plus one percent (1.0%), provided, however, that at least one day of such interest on the amount of such drawing shall be payable even if the Company reimburses the Issuing Bank, on the date of such drawing, in the full amount of such drawing. The Agent shall demand payment in full of each L/C Borrowing on the Business Day immediately following the drawing under the Letter of Credit which gave rise to such L/C Borrowing, unless the date for such demand is extended by the Banks in accordance with the provisions of Section 10.01(b). Any notice given by the Issuing Bank or the Agent pursuant hereto may be oral if immediately confirmed in writing (including by facsimile).

                 (c) Each Bank will, upon receipt of any notice pursuant to subsection 2.03(b) of an L/C Borrowing or other unreimbursed drawing under the Letter of Credit, make available to the Agent for the account of the Issuing Bank an amount in immediately available funds equal to such Bank's Commitment Percentage of the amount of the relevant drawing, whereupon the participating Banks shall each be deemed to have made a payment in satisfaction of its participation obligation under subsection 2.03(a). If any Bank is notified by 11:00 a.m. (San Francisco time) on the date of a drawing that there has been a drawing under the Letter of Credit and that the Company intends to or will incur an L/C Borrowing, then such Bank shall make available to the Agent for the account of the Issuing Bank, no later than 1:00 p.m. (San Francisco time) on the date of such drawing, such Bank's Commitment Percentage of such L/C Borrowing. If a Bank is notified of a drawing after 11:00 a.m. (San Francisco time) on the date of such drawing, then such Bank shall make available to the Agent for the account of the Issuing Bank such Bank's

Commitment Percentage of such L/C Borrowing no later than 1:00 p.m. (San Francisco time) on the Business Day immediately following the date of such drawing. If any Bank notified (at any time) of any L/C Borrowing shall fail, for any reason whatsoever, to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Commitment Percentage of such L/C Borrowing by no later than 1:00 p.m. (San Francisco time) on the date such drawing was honored by the Issuing Bank (the "Participation Date" with respect to such drawing), then interest shall accrue on such Bank's obligation to make such payment, for the account of the Issuing Bank, from the Participation Date through the date which is one Business Day after the date such drawing was honored by the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time. The Agent will promptly give notice to the Banks of the occurrence of the Participation Date, but failure of the Agent to give any such notice on the Participation Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 2.03 to purchase and pay for a participation in the drawing giving rise to such Participation Date.

                 (d) IN DETERMINING WHETHER TO PAY UNDER THE LETTER OF CREDIT, THE ISSUING BANK SHALL BE RESPONSIBLE ONLY TO DETERMINE THAT THE DOCUMENTS AND CERTIFICATES REQUIRED TO BE DELIVERED UNDER THE LETTER OF CREDIT HAVE BEEN DELIVERED AND THAT THEY COMPLY ON THEIR FACE WITH THE REQUIREMENTS OF THE LETTER OF CREDIT.

         2.04    Repayment of Participations.

                 (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has theretofore paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 2.03, or (ii) in payment of interest thereon; the Agent will pay to each Bank such Bank's Commitment Percentage share of such funds (subject to the other provisions of this Section 2.04(a)), and the Issuing Bank shall receive the Commitment Percentage share of any Bank that did not so pay the Agent for the account of the Issuing Bank (including such Bank's Commitment Percentage of any interest accruing on such L/C Borrowing or other unreimbursed drawing). If any Bank shall fail to make available to the Agent its Commitment Percentage of an L/C Borrowing or other unreimbursed drawing by 1:00 p.m. (San Francisco time) on the Business Day immediately following the date of the relevant drawing, then such Bank's Commitment Percentage of any interest accruing on such L/C Borrowing or other unreimbursed drawing from 1:00 p.m. (San Francisco time) on the Business Day immediately following the date of such drawing to the date such

Bank makes available its Commitment Percentage of such L/C Borrowing or other unreimbursed drawing to the Agent, shall be payable to the Issuing Bank. Nothing in this Section 2.04(a) shall relieve any Bank of any of its obligations under Section 2.03.

                 (b) If the Agent or the Issuing Bank is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 2.04 (a) in reimbursement of a payment made under the Letter of Credit or interest thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank its Commitment Percentage share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         2.05    Role of the Issuing Bank.

                 (a) Each Bank agrees that, in paying any drawing under the Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than a demand for payment expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Issuing Bank nor any of its Affiliates, correspondents, participants or assignees, or any of their respective officers, directors or employees, shall be liable to any Bank for:

                          (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable);

                          (ii) any action taken or omitted in the absence of gross negligence or wilful misconduct; or

                          (iii) the due execution, effectiveness, validity or enforceability of any L/C Related Document.

                 (b) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of the Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Issuing Bank, nor any of its Affiliates, correspondents, participants or assignees, or any of their respective officers, directors or employees, shall be liable or responsible for any of the matters described in paragraphs (i) through (vii) of Section 2.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence or (ii) the Issuing Bank's willful failure to pay under the Letter of Credit after the presentation to it by the beneficiary of a demand for payment strictly complying with the terms and conditions of the Letter of Credit except where the failure to pay results from the Issuing Bank's attempts to comply with any Requirement of Law. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         2.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C Related Document to reimburse the Issuing Bank, and to repay L/C Borrowings, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other L/C Related Document under all circumstances, including the following:

                 (i) any lack of validity or enforceability of this Agreement, the Letter of Credit or any other L/C Related Document;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of the Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                 (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of the Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

                 (iv) any certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (v) any payment by the Issuing Bank under the Letter of Credit against presentation of a demand for payment, draft or certificate that does not strictly comply with the terms of the Letter of Credit; or any payment is made by the Issuing Bank under the Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of the Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                 (vi) any release or amendment or waiver of or consent to departure from any guarantee for all or any of the obligations of the Company in respect of the Letter of Credit; or

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         2.07 Cash Collateral Pledge. Upon the request of the Agent, if, as of the Termination Date, the Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Company shall immediately pay over, pledge and deliver, pursuant to a pledge and security agreement in the form of Exhibit 2.07, cash in an amount equal to the Outstanding Amount, to the Agent for the benefit of the Banks as collateral for the Company's obligations under this Agreement and the other L/C Related Documents.

         2.08 Letter of Credit Fees. (a) The Company shall pay to the Agent for the account of the Banks, letter of credit fees equal to 0.40% per annum of the average daily amount of the Available Amount. Such fees shall accrue from the Closing Date to the Termination Date, and shall be payable quarterly in arrears on the last day of each calendar quarter, commencing with the calendar quarter ending September 30, 1992, and on the Termination Date.

                 (b) The Company shall pay the Issuing Bank, for the account of the Issuing Bank, a letter of credit fronting fee in the amount and at the times set forth in a letter agreement between the Company and the Issuing Bank.

         2.09    Additional Fees.

                 (a) Arrangement Fee. The Company shall pay to the Agent for the Agent's own account an arrangement fee in the amount and at the times set forth in a letter agreement between the Company and the Agent.

                 (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee in the amount of 0.30 percent (0.30%) per annum on the average daily amount of the Unavailable Portion. Such commitment fee shall accrue from Closing Date to the Termination Date and shall be payable quarterly in arrears on the last day of each calendar quarter, commencing with the calendar quarter ending September 30, 1992, and on the Termination Date.

         2.10    Computation of Fees and Interest.

                 (a) All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

         2.11    Payments by the Company.

                 (a) All payments (including prepayments) to be made by the Company on account of reimbursements, interest, fees, and other sums due hereunder shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks, except as otherwise provided in this Agreement, at the Agent's Payment Office, in dollars and in immediately available funds no later than 11:00 a.m. (San Francisco time) on the date of a drawing under the Letter of Credit, in the case of reimbursement, and otherwise on such other date when due. In the case of reimbursements, interest, fees and other amounts which are paid to the Agent for the account or benefit of all of the Banks the Agent will promptly distribute such payments to each Bank (subject to the provisions of Section 2.04) its Commitment Percentage of such reimbursements, interest, fees, or other amounts, in like funds as received.
In the case of fees and other amounts which are paid to the Agent for the account or benefit of the Issuing Bank or the Agent, the Agent will promptly distribute such payments to the Issuing Bank or the Agent, as appropriate, such fees, or other amounts, in like funds as received. Any payment which is received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day.

                 (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) In the event that any reimbursement, L/C Borrowing, interest (to the extent permitted by law), fee, or any other amount due hereunder from the Company is not paid on the date when due, such reimbursement, L/C Borrowing, interest, fee or other amount shall thereafter bear interest at the rate of the Reference Rate plus 3%.

         2.12    Payments by the Banks to the Agent.

                 (a) Except to the extent otherwise specifically provided herein, the Agent may assume that each Bank has made available to the Agent on the date of any L/C Borrowing the amount of such Bank's Commitment Percentage of such L/C Borrowing, and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Issuing Bank on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Issuing Bank such amount, that Bank shall on the next
Business Day following the date of such L/C Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.12(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's payment to the Issuing Bank pursuant to Section 2.03(c) on the date of such L/C Borrowing for all purposes of this Agreement.

                 (b) The failure of any Bank to make any payments due to the Issuing Bank with respect to an L/C Borrowing on the date of such L/C Borrowing shall not relieve such Bank or any other Bank of any obligation hereunder to pay the sums due from such other Bank with respect to such L/C Borrowing pursuant to Section 2.03, but no Bank shall be responsible for the failure of any other Bank to make any such payment to be made by such other Bank on the date of any L/C Borrowing.

         2.13 Sharing of Payments, Etc. If, other than as expressly contemplated herein, any Bank shall obtain on account of the Letter of Credit or this Agreement any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Letter of Credit or this Agreement obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the L/C Borrowings made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. Each Bank involved in the purchase of a participation under this Section 2.13 or in a refund under this
Section 2.13 shall notify the Agent of the details of such purchase or refund. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this
Section 2.13 and shall in each case notify the Banks following any such purchases.

         2.14 Guaranty. All obligations of the Company under this Agreement and all other L/C Related Documents shall be unconditionally guaranteed by the Guarantor pursuant to a guaranty and agreement (the "Guaranty") in the form of
Exhibit 2.14 attached hereto.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01    Taxes.

                 (a) Subject to subsection 3.01(g), any and all payments by the Company to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's or the Agent's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                 (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other L/C Related Documents (hereinafter referred to as "Other Taxes").

                 (c) Subject to subsection 3.01(g), the Company shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

                 (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 3.01(g):

                          (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                          (ii)    the Company shall make such deductions, and

                          (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                 (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                          (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section
         10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Agent (and the Agent shall deliver a copy thereof to the Company) two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                          (ii) if at any time such Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Agent (and the Agent shall deliver a copy thereof to the Company) in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224, or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of reimbursements, interest, fees, and other sums under this Agreement free from withholding of United States Federal income tax;

                          (iii) it shall (to the extent it may lawfully do so), before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change or renewal in the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Agent (and the Agent shall deliver a copy thereof to the Company) two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Bank; and

                          (iv) it shall, promptly upon the Agent's or the Company's reasonable request to that effect, deliver to the Agent (and the Agent shall deliver a copy thereof to the Company) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

                 (g) The company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(d)(i) to any Bank for the account of any Lending Office of such
Bank:

                          (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 3.01(f) in respect of such Lending Office;

                          (ii) if such Bank shall have delivered to the Agent for delivery to the Company a Form 4224 in respect of such Lending office pursuant to subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                          (iii) if the Bank shall have delivered to the Agent for delivery to the Company a Form 1001 in respect of such Lending Office pursuant to Section 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                 (h) If, at any time, the Agent or the Company requests any Bank to deliver any forms or other documentation pursuant to subsection 3.01(f)(iv), then the Company shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

                 (i) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

                 (j) If the Internal Revenue Service or any other Federal, state, municipal or other authority within the United States (including any agency or subdivision thereof) asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of a Bank (because the appropriate tax form was not delivered, was not properly executed, because the Bank was not entitled to exemption or reduction of withholding tax, or for any other reason), then that Bank shall indemnify the Agent (to the extent the Agent has not been reimbursed therefor by the Company) for all amounts paid directly or indirectly by the Agent as tax or otherwise, including penalties and interest (and any taxes imposed by any jurisdiction on the amounts payable to the Agent hereunder), together with all costs, expenses, and attorneys' fees (including the allocated costs for in-house legal services).

         3.02    Increased Costs and Reduction of Return.

                 (a) If any Bank shall determine that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to issue, amend, maintain, fund, or participate in the Letter of Credit, any L/C Borrowings, or other unreimbursed drawings, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b) If any Bank shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority; affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then such Bank shall promptly notify the Company of such determination and, upon demand of such Bank (and such Bank shall deliver a copy of such demand to the Agent), the Company shall immediately pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate the Bank for such increase.

                 (c) If any Governmental Authority shall require that any Bank treat the Letter of Credit as a financial letter of credit rather than as a performance letter of credit, and if there shall be any increase in the cost to such Bank of agreeing to issue, amend, maintain, fund, or participate in the Letter of Credit, any unreimbursed drawings, or any L/C Borrowings, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, additional amounts, as determined by such Bank, as are sufficient to compensate such Bank for such increased costs.

         3.03 Certificates of Banks. Any Bank claiming reimbursement or compensation pursuant to this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         3.04 Survival. The agreements and obligations of the Company contained in this Article III and of the Banks contained in Section 3.01(j) shall survive the payment in full of all other obligations of the Company under this Agreement.

         3.05 Replacement of Banks. If any Bank (a "Notice Bank) makes demand for amounts owed under Section 3.02, then the Company, with the consent of the Agent, shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 10.08, to designate any Eligible Assignee (a "Replacement Bank") to purchase the Notice Bank's participation in the Letter of Credit, the drawings thereunder and L/C Borrowings, interest thereon, and fees and to assume the Notice Bank's obligations to the Company under this Agreement. Such purchase shall be at a price equal to the Notice Bank's Commitment Percentage of such drawings and L/C Borrowings, interest thereon, and fees, all as of the time of such purchase. Subject to the foregoing, the Notice Bank agrees to assign without recourse to the Replacement Bank its participation in the Letter of Credit, the drawings thereunder, L/C Borrowings, and its Commitment, and to delegate to the Replacement Bank its obligations to the Company under this Agreement and its future obligations to the Agent under this Agreement. Upon such sale and delegation by the Notice Bank and the purchase and assumption by the Replacement Bank, and compliance with the provisions of Section 10.08, the Notice Bank shall cease to be a Bank hereunder and the Replacement Bank shall become a Bank under this Agreement, providing, however, that to the extent (and solely to the extent) relating to L/C Borrowings extended, acts or omissions made, or other matters arising prior to the date of such Notice Bank's sale and delegation, the Notice Bank shall at all times remain a "Bank" hereunder.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.01 Conditions to the Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent, its counsel, and each Bank, and in sufficient copies for each Bank:

                 (a) Reimbursement Agreement. This Agreement executed by the Company and each of the Banks;

                 (b)      Guaranty. The Guaranty executed by the Guarantor;

                 (c)      Resolutions; Incumbency.

                          (i) Copies of the resolutions of the boards of directors of the Company and the Guarantor approving and authorizing the execution, delivery and performance by such Person of this Agreement, the Guaranty, and the other L/C Related Documents to be delivered hereunder by such Person and authorizing the incurring of indebtedness in connection with the Letter of Credit, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company and of the Guarantor; and

                          (ii) A certificate of the Secretary or Assistant Secretary of each of the Company, the Guarantor, and each Subsidiary of the Company certifying the names and true signatures of the officers of the such Person authorized to execute and deliver, as applicable, this Agreement, and all other L/C Related Documents to be delivered hereunder to be executed by such Person;

                 (d) Articles of Incorporation; By-laws and Good Standing. Each of the following documents:

                          (i) the articles or certificate of incorporation of each of the Company and the Guarantor as in effect on the Closing Date, certified by the Secretary of State of the

         State of incorporation of the Company or the Guarantor, as appropriate, as of a recent date and by the Secretary or Assistant Secretary of each of the Company and the Guarantor as of the Closing Date and the bylaws of the Company and the Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or the Guarantor, as appropriate, as of the Closing Date; and

                          (ii) a good standing certificate as of a recent date for Company from the Secretary of State of the State of Ohio and good standing certificates as of a recent date from the States of California, Delaware, Idaho, Illinois, and New York evidencing the qualification of the Company to do business as a foreign corporation in such States, together with bring-down certificates of all such certificates by telex or telecopy, dated the Closing Date, and a good standing certificate as of a recent date for the Guarantor from the Secretary of State of the State of Delaware and good standing certificate as of a recent date from the State of Idaho evidencing the qualification of the Guarantor to do business as a foreign corporation in State of Idaho, together with bring-down certificates of all such certificates by telex or telecopy, dated the Closing Date, and certified copies of certificates dated not greater than one year prior to the Closing Date evidencing the qualification and the Company or the Guarantor, as appropriate, to do business as a foreign corporation in each other state where the Company or the Guarantor is qualified to do business as a foreign corporation;

                 (e) Legal Opinions. An opinion of internal counsel to the Company and the Guarantor addressed to the Agent and the Banks, substantially in the form of Exhibit 4.01(e)(1), an opinion of Jones, Day, Reavis & Pogue, special California counsel to the Company and the Guarantor, addressed to the Agent and the Banks, substantially in the form of Exhibit 4.01(e)(2), and an opinion of Jenner & Block, Illinois counsel to the Company and the Guarantor, addressed to the Agent and the Banks, substantially in the form of Exhibit 4.01(e)(3);

                 (f) Payment of Fees. The Company shall have paid all costs, accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) to the extent then due and payable on the Closing Date, including any arising under Sections 2.08, 2.09, 3.01, and 10.04;

                 (g) Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that:

                          (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                          (ii) no Default or Event of Default exists or would result from the transactions contemplated by this Agreement; and

                          (iii) there has occurred since March 31, 1992, no Material Adverse Effect;

                 (h) Financial Statements. A certified copy of financial statements of the Guarantor and its Subsidiaries referred to in Section 5.11;

                 (i) Compliance Certificate. A Compliance Certificate signed by a Responsible Officer of the Company, dated August 4, 1992, which indicates that the Company is in compliance with the covenants referenced therein; and

                 (j) Other Documents. Such other approvals, opinions or documents as any Bank may reasonably request.

         4.02 Conditions to Letter of Credit Amendments. The obligation of the Issuing Bank to make any amendment to the Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant amendment date:

                 (a) Request for Amendment. The Agent shall have received with a counterpart for each Bank, an Amendment Application;

                 (b) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in Article V shall be true and correct on and as of such amendment date with the same effect as if made on and as of such amendment date; and

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such amendment.

Each Amendment Application by the Company hereunder shall constitute a representation and warranty by the Company hereunder as of the date of each such Amendment Application that the conditions in Section 4.02 have been satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

         5.01 Corporate Existence and Power. The Company, the Guarantor and each of their respective Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under the L/C Related Documents;

                 (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                 (d)      is in compliance with all Requirements of  Law;

except, in each case referred to in Section 5.01(c) or Section 5.01(d), to the extent that the failure to do so could not have a Material Adverse Effect, and except to the extent that all of the following are true: (i) each Subsidiary for which the representation and warranty in either Section 5.01(a) or (b) above are not true is a Subsidiary of the Guarantor other than the Company, has net worth less than $500,000, and had annual revenue for its most recent fiscal year less than $1,000,000, (ii) the Subsidiaries for which the representation and warranty in either Section 5.01(a) or (b) above are not true have net worth less than $5,000,000 in the aggregate, and had revenue, in their most recent fiscal year, less than $10,000,000 in the aggregate, and (iii) the failure of the representation and warranty in Section 5.01(a) or (b) above to be true does not have a Material Adverse Effect.

         5.02 Corporate Authorization: No Contravention. The execution, delivery and performance by the Company, the Guarantor and their respective Subsidiaries of this Agreement and any other L/C Related Document to which such Person is party, have been duly authorized by all necessary corporate action and do not and will not:

                 (a) contravene the terms of that Person's certificate of incorporation, bylaws or other organization document;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such Person is a party; or

                 (c)      violate any Requirement of Law.

         5.03 Governmental Authorization. Except for those that have been obtained as of the date hereof, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Company, the Guarantor or any of their respective Subsidiaries of the Agreement or any other L/C Related Document or any other instrument or agreement required hereunder to be made by the Company, the Guarantor, or any of their respective Subsidiaries.

         5.04 Binding Effect. This Agreement and each other L/C Related Document to which the Company, the Guarantor or any of their respective Subsidiaries is a party constitute the legal, valid and binding obligations of the Company, the Guarantor, and such Subsidiaries to the extent any such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05 Litigation. (a) Except as set forth in Schedule 5.05 hereto, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against the Company, the Guarantor, or their respective Subsidiaries or any of their respective properties which:

                          (i) purport to affect or pertain to the Contract, this Agreement, or any L/C Related Document, or any of the transactions contemplated hereby or thereby; or

                          (ii) if determined adversely to the Company, the Guarantor or their respective Subsidiaries, could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of the Contract, this Agreement or any other L/C Related Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                 (b) The proceedings brought by Local No. 719, United Auto Workers and Carole J. Travis and Bombardier Corporation and Pullman Technology, Inc. against Metra and Morrison Knudsen Corporation, which proceedings began in the Circuit Court of Cook County, Illinois and had case numbers 92-CH-01041 and 92CH-01042, and all related lawsuits, actions, litigation, and other proceedings, whether at law or in equity, have been dismissed with prejudice.

         5.06 Default. No Default or Event of Default exists or would result from the incurring of obligations by the Company under this Agreement or any other L/C Related Document. Neither the Company, the Guarantor nor any of their respective Subsidiaries, is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could have a reasonable likelihood of having a Material Adverse Effect.

         5.07    ERISA Compliance.

                 (a) Except for Multiemployer Plans not maintained or sponsored by the Company or the Guarantor and to which the Company or the Guarantor first contributed or was first obligated to contribute between January 1, 1990, and the Closing Date, Schedule 5.07 lists all Plans maintained or sponsored by the Company or the Guarantor or to which either is obligated to contribute, and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Agent are true and complete in all material respects. The Withdrawal Liabilities (including such liabilities with respect to Multiemployer Plans not listed on Schedule 5.07) do not exceed $10,000,000.

                 (b) Except for Multi-employer Plans not maintained or sponsored by the Company or the Guarantor but to which the Company or the Guarantor contributes or is obligated to contribute, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), except to the extent that non-compliance for all Plans in the aggregate would not have a Material Adverse Effect, and benefits have been paid in accordance with the provisions of the Plan.

                 (c) Except for Multi-employer Plans not maintained or sponsored by the Company or the Guarantor but to which the Company or the Guarantor contributes or is obligated to contribute, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                 (d) Except as set forth in Schedule 5,07, neither the Company, the Guarantor, nor any ERISA Affiliate of the Guarantor has any outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Company or the Guarantor or any ERISA Affiliate (as to which the Company or the Guarantor is or may be liable), nor with respect to any Plan to which the Company or any ERISA Affiliate (wherein the Company or the Guarantor is or may be liable) contributes or is obligated to contribute.

                 (e) Except as set forth on Schedule 5.07, none of the Qualified Plans subject to Title IV of ERISA has any Unfunded Pension Liability as to which the Company or the Guarantor is or may be liable.

                 (f) Except as set forth in Schedule 5,07, no Plan maintained or sponsored by the Company or the Guarantor provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Company or the Guarantor, except to the extent required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Code. The Company and Guarantor have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

                 (g) Except for Multiemployer Plans not maintained by the Company or the Guarantor but to which the Company or the Guarantor contributes or is obligated to contribute, and except as set forth in Schedule 5.07, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Company or the Guarantor or to which the Company or the Guarantor is obligated to contribute.

                 (h) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or the Guarantor or their respective assets, (ii) any member of the Controlled Group with respect to any Qualified Plan of the Company or the Guarantor, or (iii) any fiduciary with respect to any Plan for which the Company or the Guarantor may be directly or indirectly liable, through indemnification obligations or otherwise.

                 (i) Except as set forth in Schedule 5.07, neither the Company nor the Guarantor has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 Of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

                 (j) Except as set forth in Schedule 5.07, neither the Company nor the Guarantor has transferred any Unfunded Pension Liability outside of the Controlled Group or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                 (k) Neither the Company nor the Guarantor has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which has a reasonable likelihood of having a Material Adverse Effect.

         5.08 Use of Letter of Credit. The Letter of Credit is being used solely for the purposes set forth in Section 6.11.

         5.09 Title to Properties. Each of the Company, the Guarantor, and each of their respective Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of the Company, the Guarantor, and each of their respective Subsidiaries is free and clear of all Liens or rights of others, except Permitted Liens. Except as listed on Schedule 5.09, neither the Company, the Guarantor, nor any Subsidiary of the Guarantor has any Lien on any of its property or assets in excess of $5,000,000.

         5.10 Taxes. The Company, the Guarantor, and each of their respective Subsidiaries have filed all Federal and other material tax returns and reports required to be filed and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company, the Guarantor, or any of their respective Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

         5.11    Financial Condition.

                 (a) The audited consolidated financial statements of financial condition of the Guarantor and its Subsidiaries dated December 31, 1991, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date, and the unaudited consolidated financial statements of financial condition of the Guarantor and its Subsidiaries dated March 31, 1992, and the related consolidated statements of operations, stockholders equity and cash flows for the fiscal year ended on that date:

                          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                          (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries or the Guarantor and its Subsidiaries, as appropriate, as of the date thereof and results of operations for the period covered thereby; and

                          (iii) show all material indebtedness and other liabilities, direct or contingent of the Company and its consolidated Subsidiaries and the Guarantor and its Subsidiaries, as appropriate, as of the date thereof (including liabilities for taxes and material commitments).


                 (b) Since March 31, 1992, there has been no Material Adverse Effect.

         5.12    Environmental Matters.

                 (a) Except as specifically identified in Schedule 5.12, the operations of the Company, the Guarantor, and each of their respective Subsidiaries comply in all respects with all Environmental Laws except such non-compliance which would not result in liability in excess of $10,000,000 in the aggregate.

                 (b) Except as specifically identified in Schedule 5.12, each of the Company, the Guarantor, and each of their respective Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for its operations, and all such Environmental Permits are in good standing, and each of the Company, the Guarantor, and each of their respective Subsidiaries is in compliance with all terms and conditions of such Environmental Permits.

                 (c) Except as specifically identified in Schedule 5.12, none of the Company, the Guarantor, any of their respective Subsidiaries or any of the present property or operations of any of them is subject to any outstanding written order from or agreement with any Governmental Authority or other Person, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                 (d) Except as specifically identified in Schedule 5.12, there are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Company, the Guarantor, or any of their respective Subsidiaries, including Environmental Claims associated with any operations of the Company, the Guarantor, or any of their respective Subsidiaries with a potential liability in excess of $10,000,000 in the aggregate. Without limiting the generality of the foregoing, (i) neither the Company, the Guarantor, nor any of their respective subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or disposing of Hazardous Materials off-site and (ii) the Company, the Guarantor, and their respective Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCIA or any other Environmental Law.

         5.13 Regulated Entities. None of the Company, the Guarantor, any Person controlling the Company or the Guarantor, or any Subsidiaries of the Company or the Guarantor, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14 No Burdensome Restrictions. Neither the Company, the Guarantor, nor any of their respective Subsidiaries is a party to or bound by any Contractual obligation or subject to any charter or corporate restriction or any Requirement of Law which could reasonably be expected to have a Material Adverse Effect or insofar as the Company may reasonably foresee has a material likelihood so to affect, the business, operations, properties, assets, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole or the rights of the Banks under any L/C Related Document, or may impair the ability of any of the Company, the Guarantor, or any of their respective Subsidiaries to perform or observe its obligations under this Agreement.

         5.15 Solvency. Each of the Company, the Guarantor, and their respective Subsidiaries is Solvent.

         5.16 Labor Relations. There are no strikes, lockouts or other labor disputes against the Company, the Guarantor, or any of their respective Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company, the Guarantor, or any of their respective Subsidiaries, which would have a Material Adverse Effect on the Guarantor and its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company, the Guarantor, or any of their respective Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority, which would have a Material Adverse Effect on the Guarantor and its Subsidiaries.

         5.17 Copyrights, Patents, Trademarks and Licenses, Patents, etc. Each of the Company, the Guarantor, and their respective subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company, the Guarantor, or any of their respective Subsidiaries infringes upon any rights owned by any other Person; except as set forth on
Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would be likely to result in a Material Adverse Effect.

         5.18 Subsidiaries. The Company has no subsidiaries other than those listed on Schedule 5.18(a) hereto and has no equity investments in any other corporation or entity other than those listed on Schedule 5.18(b) hereto. The Guarantor has no Subsidiaries other than those listed on Schedule 5.18(c) hereto and has no equity investments in any other corporation or entity other than those listed on Schedule 5.18(d) hereto.

         5.19 Broker's or Transaction Fees. Neither the Company, the Guarantor, nor any of their respective subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

         5.20 Insurance. The properties of the Company, the Guarantor, and their respective Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried on by companies engaged in similar businesses and owning similar properties in localities where the Company, the Guarantor, or such Subsidiary operates.

         5.21 The Contract. (a) The Contract has been executed and delivered by the Company, and the execution, delivery and performance by the Company, the Guarantor and their respective Subsidiaries of the Contract and any related documents and agreements to which such Person is party, have been duly authorized by all necessary corporate action and do not and will not:

                          (i) contravene the terms of that Person's certificate of incorporation, bylaws or other organization document;

                          (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual obligation, injunction, order, decree or undertaking to which such Person is a party; or

                          (iii)   violate any Requirement of Law.

                 (b) Except as has been made or obtained prior to the date hereof, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Company, the Guarantor or any of their respective Subsidiaries of the Contract or any other documents and agreements related thereto.

                 (c) The Contract and the other documents and agreements related thereto which the Company, the Guarantor or any of their respective Subsidiaries is a party are in full force and effect and constitute the legal, valid and binding obligations of the Company, the Guarantor, and such Subsidiaries to the extent any such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.22 Full Disclosure. None of the representations or warranties made by the Company, the Guarantor, or any of their respective Subsidiaries in the L/C Related Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company, the

Guarantor, or any of their respective Subsidiaries in connection with the L/C Related Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or the Letter of Credit is outstanding or other amount due hereunder shall remain unpaid, unless the Majority Banks waive compliance in writing:

         6.01 Financial Statements. The Company shall deliver or cause to be delivered to the Agent in form and detail satisfactory to the Banks, with copies for each Bank:

                 (a) as soon as available, but not later than 120 days after the end of each fiscal year of the Guarantor, a copy of the audited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of an independent certified public accountant who shall be satisfactory to the Bank, together with a report which shall state that such consolidated financial statements present fairly the financial position of the Guarantor and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

                 (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year a copy of the unaudited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flow for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer of and Company and of the Guarantor as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Guarantor and its Subsidiaries;

                 (c) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year and 90 days after the end of each fiscal year the unaudited consolidating balance sheets of the Guarantor and each of its

Subsidiaries (including, without limitation, the Company), and the related consolidating statements of income, stockholders' equity and cash flow for such quarter or year, all certified by an appropriate Responsible Officer of the Guarantor as having been used in connection with the preparation of the financial statements referred to in paragraphs (a) and (b) of this Section 6.01;

                 (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters and 90 days after the end of each fiscal year, a Compliance Certificate of the Guarantor for such quarter or year end, certified by an appropriate Responsible Officer as being complete and correct.

         6.02 Certificates; Other Information. The Company shall furnish to the Agent with sufficient copies for each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) promptly after the same are sent, copies of all financial statements and reports which the Guarantor or the Company sends to its stockholders, and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Guarantor or the Company may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority; and

                 (c) promptly, such additional financial and other information as the Agent, at the request of any Bank may from time to time reasonably request.

         6.03    Notices.  The Company shall promptly notify the Agent and each
Bank:

                 (a) of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of any (1) breach or non-performance of, or any default under any Contractual Obligation of the Guarantor or the Company or any of their respective Subsidiaries which could result in a Material Adverse Effect; or (ii) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which could result in a Material Adverse Effect;

                 (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Guarantor or any or its subsidiaries (i) in which the amount of damages claimed is $20,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any L/C Related Document or the operations of the Guarantor or any of its Subsidiaries;

                 (d) upon, but in no event later than ten days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Guarantor or any Subsidiary or any of their properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Guarantor or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, if the aggregate cost or value of such actions, Environmental Claims, or other conditions is reasonably anticipated to be in excess of $10,000,000 in the aggregate;

                 (e) of any other litigation or proceeding affecting the Guarantor or any of its Subsidiaries which the Guarantor would be required to report to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, within four days after reporting the same to the Securities and Exchange Commission;

                 (f) any ERISA Event affecting the Guarantor or any member of its Controlled Group (but in no event more than ten days after such ERISA Event) together with (i) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (ii) any notice delivered by the PBGC to the Guarantor or any member or its Controlled Group with respect to such ERISA Event;

                 (g) upon becoming aware of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Guarantor delivered to the Banks pursuant to subsection 6.01(a), notice thereof;

                 (h) following any change in accounting policies or financial reporting practices of the Guarantor or the Company, notice thereof; and

                 (i) upon becoming aware thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Guarantor or any Subsidiary, if such labor controversy is reasonably likely to have a Material Adverse Effect.

                 Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company or the Guarantor, as appropriate, setting forth details of the occurrence referred to therein and stating what action the Company or the Guarantor, as appropriate, proposes to take with respect thereto.

         6.04 Preservation of Corporate Existence, Etc. Subject to the provisions of Section 7.02, the Company shall and shall cause the Guarantor and each of its Subsidiaries to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its State or jurisdiction of incorporation;

                 (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                 (c) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it; and

                 (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could have a Material Adverse Effect.

         6.05 Maintenance of Property. The Company shall maintain, and shall cause the Guarantor and each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not have a Material Adverse Effect, except as permitted by Section 7.02. The Company shall use, and shall cause each of the Guarantor and its Subsidiaries to use, the standard of care typical in the industry in the operation of its facilities.

         6.06 Insurance. The Company shall maintain, and shall cause the Guarantor and each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company, the Guarantor, or any Subsidiary in the absence of thirty days' prior notice to the Agent. Upon request of the Agent, the Company shall furnish or cause to be furnished to the Agent, with copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company or the Guarantor (and, if requested by the Agent, any insurance broker of the Company or the Guarantor) setting forth the nature and extent of all insurance maintained by the Company and the Guarantor and its Subsidiaries in accordance with this Section 6.06 (and which, in the case of a certificate of a broker, were placed through such broker).

         6.07 Payment of Obligations. The Company shall, and shall cause the Guarantor and each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company, the Guarantor, or such Subsidiary;

                 (b) all lawful claims which, if unpaid, might by law become a Lien upon its property; and

                 (c) all Indebtedness as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.08 Compliance with Laws. The Company shall comply, and shall cause the Guarantor and each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.09 inspection of Property and Books and Records. The Company shall maintain and shall cause the Guarantor and each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company, the Guarantor, and such Subsidiaries. The Company will permit, and will cause the Guarantor and each of its Subsidiaries to permit, representatives of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may visit and inspect at the expense of the Company such properties at any time during business hours and without advance notice.

         6.10    Environmental Laws.

                 (a) The Company shall, and shall cause the Guarantor and each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

                 (b) Upon written request of the Agent or any Bank, the Company shall submit and cause the Guarantor and each of its Subsidiaries to submit, to the Agent and such Bank, at the Company's sole cost and expense at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03 and any other environmental, health or safety compliance obligation, remedial obligation or liability, that could, individually or in the aggregate, result in liability in excess of $10,000,000.

         6.11 Use of the Letter of Credit. The Company shall use the Letter of Credit solely to support the Company's obligations under the Proposal/Contract (Rev. 1/24/92), between Metra and the Company, and all exhibits and supplements thereto, awarded March 9, 1992 (the "Contract").

         6.12 Solvency. The Company shall continue to be, and cause the Guarantor and each of its Subsidiaries to be, Solvent.

         6.13 Further Assurances. The Company shall ensure that all written information, exhibits and reports furnished to the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Banks and correct any defect or error that may be discovered therein or in any L/C Related Document or in the execution, acknowledgement or recordation thereof.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

         The Company hereby covenants and Agrees that, so long as any Bank shall have any Commitment hereunder, or the Letter of Credit is outstanding or any amount payable hereunder shall remain unpaid, unless the Majority Banks waive compliance in writing:

         7.01 Limitation on Liens. The Company shall not, nor shall it permit the Guarantor or any of its Subsidiaries, directly or indirectly, to make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its or their Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a)      any Lien created under any L/C Related Document;

                 (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded;

                 (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

                 (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workmen's compensation, unemployment insurance and other social security legislation, including, without limitation, Liens on the assets of Broadway Insurance Company, Ltd. which are given as security for the reimbursement obligations of Broadway Insurance Company, Ltd. with respect to letters of credit supporting workmen's compensation unemployment insurance and other insurance;

                 (e) Liens (other than Liens on any collateral required hereunder) on the Property of the Guarantor or any of its Subsidiaries securing
(i) the performance of bids, trade
contracts (other than for borrowed money), leases, statutory obligations, and
(ii) other obligations of a like nature; in each case, incurred in the ordinary Course of Business, provided all such Lions in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (f) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed;

                 (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Guarantor and its Subsidiaries;

                 (h) Purchase money security interests on any Property acquired or held by the Guarantor or its Subsidiaries in the Ordinary Course of Business, other than any collateral required hereunder, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; Provided that (i) any such Lien attaches to such Property concurrently with or within 20 days after the acquisition thereof,
(ii) such Lien attaches solely to the Property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

                 (i) Liens arising from the sale of accounts receivable and the sale of chattel paper, not exceeding $100,000,000 in the aggregate; and

                 (j) Liens arising from the sale of chattel paper on June 26, 1992, pursuant to an agreement with Burlington Northern Railroad Company aggregating not more than $27,200,000, as such sales are more particularly described on Exhibit 7.02.

         7.02 Mergers, Consolidations, Purchases and Sales. The Company shall not and shall not permit the Guarantor or any of the Guarantor's Subsidiaries to:

                 (a)      be a party to any merger or consolidation;

                 (b) transfer, convey, lease or otherwise dispose of all or any of the assets of the Guarantor and its Subsidiaries taken as a whole, or sell, transfer, convey, lease or otherwise dispose of any stock, ownership interest or other equity interest in any Subsidiary of the Guarantor, with value in the aggregate for all such sales, transfers, conveyances, leases or other disposals per fiscal year of the Guarantor and its Subsidiaries in excess of the Sale Limit; or

                 (c) sell or assign, with or without recourse, any accounts receivable or chattel paper, in excess for the aggregate face amount of all accounts receivable or chattel paper sold and outstanding at any one time of $100,000,000, excluding the sales of chattel paper on June 26, 1992, pursuant to an agreement with Burlington Northern Railroad Company, aggregating not more than $27,200,000, as such sales are more particularly described on Exhibit 7.02.

Notwithstanding the foregoing:

                 (x) any wholly-owned Subsidiary of the Guarantor may merge into the Guarantor or into or with any other wholly-owned Subsidiary of the Guarantor;

                 (y) any wholly-owned Subsidiary of the Guarantor may consolidate with any other wholly-owned Subsidiary of the Guarantor so long as immediately thereafter 100% of the voting stock or other ownership interest of the resulting Person is owned by the Guarantor or another wholly-owned Subsidiary of the Guarantor; and

                 (z) any wholly-owned Subsidiary of the Guarantor may sell, transfer, convey, lease or assign all or a substantial part of its assets to the Guarantor or to a wholly-owned Subsidiary of the Guarantor;

provided, however, in each of the cases described in the preceding clauses (x),
(y), and (z), that (A) immediately thereafter and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (B) prior thereto, in any such case involving the Company where the Company is not the surviving entity, such surviving entity shall assume the obligations of the Company under this Agreement and the other L/C Related Documents pursuant to an agreement or document in form and substance satisfactory to the Agent and all of the Banks, and the Guarantor shall reaffirm its obligations under the Guaranty pursuant to an agreement or document in form and substance satisfactory to the Majority Banks.

For the purposes of this Section 7.02, "Sale Limit" means an annual amount equal to 25% of Consolidated Tangible Net Worth determined as of the end of the immediately preceding fiscal year of the Guarantor. The term "value" means, with respect to any asset, stock or other ownership or equity interest disposed of, the greater of such item's book or fair market value (or the fair market value, if book value is not applicable) as of the date of disposition, with "book value" being the value of such item as would appear immediately prior to such disposition on a balance sheet of the owner of such item prepared in accordance with GAAP.

         7.03 Transactions with Affiliates. The Company shall not and shall not permit the Guarantor or any of its Subsidiaries to enter into any transaction with any Affiliate of the Company or of any such Subsidiary except as contemplated by this Agreement or in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         7.04 Compliance with ERISA. Except to the extent that such would not result, in the aggregate for all Plans, in a Material Adverse Effect, the Company shall not directly or indirectly and shall not permit or suffer any ERISA Affiliate directly or indirectly (i) to terminate, any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Majority Banks) liability to the Company or any ERISA Affiliate, (ii) to permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Majority Banks) liability of the Company or any ERISA Affiliate, or (iii) to make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Majority Banks) liability to the Company or any ERISA Affiliate, (iv) to enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Majority Banks) liability to the Company or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Majority Banks) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

         7.05 Change in Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

         7.06 Change in Structure. Except as permitted under Section 7.02, the Company shall not and shall not permit the Guarantor or any of its Subsidiaries to, make any changes in its capital structure (including, without limitation, in the terms of its outstanding stock) or amend its certificate of incorporation or by-laws if, as a result, there would be a reasonable likelihood of having a Material Adverse Change.

         7.07 Accounting Changes. The Company shall not, and shall not permit the Guarantor or any of its Subsidiaries to, make any significant change in accounting treatment and reporting practices, except as required by GAAP, or change the fiscal year of the Guarantor or any of its Subsidiaries, except, in the case of a Subsidiary of the Guarantor which become a Subsidiary of the Guarantor after the date hereof, for a change in the fiscal year of such Subsidiary to make such Subsidiary's fiscal year the same as that of the Guarantor.

         7.08 Other Contracts. The Company shall not enter into any employment contracts or other arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary in the industry.

         7.09 Current Ratio. The Company shall not permit the Guarantor's consolidated ratio of (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities, to be less than 1.15 to 1.0 at any time.

         7.10 Consolidated Tangible Net Worth. The Company shall not permit the Guarantor's Consolidated Tangible Net Worth at any time to be less than (x) $300,000,000 plus (y) 40% of consolidated net income earned in those fiscal quarters for which consolidated net income is positive, and which end after January 1, 1992, and at or prior to such time.

         7.11 Indebtedness to Tangible Net Worth Ratio. The Company shall not permit the Guarantor's ratio of consolidated Indebtedness (excluding the Guarantor's obligations under the Guaranty and the obligations of the Guarantor and its Subsidiaries under undrawn standby letters of credit) to Consolidated Tangible Net Worth to be at any time greater than 1.50 to 1.0.

         7.12 Funded Debt to Tangible Net Worth Ratio. The Company shall not permit the Guarantor's ratio of total Consolidated Funded Debt to Consolidated Tangible Net Worth to be at any time greater than 1.20 to 1.0.

         7.13 Interest Coverage Ratio. The Company shall not permit the Guarantor's ratio of (a) the sum of Consolidated Operating Income, Consolidated Interest Expense, and consolidated provision for income taxes, in each case of the Guarantor and its Subsidiaries on a consolidated basis, to (b) Consolidated Interest Expense, for any period of four (4) consecutive fiscal quarters to be less than 1.5 to 1.0.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

     8.01 Event of Default. Any of the following events shall constitute an "Event of Default":

          (a) Non-Payment. The Company fails to reimburse any drawing when due or to pay when due any amount of principal of any L/C Borrowing or any interest, fees or any other amount payable hereunder or pursuant to any other L/C Related Document; or

          (b) Representation or Warranty. Any representation or warranty by the Company or any of its Subsidiaries or the Guarantor herein, in any L/C Related Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement, or in or under any L/C Related Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any L/C Related Document; or

          (d) Non-Payment of Other Indebtedness. The Guarantor or any of its Subsidiaries shall default in the payment when due, whether by acceleration or otherwise, of any Indebtedness of or Indebtedness guaranteed by the Guarantor or any of its Subsidiaries (other than any Indebtedness of any such Subsidiary to the Guarantor or to any other Subsidiary of the Guarantor) which other Indebtedness shall in the aggregate exceed $1,000,000; or

          (e) Acceleration of Other Indebtedness. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of or Indebtedness guaranteed by the Guarantor or any of its Subsidiaries (other than any Indebtedness of any such Subsidiary to the Guarantor or to any other Subsidiary of the Guarantor) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given) to accelerate the maturity of such other Indebtedness, which other Indebtedness shall in the aggregate exceed $1,000,000; or

          (f) Other Obligations. The Guarantor or any of its Subsidiaries shall default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period) of
(i) any obligation or agreement of the Guarantor or any of its Subsidiaries to or with any Bank, or (ii) any material obligation or agreement of the Guarantor or any its Subsidiaries to or with any other Person (other than (x) any such material obligation or agreement constituting or related to Indebtedness, (y) trade accounts payable, and (z) any material obligation or agreement of any Subsidiary to the Guarantor or to any other Subsidiary of the Guarantor), except only to the extent that the existence of any such default is being contested by the Guarantor or Subsidiary of the Guarantor, as the case may be, in good faith and by appropriate proceedings and the Guarantor or such Subsidiary shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP; or

          (g) Bankruptcy or Insolvency. The Company or any of its Subsidiaries (i) becomes insolvent or generally fails to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course substantially as it is conducted on the Closing Date; (iii) commences any Insolvency Proceeding or files any petition or answer in any Insolvency Proceeding; (iv) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effects a plan or other arrangement with its creditors; (v) admits the material allegations of a petition filed against it in any Insolvency Proceeding, or
(vi) takes any action to effectuate any of the foregoing; or

          (h) Involuntary Proceedings. Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' assets and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; or

          (i) ERISA. (i) The Company, the Guarantor or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) the Company or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $10,000,000; (iv) in the case of an

ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $10,000,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $10,000,000; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on the Company or an ERISA Affiliate liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $10,000,000 or more; (vii) the commencement or increase of contributions to, the adoption of, or the amendment of a Plan by, the Company or an ERISA Affiliate shall result in a net increase in unfunded liabilities to the Company or an ERISA Affiliate in excess of $10,000,000; or
(viii) the occurrence of any combination of events listed in clauses (iii) through (vii) that involves a net increase in aggregate Unfunded Pension Liabilities and unfunded liabilities in excess of $10,000,000; or

          (j) Monetary Judgments. One or more final judgments, orders or decrees shall be entered against the Guarantor or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance) of $20,000,000 or more, excluding those judgments or decrees (i) that shall have been outstanding less than 30 calendar days from the entry thereof, (ii) for and to the extent to which the Guarantor or any of its Subsidiaries is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent to which the Guarantor or any of its Subsidiaries is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Agent, or (iii) that have been stayed pending appeal, provided that no execution or enforcement is then possible; or

          (k) Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against the Guarantor or any of its Subsidiaries which does or could be expected to have a Material Adverse Effect, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (1) Loss of Licenses. Any Governmental Authority shall revoke or fail to renew any license, permit or franchise of the Guarantor or any of its Subsidiaries or the Guarantor or any of its Subsidiaries shall for any reason lose any license, permit or franchise or the Guarantor or any of its Subsidiaries shall suffer the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding

(judicial or administrative) with respect to any license, permit or franchise, and any of such could result in a Material Adverse Effect on the Guarantor and its Subsidiaries; or

          (m)    Change in Control.  Any Change in Control shall occur; or

          (n) Guarantor Defaults. The Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or any event described at paragraphs (g), (h) or (i) shall occur with respect to the Guarantor; or

          (o) L/C Indebtedness Defaults. Notwithstanding any of the provisions above in this Section 8.01, the Guarantor or any of its Subsidiaries shall default in any other way in the performance or observance (subject to any applicable grace period) of any material obligation or agreement of the Guarantor or any of its Subsidiaries with respect to any L/C Indebtedness.

     8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the majority Banks, (a) declare the Commitments of each Bank to issue or amend the Letter of Credit to be terminated, whereupon such Commitments shall forthwith be terminated; (b) declare the unpaid principal amount of all outstanding L/C Borrowings, all interest accrued and unpaid thereon and all other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
(c) with respect to any and all contingent, unmatured, or unliquidated Obligations, declare and require that cash in an amount equal to the aggregate amount of such Obligations be paid over and pledged to the Agent pursuant to a pledge and security agreement in the form of Exhibit 2.07, to be held as additional cash collateral, in which case such amounts shall be immediately pledged and delivered to the Agent as demanded by the Agent; or (d) exercise all rights and remedies available to it under this Agreement or the other L/C Related Documents or applicable law; provided, however, that upon the occurrence of any event specified in clause (g) or (h) of Section 8.01 above or upon the occurrence with respect to the Guarantor of any event described in paragraphs (g) or (h) of Section 8.01 (in the case of such reference to clause
(h) upon the expiration of the 60 day period mentioned therein), the obligation of each Bank to issue or amend the Letter of Credit shall automatically terminate and the unpaid principal amount of all outstanding L/C Borrowings and all interest and other amounts as aforesaid shall automatically


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
become due and payable without further act of the Agent or any Bank.

     8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other L/C Related Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.

     8.04 HLT Status. If at any time after the Closing Date, for any reason the Company or the transaction contemplated hereby shall be designated as a highly leveraged transaction ("HLT") in accordance with the applicable standards adopted by bank regulatory officials, Agent shall provide the Company with written notice of such designation and the fees and interest rates payable by the Company shall be amended to reflect HLT pricing based on amounts being charged at such time by the Agent for interest and fees on HLT credits ("HLT Rates"). Agent shall provide the Company with notice of the HLT Rates and the HLT Rates shall apply for all purposes under this Agreement as of the date the Company or the transaction contemplated hereby is designated as an HLT.


                                   ARTICLE IX

                                   THE AGENT

     9.01 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other L/C Related Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other L/C Related Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other L/C Related Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other L/C Related Document or otherwise exist against the Agent.

     9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other L/C Related Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.


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
     9.03 Liability of Agent. None of the Agent, its Affiliates, or any of their respective officers, directors, employees, agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company or any officer thereof contained in this Agreement or in any other L/C Related Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other L/C Related Document, or the value of any collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other L/C Related Document, or for any failure of the Company or any other party to any L/C Related Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other L/C Related Document, or to inspect the properties, books or records of the Company, the Guarantor, or any of its Subsidiaries.

         9.04    Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other L/C Related Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other L/C Related Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Bank shall


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
be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank unless an officer of the Agent responsible for the transactions contemplated by the L/C Related Documents shall have received notice from such Bank prior to the execution of this Agreement by the Agent or prior to an amendment of the Letter of Credit, as appropriate, specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect.

     9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     9.06 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, the Guarantor, and their Subsidiaries and Affiliates shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company, the Guarantor, and their Subsidiaries and Affiliates and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other L/C Related Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the Guarantor.


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
Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or the Guarantor which may come into the possession of any of the Agent-Related Persons.

     9.07 Indemnification. The Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Obligations) be imposed on, incurred by or asserted against the any such person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other L/C Related Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The obligations of the Banks under this Section 9.07 shall survive the payment of all Obligations hereunder.

     9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to the Banks. BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing


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
Bank, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

     9.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Majority Banks, with the consent of the Company (which consent shall not be unreasonably withheld), shall appoint from among the Banks a successor agent for the Banks. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent shall appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     9.10        Collateral Matters.

          (a) In the event that the Banks obtain any collateral for the Obligations, the Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any collateral or the security agreements and other documents relating to such collateral which may be necessary to perfect and maintain perfected the security interest in and Liens upon such collateral.

          (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any collateral for the Obligations (i) upon termination of the Commitments and payment in full of all the Obligations payable under this Agreement and under any other L/C Related Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting Property in which the Company or any Subsidiary of the Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the Company, the Guarantor, or any Subsidiary of the Guarantor under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by all the Banks as


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
provided in subsection 10.01(f). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.10(b).

          (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company, the Guarantor, or any of the Guarantor's Subsidiaries) that the Company's obligation to such Bank under this Agreement and the other L/C Related Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

                                   ARTICLE X

                                 MISCELLANEOUS


     10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other L/C Related Document and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks do any of the following:

          (a) increase the Commitment of any Bank or subject any Bank to any additional obligations;

          (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any L/C Related Document;

          (c) reduce the principal of, or the rate of interest of any L/C Borrowing, or of any fees or other amounts payable hereunder or under any L/C Related Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Letter of Credit which shall be required for the Banks or any of them to take any action hereunder;

          (e)    amend this Section 10.01 or Section 2.13;

          (f)    release any portion of any collateral for the Obligations;


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
          (g) release the Guarantor from its obligations under Section 2 of the Guaranty or any amendment of Section 2 of the Guaranty; or

          (h) extend the termination date of the Letter of Credit beyond September 30, 1995;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks, or all Banks if so required by this Agreement, affect the rights or duties of the Agent under this Agreement or any other L/C Related Document.

         10.02   Notices.

          (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed or delivered, (i) if to the Company, to its address specified on the signature pages hereof, (ii) if to any Bank, to its Domestic Lending Office, and (iii) if to the Agent, to its address specified on the signature pages hereof; or, as to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent. All notices, requests, and other communications provided for hereunder shall, if sent by facsimile, telegraphic, or telexed transmission, be confirmed in writing (other than by facsimile, telegraphic, or telex transmission) sent by overnight delivery.

          (b) All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

          (c) The Company acknowledges and agrees that the agreement of the Agent and the Banks at Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the


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Company to repay the Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04 Costs, Expenses and Certain Fees. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

          (a) pay or reimburse the Agent on demand for all costs and expenses incurred in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any L/C Related Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to the Agent (and the allocated cost of internal counsel) with respect thereto;

          (b) in the event any Bank or the Agent takes any action in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Letter of Credit, this Agreement, or any L/C Related Document), pay or reimburse each Bank and the Agent on demand for all costs and expenses incurred by them in connection with such enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Letter of Credit, this Agreement, or any L/C Related Document) under this Agreement, any L/C Related Document, and any such other documents, including costs, fees and out-of-pocket expenses of counsel (and the allocated cost of internal counsel) to the Agent and to each of the Banks;

          (c) pay or reimburse the Agent on demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing fees, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) above, but, in


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the case of an appraisal, only to the extent it was reasonable to obtain such appraisal; and

          (d) pay to the Agent all fees required by letter agreement between the Agent and the Company or the Guarantor to be paid whether or not any of the transactions contemplated by this Agreement are consummated.

     10.05 Indemnity. The Company shall pay, indemnify, and hold each Bank, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including fees and expenses of counsel and allocated costs of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other L/C Related Documents or the transactions contemplated herein, and with respect to any investigation, litigation or proceeding related to this Agreement or the Letter of Credit or the use thereof (whether or not any Indemnified Person is a party thereto) (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this section shall survive payment of all other Obligations.

     10.06 Marshalling; Payments Set Aside. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Banks, or the Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.


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
     10.08   Assignments, Participations, etc.

          (a) Any Bank may, with the written consent of (i) the Company (at all times other than during the existence of an Event of Default), (ii) the Agent, and (iii) the Issuing Bank, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an "Assignee") all or any ratable part of all of the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that (i) the Company, the Agent, and the Issuing Bank may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; and (B) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit 10.08 (an "Assignment and Acceptance").

          (b) From and after the date that the Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of the processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the L/C Related Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the L/C Related Documents.

          (c) Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.
The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

          (d) Any Bank may at any time sell to one or more commercial banks (a "Participant") participating interests in the Letter of Credit and the drawings thereunder, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other L/C Related Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged,


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(ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other L/C Related Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other L/C Related Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to
Section 10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other L/C Related Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company, or by the Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other L/C Related Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided further, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to such Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Guarantor or its Subsidiaries which has been delivered to Agent or the Banks pursuant to this Agreement or which has been


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delivered to the Agent or the Banks by the Company in connection with the
Banks' credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

     10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement or any other L/C Related Document irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any L/C Related Document and although such obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including without limitation, other rights of set-off) which the Bank may have.

     10.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Domestic Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

     10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.13 Time. Time is of the essence as to each term or provision of this Agreement and each of the other L/C Related Documents.

     10.14  Governing Law and Jurisdiction.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     10.15 Waiver of Jury Trial. The Company, the Banks and the Agent waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, the other L/C Related Documents or the transactions contemplated hereby or thereby in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The Company, the Banks and the Agent agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or the other L/C Related Documents or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement and the other L/C Related Documents.

     10.16 Entire Agreement. This Agreement, together with the other L/C Related Documents, embodies the entire Agreement and understanding among the Company, the Banks and the Agent and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof (including, without limitation, the Letter of Credit Application and Agreement, dated June 11, 1992, executed by the Company in favor BofA), except for the fee letters referenced in subsections 2.08(b) and 2.09(a) and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks.

     10.17 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to the Agent, the Banks, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other L/C Related Documents shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in the preparation of such documents and agreements.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in California by their proper and duly authorized officers as of the day and year first above written.

                                        MORRISON KNUDSEN CORPORATION,
                                        an Ohio corporation


                                        By:  /s/ E.J. GORMAN
                                            ---------------------------------
                                        Title: Chief Financial Officer


                                        By:  /s/ A.J. MOORE
                                            ---------------------------------

                                        Title: Assistant Treasurer

                                        Address

                                        720 Park Boulevard
                                        Boise, ID 83729
                                        Attention:  Corp. Finance

                                        Telephone:  (208) 386-5007
                                        Telecopier:  (208) 386-5625




                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        As Agent


                                        By:  /s/ ALIDA BUCHANAN
                                            ---------------------------------

                                        Title: Senior Agency Officer

                                        315 Montgomery Street, 15th Floor
                                        San Francisco, CA 94104
                                        Attn: Global Agency
                                        Telephone: (415) 622-8240
                                        Facsimile: (415) 622-4894

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a
                                        Bank and as Issuing Bank



                                        By:  /s/      RICHARD J. CERF
                                            ----------------------------------
                                        Title:  Vice President



                                        By:
                                            ----------------------------------
                                        Title:
                                               -------------------------------

                                        Commitment Amount:  $15,000,000

                                        Address:

                                        41st Floor
                                        555 California Street
                                        San Francisco, CA  94104

                                        Attention:  Richard J. Cerf, VP

                                        Telephone:  (415)  622-6177
                                        Telecopier:  (415) 622-2514


                                        Address for the Issuing Bank:

                                        4th Floor
                                        1850 Gateway Boulevard
                                        Concord, CA  94520-3281

                                        Attention:  Gayle Russo

                                        Telephone:  (510)  675-7353
                                        Telecopier: (510)  675-7531
                                                    (510)  675-7532

                                        ABN AMRO BANK


                                             /s/      LEE-LEE MIAO
                                        By: ----------------------------------
                                        Title: Vice President



                                        By:  /s/ R. CLAY JACKSON
                                            ----------------------------------
                                        Title: Vice President


                                        Commitment Amount:  $10,000,000

                                        Address:

                                        Suite #2323
                                        One Union Square
                                        Seattle, WA  98101

                                        Attention: Lee-Lee Miao

                                        Telephone: (206) 654-0362
                                        Telecopier: (206) 682-5641

                                        BANK OF MONTREAL



                                        By:  /s/     J. DONALD HIGGINS
                                            ----------------------------------
                                        Name: J. Donald Higgins
                                        Title: Managing Director



                                        By:
                                            ----------------------------------
                                        Title:
                                               -------------------------------

                                        Commitment Amount:  $10,000,000

                                        Address:

                                        L/C Processing Center
                                        311 West Monroe Street
                                        13th Floor
                                        Chicago, IL  60606

                                        Copy to:

                                        707 Wilshire Boulevard
                                        Suite 4840
                                        Los Angeles, CA 90017-3658

                                        Attention:  Alberta Rosby

                                        Telephone:  (213) 239-0638
                                        Telecopier:  (213) 239-0680

                                        THE BANK OF NOVA SCOTIA



                                        By:  /s/ [unreadable signature]
                                           ----------------------------------
                                        Title: Representative



                                        By:  /s/ [unreadable signature]
                                            ----------------------------------
                                        Title: Vice President


                                        Commitment Amount:  $10,000,000

                                        Address:

                                        48th Floor
                                        101 California Street
                                        San Francisco, CA  94111

                                        Attention:

                                        Telephone:  (415) 986-1100
                                        Telecopier:  (415) 397-0791

                                        THE BANK OF TOKYO LIMITED


                                        By:  /s/ [unreadable signature]
                                            ----------------------------------
                                        Title:   General Manager.


                                        By:
                                            ----------------------------------
                                        Title:
                                               -------------------------------

                                        Commitment Amount:  $13,000,000

                                        Address:

                                        Seattle Branch
                                        Suite #1100
                                        1201 Third Avenue
                                        Seattle, WA 98101

                                        Attention:  Rokuro Kurashige

                                        Telephone:  (206) 382-6026
                                        Telecopier:  (206) 382-6067

                                        BANQUE INDOSUEZ



                                        By:  /s/ [unreadable signature]
                                            -----------------------------------
                                        Title:         First VP
                                               --------------------------------



                                        By:  /s/ [unreadable signature]
                                             ----------------------------------
                                        Title:            VP
                                               --------------------------------


                                        Commitment Amount:  $12,000,000

                                        Address:

                                        Suite #2040
                                        333 S. Grand Avenue
                                        Los Angeles, CA  90071

                                        Attention:  S. Poretzky

                                        Telephone:  (213) 614-1800
                                        Telecopier:  (213) 614-0819

                                  BANQUE NATIONALE DE PARIS

                                  By:  /s/  DON HART
                                       ------------------------------
                                  Title: VP
                                         ----------------------------
                                  By:  /s/  KATHERINE WOLFE
                                       ------------------------------
                                  Title:  AVP
                                          ---------------------------
                                  Commitment Amount:  $12,000,000

                                  Address:

                                  180 Montgomery Street
                                  San Francisco, CA 94104-4205

                                  Attention:  Don Hart
                                              (Operational Matters)

                                  Telephone:  (415) 956-2511
                                  Telecopier:  (415) 296-9041

                                  Katherine Wolfe (Credit Matters)
                                  Telephone: (415) 956-0707
                                  Fax: (415) 296-8954

                                  BANQUE PARIBAS

                                  By:  /s/  LEE S. BUCKNER
                                       ------------------------------
                                  Title:  V.P.
                                          ---------------------------
                                  By:  /s/ [unreadable signature]
                                       ------------------------------
                                  Title:  S.V.P
                                          ---------------------------
                                  Commitment Amount:  $13,000,000

                                  Address:

                                  101 California Street
                                  Suite 3150
                                  San Francisco, CA 94111-5870

                                  Attention:  Mr. Lee S. Buckner

                                  Telephone:  (415) 398-6811
                                  Telecopier: (415) 398-4240

                                  CIBC INC.


                                  By:  /s/  ALICIA E. ROMO
                                       ------------------------------
                                  Title:  Assistant Vice President
                                          ---------------------------
                                  By:
                                      -------------------------------
                                  Title:
                                         ----------------------------
                                  Commitment Amount:  $13,000,000

                                  Address for administrative matters:

                                  Suite #01200
                                  Two Paces West
                                  2727 Paces Ferry Road
                                  Atlanta, GA 30339

                                  Attention:  Susan Ward

                                  Telephone:  (404) 319-4833
                                  Telecopier:  (404) 319-4950

                                  Address for credit matters:

                                  300 South Grand Ave., Suite 2700
                                  Los Angeles, CA  90071

                                  Attention:  Alicia E. Romo

                                  Telephone:  (213) 617-6218
                                  Telecopier: (213) 617-1696

                                  CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                  By:  /s/  WILLIAM J. FISCHER
                                       -------------------------------
                                  Name: William J. Fischer
                                  Title:  Authorized Signatory
                                          ----------------------------
                                  CREDIT LYONNAIS SAN FRANCISCO BRANCH

                                  By:  /s/  ROBIN S. YIM
                                       -------------------------------
                                  Name: Robin S. Yim
                                  Title:  Assistant Vice President
                                          ----------------------------
                                  Commitment Amount:  $13,000,000

                                  Address:

                                  San Francisco Branch
                                  Four Embarcadero Center
                                  Suite 3470
                                  San Francisco, CA  94111-5980

                                  Attention: ________________________

                                  Telephone:  (415) 956-7002
                                  Telecopier: (415) 956-7008

                                   THE LONG-TERM CREDIT BANK OF JAPAN,
                                   LTD.
                                   Los Angeles Agency

                                   By:  /s/ [unreadable signature]
                                        ------------------------------
                                   Title:  Deputy General Manager
                                           ---------------------------

                                   By: _______________________________

                                   Title: ____________________________


                                   Commitment Amount:  $13,000,000

                                   Address:

                                   444 South Flower Street
                                   Suite 3700
                                   Los Angeles, CA 90071-2938

                                   Attention:  Curt M. Biren
                                               -----------------------
                                   Telephone:  (213) 629-5777
                                   Telecopier: (213) 622-6908

                                   NATIONAL WESTMINSTER BANK PLC

                                   By:  /s/ MICHAEL E. KEATING
                                        -----------------------------
                                   Title:  Vice President
                                           --------------------------

                                   By: ______________________________

                                   Title: ___________________________


                                   Commitment Amount: $10,000,000

                                   Address:

                                   Suite #1000
                                   400 South Hope Street
                                   Los Angeles, CA 90071-2891

                                   Attention: _______________________

                                   Telephone:  (213) 624-8555
                                   Telecopier: (213) 623-6540

                                   ROYAL BANK OF CANADA

                                   By:  /s/  BRIAN W. DIXON
                                        -----------------------------
                                   Name: Brian W. Dixon
                                   Title:  Senior Manager
                                           --------------------------

                                   By: /s/ [unreadable signature]
                                       ------------------------------
                                   Title: Vice President
                                          ---------------------------

                                   Commitment Amount:  $10,000,000

                                   Address:

                                   Suite #800
                                   600 Wilshire Boulevard
                                   Los Angeles, CA 90017-3220

                                   Attention:  Patrick Rounds
                                   Senior Manager

                                   Telephone:  (213) 955-5300
                                   Telecopier: (213) 955-5350

                                   SAN PAOLO BANK


                                   By:  /s/  GIORGIO CALVI
                                        -----------------------------
                                   Name: Giorgio Calvi
                                   Title:  Branch Manager
                                           --------------------------

                                   By:  /s/  CRAIG S. NASELOW
                                        -----------------------------
                                   Name: Craig S. Naselow
                                   Title:  Assistant Vice President
                                           --------------------------

                                   Commitment Amount: $10,000,000

                                   Address:

                                   45th Floor
                                   444 South Flower Street
                                   Los Angeles, CA 90017

                                   Attention: _______________________

                                   Telephone:  (213) 489-3100
                                   Telecopier: (213) 622-2514

                                   UNION BANK OF SWITZERLAND

                                   By:  /s/  THOMAS G. JACKSON
                                        -----------------------------
                                   Name Thomas G. Jackson
                                   Title:  Vice President
                                           --------------------------

                                   By:  /s/  PETER S. HUMBER
                                        -----------------------------
                                   Name: Peter S. Humber
                                   Title:   Vice President
                                            -------------------------

                                   Commitment Amount:  $13,000,000

                                   Address:

                                   Suite #4600
                                   444 South Flower Street
                                   46th Floor
                                   Los Angeles, CA 90071-2901

                                   Attention:  Peter S. Humber
                                               Vice President
                                               ----------------------
                                   Telephone:  (213) 489-0650
                                   Telecopier: (213) 489-0637

                                   WESTDEUTSCHE LANDESBANK
                                   GIROZENTRALE


                                   By:  /s/ [unreadable signature]
                                        -----------------------------
                                   Title:       ?
                                          ---------------------------

                                   By:  /s/ [unreadable signature]
                                        -----------------------------
                                   Title:       ?
                                           --------------------------

                                   Commitment Amount:  $13,000,000

                                   Address:

                                   23rd Floor
                                   1211 Avenue of the Americas
                                   New York, NY 10036

                                   Attention:  Credit Department

                                   Telephone:  (212) 852-6000
                                   Telecopier: (212) 852-6300

                                   With a copy to:

                                   Suite 6750
                                   633 W. 5th Street
                                   Los Angeles, CA 90071

                                   Attention: John T. Seifert

                                   Telephone:  (213) 623-9041
                                   Telecopier: (213) 623-4706

                                                                DAVID A. CHANNER
                                  Exhibit 2.14

                                    Guaranty        Morrison Knudsen Corporation

         This Guaranty is entered into as of August 4, 1992, between MORRISON KNUDSEN CORPORATION, a Delaware corporation (the "Guarantor"), and Bank of America National Trust and Savings Association as agent (in such capacity, the "Agent") for the banks (collectively "Banks" and individually "Bank") party to the Standby Letter of Credit and Reimbursement Agreement referred to below.

                                   Recitals.

         A. Morrison Knudsen Corporation, an Ohio corporation (the "Borrower"), the Banks, and the Agent entered into a Standby Letter of Credit and Reimbursement Agreement dated as of August 4, 1992. The Standby Letter of Credit and Reimbursement Agreement as now in effect or hereafter extended, renewed or amended is hereinafter called the "Reimbursement Agreement".

         B. The Banks are willing to make a letter of credit available to the Borrower as provided in the Reimbursement Agreement on the condition that all of the Borrower's indebtedness and obligations under the Reimbursement Agreement are guaranteed by Guarantor.

         C. In order to induce the Banks to make said letter of credit available to the Borrower as provided in the Reimbursement Agreement, and for other valuable consideration, the Guarantor issues this Guaranty of the Borrower's indebtedness and obligations under the Reimbursement Agreement.

1.       Definitions.

         Unless otherwise defined herein, capitalized terms used in this Guaranty have the meanings given to them in the Reimbursement Agreement.

2.       Guaranty.

         2.1     Guaranty.     The Guarantor hereby unconditionally guarantees
and promises to pay to the Agent and each Bank, or order, on demand, any and all indebtedness and obligations of the Borrower to the Agent and each Bank from time to time outstanding under or in respect to the Reimbursement Agreement (the "Obligations"). The Agent, the Banks or any Bank may permit the indebtedness of the Borrower to the Agent, the Banks or any Bank to include indebtedness other than the Obligations, and may apply any amounts received from any source, other than from the Guarantor, to that portion of Borrower's indebtedness to the Agent, the Banks, or any Bank, which is not a part of the Obligations.

         2.2 Obligations Independent. The obligations hereunder are joint and several, and independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against the Borrower or whether the Borrower be joined in any
such action or actions.   The Guarantor waives the benefit of any statute of
limitations affecting its liability hereunder.

         2.3     Authorization of Renewals, Etc.      The Guarantor authorizes
the Agent and each Bank, without notice or demand and without affecting its liability hereunder, from time to time to:

                 (a) renew, compromise, extend, accelerate or otherwise change the time for payment, or otherwise change the terms, of the Obligations, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Reimbursement Agreement;

                 (b) receive and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                 (c) apply such security and direct the order or manner of sale thereof as the Agent, the Banks or any Bank, as the case may be, in its or their discretion may determine; and

                 (d) release or substitute any one or more of any endorsers or guarantors of the Obligations.

The performance or occurrence of any of the acts or events described in clauses
(a), (b), (c), and (d) above with respect to indebtedness of the Borrower, other than the Obligations, to the Agent, the Banks, or any Bank, shall not affect the liability of the Guarantor hereunder.

         2.4 Waiver of Certain Rights. The Guarantor waives any right to require the Agent or any Bank to:

                 (a)      proceed against the Borrower;

                 (b) proceed against or exhaust any security for the Obligations or any other indebtedness of the Borrower to the Agent, the Banks, or any Bank; or

                 (c) pursue any other remedy in the Agent's or any such Bank's power whatsoever.

         2.5 Waiver of Certain Defenses. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that the Guarantor's obligations exceed or are more burdensome than those of the Borrower.

         2.6     Waiver of Subrogation.    The Guarantor waives any right of
subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, against the Borrower arising from the existence or performance of this Guaranty and the Guarantor waives any right to enforce any remedy which the Agent, the Banks or any Bank now has or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Agent, the Banks or any Bank securing the Obligations. The Agent, the Banks or any Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations or any other indebtedness of the Borrower to the Agent, the Banks or any Bank, and, even if the foreclosure may destroy or diminish the Guarantor's rights against the Borrower, the Guarantor shall be liable to the Agent and each Bank for any part of the Obligations remaining unpaid after the foreclosure.

         2.7 Waiver of Presentments, Etc. The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations or any other indebtedness of Borrower to the Agent, the Banks or any Bank.

         2.8     Information Relating to Borrower.     The Guarantor
acknowledges and agrees that it shall have the sole responsibility for obtaining from the Borrower such information concerning the Borrower's financial condition or business operations as the Guarantor may require, and that neither the Agent nor any Bank has any duty at any time to disclose to the Guarantor any information relating to the business operations or financial condition of the Borrower.

         2.9     Right of Setoff.    In addition to any rights and remedies of
the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty or any other L/C Related Document, irrespective of whether or not the Agent or such Bank shall have made demand under this Guaranty or any L/C Related Document and although such obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Guarantor and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 2.9 are in addition to the other rights and remedies (including without limitation, other rights of set-off) which such Bank may have.

         2.10 Subordination. Any obligations of the Borrower to the Guarantor, now or hereafter existing, including but not limited to any obligations to the Guarantor as subrogee of the Agent, the Banks or any Bank or resulting from the Guarantor's performance under this Guaranty, are hereby subordinated to the Obligations and all other indebtedness of the Borrower to the Agent, the Banks, or any Bank. Such obligations of the Borrower to the Guarantor if the Majority Banks so request shall be enforced and performance received by the Guarantor as trustee for the Agent and the Banks and the proceeds thereof shall be paid over to the Agent and the Banks on account of the Obligations, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

         2.11    Reinstatement of Guaranty.     If this Guaranty is returned or
canceled, and subsequently any payment or transfer of any interest in property by the Borrower to the Agent or any Bank in fulfillment of any Obligation is rescinded or must be returned by the Agent or any Bank to the Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

         2.12 Powers. It is not necessary for the Agent or any Bank to inquire into the powers of the Borrower or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         2.13     Taxes.   (a) (i) If any taxes (other than taxes on net income
(A) imposed by the country or any subdivision of the country in which a Bank's principal office or actual lending office is located and (B) measured by the United States taxable income such Bank would have received if such Bank's share in all payments under or in respect of this Guaranty and any instrument or agreement required from the Guarantor under the Reimbursement Agreement were exempt from taxes levied by the Guarantor's country) are at any time imposed on such Bank's share in any payments made under or in respect of this Guaranty and any instrument or agreement required from the Guarantor under the Reimbursement Agreement including, but not limited to, payments made pursuant to this Section, the Guarantor shall pay all such taxes and shall also pay to such Bank, on demand, all additional amounts which such Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such taxes had not been imposed.

          (ii) The additional amounts necessary to preserve the after-tax yield such Bank would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                                                 (w) (t) (i)
                                           y =  -------------
                                                    1-w-t

         where the terms are defined as follows:

                 y = additional payment to be made to the Bank w = withholding tax rate levied by foreign government

                 t =  the Bank's combined Federal and state tax rate

                 i = stated interest to be paid on Obligations (base rate plus quoted spread, all multiplied by the amount of such Obligations)

                 1 =  one

                 (b) The Guarantor will provide such Bank with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by the Guarantor pursuant to subparagraph
(a) above. The Guarantor will deliver receipts to such Bank within 30 days after the due date for the related tax.

3.   Representations.

          The Guarantor represents and warrants to the Agent and each Bank that:

         3.1     Corporate Existence and Power.  The Guarantor and each of its
Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under the L/C Related Documents;

                 (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                 (d)      is in compliance with all Requirements of Law;

except, in each case referred to in Section 3.1(c) or Section 3.1(d), to the extent that the failure to do so could not have a Material Adverse Effect, and except to the extent that all of the following are true: (i) each Subsidiary for which the representation and warranty in either Section 3.1(a) or Section 3.1(b) above are not true is a Subsidiary of the Guarantor other than the Borrower, has net worth less than $500,000, and had annual revenue for its most recent fiscal year less than $1,000,000, (ii) the Subsidiaries for which the representation and warranty in either Section 3.1(a) or Section 3.1(b) above are not true have net worth less than $5,000,000 in the aggregate, and had revenue, in their most recent fiscal year, less than $10,000,000 in the aggregate, and (iii) the failure of the representation and warranty in Section 3.1(a) or in Section 3.1(b) above to be true does not have a Material
Adverse Effect.

         3.2 Corporate Authorization; No Contravention. The execution, delivery, and performance by the Guarantor and its Subsidiaries of this Guaranty and any other L/C Related Document to which such Person is party, have been duly authorized by all necessary corporate action and do not and will not:

                 (a) contravene the terms of that Person's certificate of incorporation, bylaws or other organization document;

                 (b )     conflict with or result in any breach or
contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such Person is a party; or

                 (c)       violate any Requirement of Law.

         3.3 Governmental Authorization. Except for those that have been obtained as of the date hereof, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Guarantor or any of its Subsidiaries of this Guaranty or any other L/C Related Document or any other instrument or agreement required under the Reimbursement Agreement to be made by the Guarantor or any of its Subsidiaries.

         3.4 Binding Effect. This Guaranty and each other L/C Related Document to which the Guarantor or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Guarantor and such Subsidiaries to the extent any such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         3.5     Litigation.   (a)      Except as set forth in Schedule 5.05
of the Reimbursement Agreement, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Guarantor, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against the Guarantor or any of its Subsidiaries or any of their respective properties which:

                          (i) purport to affect or pertain to the Contract, this Agreement, or any L/C Related Document, or any of the transactions contemplated hereby or thereby; or

                          (ii) if determined adversely to the Guarantor or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of the Contract, this Guaranty or any other L/C Related Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                 (b) The proceedings brought by Local No. 719, United Auto Workers and Carole J. Travis and Bombardier Corporation and Pullman Technology, Inc. against Metra and Morrison Knudsen Corporation, which proceedings began in the Circuit Court of Cook County, Illinois and had case numbers 92-CH-01041 and 92-CH-01042, and all related lawsuits, actions, litigation, and other proceedings, whether at law or in equity, have been dismissed with prejudice.

         3.6     No Default.   No Default or Event of Default exists or would
result from the incurring of obligations by the Guarantor under this Guaranty or any other L/C Related Document. Neither the Guarantor nor any of its Subsidiaries, is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could have a reasonable likelihood of having a Material Adverse Effect.

         3.7     ERISA Compliance.

                 (a) Except for Multiemployer Plans not maintained or sponsored by the Company or the Guarantor and to which the Company or the Guarantor first contributed or was first obligated to contribute between January 1, 1990, and the Closing Date, Schedule 5.07 of the Reimbursement Agreement lists all Plans maintained or sponsored by the Guarantor or to which it is obligated to contribute, and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Agent are true and complete in all material respects.

                 (b) Except for Multiemployer Plans not maintained or sponsored by the Company or the Guarantor but to which the Company or the Guarantor contributes or is obligated to contribute, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), except to the extent that non-compliance for all Plans in the aggregate would not have a Material Adverse Effect, and benefits have been paid in accordance with the provisions of the Plan.

                 (c) Except for Multiemployer Plans not maintained or sponsored by the Company or the Guarantor but to which the Company or the Guarantor contributes or is obligated to contribute, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code and to the best knowledge of the Guarantor nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                 (d) Except as set forth in Schedule 5.07 of the Reimbursement Agreement, neither the Company, the Guarantor, nor any ERISA Affiliate of the Guarantor has any outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Guarantor or any ERISA Affiliate (as to which the Guarantor or the Borrower is or may be liable), nor with respect to any Plan to which the Guarantor or any ERISA Affiliate (wherein the Borrower or the Guarantor is or may be liable) contributes or is obligated to contribute.

                 (e) Except as set forth on Schedule 5.07 of the Reimbursement Agreement, none of the Qualified Plans subject to Title IV of ERISA has any Unfunded Pension Liability as to which the Borrower or the Guarantor is or may be liable.

                 (f) Except as set forth in Schedule 5.07 of the Reimbursement Agreement, no Plan maintained or sponsored by the Borrower or the Guarantor provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Borrower or the Guarantor, except to the extent required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Code. The Borrower and Guarantor have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

                 (g) Except for Multiemployer Plans to which the Company or the Guarantor contributes or is obligated to contribute, and except as set forth in Schedule 5.07 of the Reimbursement Agreement, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Borrower or the Guarantor or to which the Borrower or the Guarantor is obligated to contribute.

                 (h) There are no pending or, to the best knowledge of the Guarantor, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against
(i) any Plan maintained or sponsored by the Borrower or the Guarantor or their respective assets, (ii) any member of the Controlled Group with respect to any Qualified Plan of the Borrower or the Guarantor, or (iii) any fiduciary with respect to any Plan for which the Borrower or the Guarantor may be directly or indirectly liable, through indemnification obligations or otherwise.

                 (i) Except as set forth in Schedule 5.07 of the Reimbursement Agreement, neither the Borrower nor the Guarantor has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

                 (j) Except as set forth in Schedule 5.07 of the Reimbursement Agreement, neither the Borrower nor the Guarantor has transferred any Unfunded Pension Liability outside of the Controlled Group or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                 (k) Neither the Borrower nor the Guarantor has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which has a reasonable likelihood of having a Material Adverse Effect.

         3.9 Title to Properties. The Guarantor and each of its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of the Guarantor and each of its Subsidiaries is free and clear of all Liens or rights of others, except Permitted Liens. Except as listed on
Schedule 5.09 of the Reimbursement Agreement, neither the Guarantor nor any Subsidiary of the Guarantor has any Lien on any of its property or assets in excess of $5,000,000.

         3.10 Taxes. The Guarantor and each of its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Guarantor or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect. All payments under or in respect of this Guaranty and any instrument or agreement required from Guarantor under the Reimbursement Agreement are exempt from tax other than taxes on net income imposed by the country or any subdivision of the country in which a Bank's principal office or actual lending office is located.

         3.11    Financial Condition.

                 (a) The audited consolidated financial statements of financial condition of the Guarantor and its Subsidiaries dated December 31, 1991, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date, and the unaudited consolidated financial statements of financial condition of the Guarantor and its Subsidiaries dated March 31, 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date:

                          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                          (ii) are complete, accurate and fairly present the financial condition of the Guarantor and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                          (iii) show all material indebtedness and other liabilities, direct or contingent of the Guarantor and its subsidiaries as of the date thereof (including liabilities for taxes and material commitments).

                 (b) Since March 31, 1992, there has been no Material Adverse Effect.

         3.12    Environmental Matters.

                 (a) Except as specifically identified in Schedule 5.12 of the Reimbursement Agreement, the operations of the Guarantor and each of its subsidiaries comply in all respects with all Environmental Laws except such non-compliance which would not result in liability in excess of $10,000,000 in the aggregate.

                 (b) Except as specifically identified in Schedule 5.12 of the Reimbursement Agreement, each of the Guarantor and its Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law necessary for its operations, and all such Environmental Permits are in good standing, and each of the Guarantor and its Subsidiaries is in compliance with all terms and conditions of such Environmental Permits.

                 (c) Except as specifically identified in Schedule 5.12 of the Reimbursement Agreement, neither the Guarantor nor any of its Subsidiaries or any of the present property or operations of any of them is subject to any outstanding written order from or agreement with any Governmental Authority or other Person, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                 (d) Except as specifically identified in Schedule 5.12 of the Reimbursement Agreement, there are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Guarantor or any of its

Subsidiaries, including Environmental Claims associated with any operations of the Guarantor or any of its Subsidiaries with a potential liability in excess of $10,000,000 in the aggregate. Without limiting the generality of the foregoing, (i) neither the Guarantor nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or disposing of Hazardous Materials off-site and (ii) the Guarantor and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA or any other Environmental Law.

         3.13 Regulated Entities. None of the Guarantor, any Person controlling the Guarantor, or any Subsidiaries of the Guarantor, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         3.14 No Burdensome Restrictions. Neither the Guarantor nor any of its Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which could reasonably be expected to have a Material Adverse Effect or insofar as the Guarantor may reasonably foresee has a material likelihood so to affect, the business, operations, properties, assets, or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole or the rights of the Banks under any L/C Related Document, or may impair the ability of any of the Guarantor or any of its Subsidiaries to perform or observe its obligations under this Agreement.

         3.15 Solvency. Each of the Guarantor and its Subsidiaries is Solvent.

         3.16 Labor Relations. There are no strikes, lockouts or other labor disputes against the Guarantor or any of its Subsidiaries, or, to the best of the Guarantor's knowledge, threatened against or affecting the Guarantor or any of its Subsidiaries, which would have a Material Adverse Effect on the Guarantor and its Subsidiaries, and no significant unfair labor practice complaint is pending against the Guarantor or any of its Subsidiaries or, to the best knowledge of the Guarantor, threatened against any of them before any Governmental Authority, which would have a Material Adverse Effect on the Guarantor and its Subsidiaries.

         3.17 Copyrights, Patents, Trademarks and Licenses, Patents, etc. Each of the Guarantor and its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Guarantor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Guarantor or any of its Subsidiaries infringes upon any rights owned by any other Person; except as set forth on Schedule 5.17 of the Reimbursement Agreement, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Guarantor, proposed, which, in either case, would be likely to result in a Material Adverse Effect.

         3.18    Subsidiaries.   The Guarantor has no Subsidiaries other than
those listed on Schedule 5.18(c) of the Reimbursement Agreement and has no equity investments in any other corporation or entity other than those listed on Schedule 5.18(d) of the Reimbursement Agreement.

         3.19    Broker's or Transaction Fees.   Neither the Guarantor nor any
of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

         3.20    Insurance.     The properties of the Guarantor and its
Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Guarantor or such Subsidiary operates.

         3.21    The Contract.   (a) The Contract has been executed and
delivered by the Company, and the execution, delivery and performance by the Company, the Guarantor and their respective Subsidiaries of the Contract and any related documents and agreements to which such Person is party, have been duly authorized by all necessary corporate action and do not and will not:

                          (i) contravene the terms of that Person's certificate of incorporation, bylaws or other organization document;

                          (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual

         Obligation, injunction, order, decree or undertaking to which such Person is a party; or

                          (iii)   violate any Requirement of Law.

                 (b) Except as has been made or obtained prior to the date hereof, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Guarantor or any of its Subsidiaries of the Contract or any other documents and agreements related thereto.

                 (c) The Contract and the other documents and agreements related thereto to which the Borrower, the Guarantor or any of their respective subsidiaries is a party are in full force and effect and constitute the legal, valid and binding obligations of the Borrower, the Guarantor, and such Subsidiaries to the extent any such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         3.22    Full Disclosure.   None of the representations or
warranties made by the Company, the Guarantor, or any of their respective Subsidiaries in the L/C Related Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company, the Guarantor, or any of their respective Subsidiaries in connection with the L/C Related Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

4.       Affirmative Covenants.

         The Guarantor covenants and agrees that, so long as any Bank shall have any Commitment under the Reimbursement Agreement, or the Letter of Credit is outstanding or other amounts due under the Reimbursement Agreement shall remain unpaid, unless the Majority Banks waive compliance in writing:

         4.1     Financial Statements.   The Guarantor shall deliver or cause
to be delivered to the Agent in form and detail satisfactory to the Banks, with copies for each Bank:

                 (a) as soon as available, but not later than 120 days after the end of each fiscal year of the Guarantor, a copy of the audited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of an independent certified public accountant who shall be satisfactory to the Banks, together with a report which shall state that such consolidated financial statements present fairly the financial position of the Guarantor and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

                 (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year a copy of the unaudited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flow for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer of the Guarantor as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Guarantor and its Subsidiaries;

                 (c) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year and 90 days after the end of each fiscal year the unaudited consolidating balance sheets of the Guarantor and each of its Subsidiaries (including, without limitation, the Company), and the related consolidating statements of income, stockholders' equity and cash flow for such quarter or year, all certified by an appropriate Responsible Officer of the Guarantor as having been used in connection with the preparation of the financial statements referred to in paragraphs (a) and (b) of this Section 4.1;

                 (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters and 90 days after the end of each fiscal year, a Compliance Certificate of the Guarantor for such quarter or year end, certified by an appropriate Responsible Officer as being complete and correct.

         4.2     Certificates; Other Information.   The Guarantor shall
furnish or cause to be furnished to the Agent with sufficient copies for each
Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 4.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) promptly after the same are sent, copies of all financial statements and reports which the Guarantor sends to its stockholders, and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Guarantor may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority; and

                 (c) promptly, such additional financial and other information as the Agent, at the request of any Bank may from time to time reasonably request.

         4.3    Notices.   The Guarantor shall promptly notify or cause to be
notified the Agent and each Bank:

                 (a) of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of any (i) breach or non-performance of, or any default under any Contractual Obligation of the Guarantor or any of its Subsidiaries which could result in a Material Adverse Effect; or (ii) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Guarantor or any of its Subsidiaries and any Governmental Authority which could result in a Material Adverse Effect;

                 (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Guarantor or any or its Subsidiaries (i) in which the amount of damages claimed is $20,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any L/C Related Document or the operations of the Guarantor or any of its Subsidiaries;

                 (d) upon, but in no event later than ten days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Guarantor or any or its Subsidiaries or any of their properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and
(iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Guarantor or any of its Subsidiaries that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, if the aggregate cost or value of such actions,

Environmental Claims, or other conditions is reasonably anticipated to be in excess of $10,000,000 in the aggregate;

                 (e) of any other litigation or proceeding affecting the Guarantor or any of its Subsidiaries which the Guarantor would be required to report to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, within four days after reporting the same to the Securities and Exchange Commission;

                 (f) any ERISA Event affecting the Guarantor or any member of its Controlled Group (but in no event more than ten days after such ERISA Event) together with (i) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (ii) any notice delivered by the PBGC to the Guarantor or any member or its Controlled Group with respect to such ERISA Event;

                 (g) upon becoming aware of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Guarantor delivered to the Banks pursuant to subsection 4.1(a), notice thereof;

                 (h) following any change in accounting policies or financial reporting practices of the Guarantor, notice thereof; and

                 (i) upon becoming aware thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Guarantor or any of its Subsidiaries, if such labor controversy is reasonably likely to have a Material Adverse Effect.

                 Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Borrower or the Guarantor, as appropriate, setting forth details of the occurrence referred to therein and stating what action the Borrower or the Guarantor, as appropriate, proposes to take with respect thereto.

         4.4 Preservation of Corporate Existence, Etc. Except as permitted by the provisions of Section 5.2, the Guarantor shall and shall cause each of its Subsidiaries to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its State or jurisdiction of incorporation;

                 (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                 (c) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it; and

                 (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could have a Material Adverse Effect.

         4.5 Maintenance of Property. The Guarantor shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not have a Material Adverse Effect, except as permitted by Section 5.2. The Guarantor shall use, and shall cause each of its Subsidiaries to use, the standard of care typical in the industry in the operation of its facilities.

         4.6 Insurance. The Guarantor shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Guarantor or any of its Subsidiaries in the absence of thirty days' prior notice to the Agent. Upon request of the Agent, the Guarantor shall furnish or cause to be furnished to the Agent, with copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Borrower or the Guarantor (and, if requested by the Agent, any insurance broker of the Borrower or the Guarantor) setting forth the nature and extent of all insurance maintained by the Guarantor and its Subsidiaries in accordance with this Section 4.6 (and which, in the case of a certificate of a broker, were placed through such broker).

         4.7 Payment of Obligations. The Guarantor shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Guarantor or such Subsidiary;

                 (b) all lawful claims which, if unpaid, might by law become a Lien upon its property; and

                 (c) all Indebtedness as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         4.8 Compliance with Laws. The Guarantor shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         4.9 Inspection of Property and Books and Records. The Guarantor shall maintain and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor and such Subsidiaries. The Guarantor will permit, and will cause each of its subsidiaries to permit, representatives of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants, all at the expense of the Guarantor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Guarantor; provided, however, when an Event of Default exists the Agent or any Bank may visit and inspect at the expense of the Guarantor such properties at any time during business hours and without advance notice.

         4.10    Environmental Laws.

                 (a) The Guarantor shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

                 (b) Upon written request of the Agent or any Bank, the Guarantor shall submit and cause each of its Subsidiaries to submit, to the Agent and such Bank, at the Guarantor's sole cost and expense at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 4.3 and any other environmental, health or safety compliance obligation, remedial obligation or liability, that could, individually or in the aggregate, result in liability in excess of $10,000,000.

         4.11 Solvency. The Guarantor shall continue to be, and cause each of its Subsidiaries to be, Solvent.

         4.12 Further Assurances. The Guarantor shall ensure that all written information, exhibits and reports furnished to the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Banks and correct any defect or error that may be discovered therein or in any L/C Related Document or in the execution, acknowledgement or recordation thereof.

5.       Negative Covenants.

         The Guarantor hereby covenants and agrees that, so long as any Bank shall have any Commitment under the Reimbursement Agreement, or the Letter of Credit is outstanding or any amount payable under the Reimbursement Agreement shall remain unpaid, unless the Majority Banks waive compliance in writing:

         5.1 Limitation on Liens. The Guarantor shall not, nor shall it permit any of its Subsidiaries, directly or indirectly, to make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its or their Property, whether now owned or hereafter acquired, other than Permitted Liens.

         5.2 Mergers, Consolidations, Purchases and Sales. The Guarantor shall not and shall not permit any of its Subsidiaries to:

                 (a)      be a party to any merger or consolidation;

                 (b) transfer, convey, lease or otherwise dispose of all or any of the assets of the Guarantor and its Subsidiaries taken as a whole, or sell, transfer, convey, lease or otherwise dispose of any stock, ownership interest or other equity interest in any Subsidiary of the Guarantor, with value in the aggregate for all such sales, transfers, conveyances, leases or other disposals per fiscal year of the Guarantor and its Subsidiaries in excess of the Sale Limit; or

                 (c) sell or assign, with or without recourse, any accounts receivable or chattel paper, in excess for the aggregate face amount of all accounts receivable or chattel paper sold and outstanding at any one time of $100,000,000, excluding the sales of chattel paper on June 26, 1992, pursuant to an agreement with Burlington Northern Railroad Company, aggregating not more than $27,200,000, as such sales are more particularly described on Exhibit
         7.02 of the Reimbursement Agreement.

Notwithstanding the foregoing:

                 (x) any wholly-owned Subsidiary of the Guarantor may merge into the Guarantor or into or with any other wholly-owned Subsidiary of the Guarantor;

                 (y) any wholly-owned Subsidiary of the Guarantor may consolidate with any other wholly-owned Subsidiary of the Guarantor so long as immediately thereafter 100% of the voting stock or other ownership interest of the resulting Person is owned by the Guarantor or another wholly-owned Subsidiary of the Guarantor; and

                 (z) any wholly-owned Subsidiary of the Guarantor may sell, transfer, convey, lease or assign all or a substantial part of its assets to the Guarantor or to a wholly-owned Subsidiary of the Guarantor;

provided, however, in each of the  cases described in the preceding clauses
(x), (y) , and (z) , that (A) immediately thereafter and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (B) prior thereto, in any such case involving the Company where the Company is not the surviving entity, such surviving entity shall assume the obligations of the Company under this Agreement and the other L/C Related Documents pursuant to an agreement or document in form and substance satisfactory to the Agent and the Banks, and the Guarantor shall reaffirm its obligations under this Guaranty pursuant to an agreement or document in form and substance satisfactory to the Majority Banks.

The term "value" means, with respect to any asset, stock or other ownership or equity interest disposed of, the greater of such item's book or fair market value (or the fair market value, if book value is not applicable) as of the date of disposition, with "book value" being the value of such item as would appear immediately prior to such disposition on a balance sheet of the owner of such item prepared in accordance with GAAP.

         5.3 Transactions with Affiliates. The Guarantor shall not and shall not permit any of its Subsidiaries to enter into any transaction with any Affiliate of the Guarantor except as contemplated by this Guaranty or the Reimbursement Agreement or in the ordinary course of business and pursuant to the reasonable requirements of the business of the Guarantor or such Subsidiary and upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Guarantor.

         5.4 Compliance with ERISA. Except to the extent that such would not result, in the aggregate for all Plans, in a Material Adverse Effect, the Guarantor shall not directly or indirectly and shall not permit or suffer any ERISA Affiliate directly or indirectly (i) to terminate, any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Majority Banks) liability to the Guarantor or any ERISA Affiliate, (ii) to permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Majority Banks) liability of the Guarantor or any ERISA Affiliate, or (iii) to make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Majority Banks) liability to the Guarantor or any ERISA Affiliate, (iv) to enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Majority Banks) liability to the Guarantor or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Majority Banks) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

         5.5 Change in Business. The Guarantor shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

         5.6 Change in Structure. Except as permitted under Section 5.2, the Guarantor shall not and shall not permit any of its subsidiaries to, make any changes in its capital structure (including, without limitation, in the terms of its outstanding stock) or amend its certificate of incorporation or by-laws if, as a result, there would be a reasonable likelihood of having a Material Adverse Change.

         5.7 Accounting Changes. The Guarantor shall not, and shall not permit any of its Subsidiaries to, make any significant change in accounting treatment and reporting practices, except as required by GAAP, or change the fiscal year of the Guarantor or any of its Subsidiaries, except, in the case of a Subsidiary of the Guarantor which become a Subsidiary of the Guarantor after the date hereof, for a change in the fiscal year of such Subsidiary to make such Subsidiary's fiscal year the same as that of the Guarantor.

         5.8 Other Contracts. The Guarantor shall not, and shall not permit any of its subsidiaries to, enter into any employment contracts or other arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary in the industry.

         5.9     Current Ratio.   The Guarantor shall not permit its
consolidated ratio of (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities, to be less than 1.15 to 1.0 at any time.

         5.10 Consolidated Tangible Net Worth. The Guarantor shall not permit its Consolidated Tangible Net Worth at any time to be less than (x) $300,000,000 plus (y) 40% of consolidated net income earned in those fiscal quarters for which consolidated net income is positive, and which end after January 1, 1992, and at or prior to such time.

         5.11 Indebtedness to Tangible Net Worth Ratio. The Guarantor shall not permit its ratio of consolidated Indebtedness (excluding the Guarantor's obligations under the Guaranty and the obligations of the Guarantor and its Subsidiaries under undrawn standby letters of credit) to Consolidated Tangible Net Worth to be at any time greater than 1.50 to 1.O.

         5.12 Funded Debt to Tangible Net Worth Ratio. The Guarantor shall not permit its ratio of total Consolidated Funded Debt to Consolidated Tangible Net Worth to be at any time greater than 1.20 to 1.0.

         5.13 Interest Coveracge Ratio. The Guarantor shall not permit its ratio of (a) the sum of Consolidated Operating Income, Consolidated Interest Expense, and consolidated provision for income taxes, in each case of the Guarantor and its Subsidiaries on a consolidated basis, to (b) Consolidated Interest Expense, for any period of four (4) consecutive fiscal quarters to be less than 1.5 to 1.0.

6.       Miscellaneous

         6.1 Participations; Novations. Any Bank may from time to time, without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, transfer its interest in the obligations to Participants and Assignees (each defined in the Reimbursement Agreement) as provided in the Reimbursement Agreement. The Guarantor agrees that each such transfer will give rise to a direct obligation of the Guarantor to each such Participant and Assignee and that each such Participant and Assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Bank party to the Reimbursement Agreement and this Guaranty. The Guarantor authorizes the Agent and each Bank to disclose to any prospective Participant and Assignee and any Participant and Assignee any and all confidential information in the Agent's and such Bank's possession concerning the Guarantor, this Guaranty and any security for this Guaranty.

         6.2 Waivers; Writing Required. No delay or omission by the Agent, the Banks, or any Bank to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Guaranty must be in writing to be effective.

         6.3 Remedies. All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

         6.4 Costs and Expenses. The Guarantor agrees to pay to the Agent and each Bank on demand all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by the Agent and each such Bank in connection with the enforcement of this Guaranty.

         6.5 Section Headings. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Guaranty. Unless otherwise provided, references to Articles, Sections and Exhibits shall be deemed references to Articles, Sections and Exhibits of this Guaranty.

         6.6 Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

         6.7 Governing Law. This Guaranty shall be governed by and construed under the laws of the State of California.

         6.8 Entire Agreement. This Guaranty and any instrument, agreement or document attached hereto or referred to herein (a) integrate all the terms and conditions mentioned herein or incidental hereto, (b) supersede all oral negotiations and prior writings with respect to the subject matter hereof, and
(c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and any such instrument, agreement and document and as the complete and exclusive statement of the terms agreed to by the parties. In the event of any conflict between the terms, conditions and provisions of this Guaranty and any such instrument, agreement or document, the terms, conditions and provisions of this Guaranty shall prevail.

[This Guaranty continues on the following page.]

         In Witness Whereof, the parties hereto have executed this Guaranty by their duly authorized officers as of the day and year first above written.


Morrison Knudsen Corporation,
a Delaware corporation


By ____________________________

Title:  Assistant Treasurer


By ____________________________

Title:  Senior Vice President and Chief Financial Officer

Address:

720 Park Boulevard
Boise, Idaho 83729
Attention: _____________________



Bank of America National Trust
and Savings Association,
as Agent


By _____________________________

Title:  Senior Agency Officer


By _____________________________

Title __________________________


Address:

315 Montgomery Street, 15th Floor
San Francisco, California 94104
Attention: _____________________

                               EXHIBIT 4.01(e)(1)

                      Form of Opinion of Internal Counsel

                       to the Compamy and the Guarantor

                                     [ Date ]



Bank of America National Trust and
  Savings Association
315 Montgomery Street, 15th Floor
San Francisco, California 94104

Dear Sirs:

         We have acted as counsel for Morrison Knudsen Corporation, an Ohio corporation (the "Company"), and Morrison Knudsen Corporation, a Delaware corporation (the "Guarantor"), in connection with the execution and delivery of the Standby Letter of Credit and Reimbursement Agreement, dated as of ________ ________, 1992 (the "Agreement"), between the Company, the several financial institutions party thereto (collectively, the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent").

         This opinion is provided to the Bank as required pursuant to Section
4.01 of the Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

         We have examined executed copies of the Agreement, the Guaranty, the Letter of Credit, and the various other L/C Related Documents, certificates of public officials from the States of Ohio and Delaware, the certificates of incorporation and by-laws of the Company and the Guarantor, in each case, as amended to date; records of proceedings of the Boards of Directors of the Company and the Guarantor during or by which resolutions were adopted relating to matters covered by this opinion, and certificates of officers of the Company as to certain factual matters. In addition, we have made such other investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth. We have assumed the genuineness of all signatures of persons signing the Agreement and the Guaranty on behalf of parties thereto other than the Company and the Guarantor, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have further assumed (i) the due organization, valid existence, and good standing under its jurisdiction of organization of each party to the L/C Related Documents (other than the Company or the Guarantor), and the enforceability of each L/C Related Document against each party thereto (other than the Company or the Guarantor), and (iii) the power and authority of each party to an L/C Related Document (other than the Company or the Guarantor) to enter into and perform its respective obligations under each L/C Related Document to which it is a party.

         As to any facts material to this opinion which we did not independently establish or verify, we have relied upon representations of officers and other representatives of the Company and the Guarantor and others, and we believe such reliance is justified.

         Attorneys in this office are members of the Bars of the States of California and Idaho, and we do not express any opinion herein concerning any other law, other than the federal law of the United States the corporation law of the State of Ohio as it relates to the opinions set forth below, and the Delaware General Corporation Law.

         Based upon the foregoing, and further subject to the last two paragraphs of this letter, we hereby advise you that in our opinion:

         1.      (a)   The Company has been duly incorporated and is validly
         existing and in good standing as a corporation under the laws of the State of Ohio.

                 (b) The Guarantor has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

                 (c) Each Subsidiary of the Guarantor is duly organized and existing under the laws of the jurisdiction of its formation.

         2. (a) The Company has the corporate power and authority to own its assets, to conduct the business in which it is currently engaged, and to execute, deliver, and perform the Agreement and to execute the other L/C Related Documents to which it is a party.

                 (b) The Guarantor has the corporate power and authority to own its assets, to conduct the business in which it is currently engaged and to execute, deliver, and perform under, the Guaranty and to execute other L/C Related Documents to which it is a party.

         3.      (a)   Each of the Company and the Guarantor is duly qualified
         as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not, in the aggregate, have a Material Adverse Effect.

                 (b) Each Subsidiary of the Guarantor is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not, in the aggregate over all Subsidiaries of the Guarantor, have a Material Adverse Effect.

         4.      (a)   The Agreement and the Letter of Credit have been duly
         authorized by the Company and no further corporate action is required in connection therewith. The execution and delivery of the Agreement and the due performance of the provisions therein do not and will not violate, contravene, or constitute a default under its certificate of incorporation, by-laws or any agreement, indenture, or other document or instrument or Contractual Obligation to which the Company is a party or by the terms by which the Company or any of its property is bound or affected, or result in or require the creation or imposition of any Lien on any of the respective properties or revenues of the Company or the Guarantor or any Subsidiary of the Guarantor pursuant to any Contractual obligation.

                 (b) The Guaranty has been duly authorized by the Guarantor and no further corporate action is required in connection therewith. The execution and delivery of the Guaranty and the due performance of the provisions therein do not and will not violate, contravene, or constitute a default under its certificate of incorporation, by-laws or any agreement, indenture, or other document or instrument or Contractual Obligation to which the Guarantor is a party or by the terms by which the Guarantor or any of its property is bound or affected, or result in or require the creation or imposition of any Lien on any of the respective properties or revenues of the Company or the Guarantor or any subsidiary of the Guarantor pursuant to any Contractual Obligation.

         5.      (a)      Except as set forth on Schedule 5.05 of of the
         Agreement, no litigation, investigation, or proceedings of or before any court, arbitrator, or other Governmental Authority is pending or, to the best of our knowledge, threatened, against the Company, the Guarantor, or any subsidiary of the Guarantor or any of their respective properties or revenues, which, if determined adversely to the Company, the Guarantor, or any Subsidiary of the Guarantor, could reasonably be expected to have a Material Adverse Effect.

                 (b) Except as set forth on Schedule 5.12 of the Agreement, no litigation, investigation, claims, disputes, or other proceedings are pending or, to the best of our knowledge, threatened, against the Company, the Guarantor, or any Subsidiary of the Guarantor or their respective property, alleging violation of any Environmental Law, which litigation, claims, disputes, or proceedings are reasonably expected to result in liabilities in excess of $10,000,000 in the aggregate.

                 (c) No litigation or other proceedings of or before any court, arbitrator, or other Governmental Authority is pending or, to the best of our knowledge, threatened against the Company, the Guarantor, or any Subsidiary of the Guarantor, which purports to affect or pertain to the Contract.

         6. Neither the Company, the Guarantor, nor any Subsidiary of the Guarantor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         7. Regulation U of the Board of Governors of the Federal Reserve System does not apply to the Company's procurement of the issuance of the Letter of Credit for the account of the Company, any extension of credit under the Agreement, or any of the obligations of the Company or the Guarantor under the Agreement or the Guaranty.

         8. Except as set forth on Schedule 5.12 of the Agreement, the Company, the Guarantor, and each Subsidiary of the Guarantor are in compliance with all Environmental Laws, except such non-compliance which would not result in liability in excess of $10,000,000 in the aggregate.

         9. To the best of our knowledge, no event has occurred or would result from the incurring of the obligations by the Company under the Agreement or by the Guarantor under the Guaranty which is, or with the lapse of time or notice or both would become, an Event of Default.

         10.     The Guarantor has no Subsidiaries other than those listed on
         Schedule 5.18(a) of the Agreement.

         This letter has been furnished to you pursuant to Article IV of the Agreement for your use in connection with the Agreement, and except for reliance upon by the Agent, the Banks, and Participants and Assignees, may not be relied upon for any other purpose or by any other party without our consent.

                               Very truly yours,

                               Exhibit 4.10(e)(2)





                                    [Date]



         To the Parties Listed on
           the Attached Schedule A

                                  Re:  Standby Letter of Credit

         Dear Sirs:

                We have acted as special California counsel to Morrison Knudsen Corporation, an Ohio corporation (the "Company"), and Morrison Knudsen Corporation, a Delaware corporation (the "Guarantor"), in connection with the transactions contemplated by the Standby Letter of Credit and Reimbursement Agreement, dated as of _________________ ____, 1992 (the "Agreement"), among the Company, the several financial institutions party thereto (collectively, the "Banks"), and Bank of America
         National Trust and Savings Association, as agent for the Banks (the "Agent"). This opinion is provided to the Agent as required pursuant to Section 4.01(e) of the Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

                For the purposes of this opinion, we have examined original counterparts, or copies certified or otherwise identified to our satisfaction, of the Agreement, the Guaranty, the Letter of Credit, the Assignment and Acceptance in the form of Exhibit 10.08 to the Agreement and the pledge and security agreement in the form of Exhibit
         2.07 to the Agreement (collectively, the "Loan Documents"). We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of certificates of public officials from the States of Ohio and Delaware, the certificates of incorporation and by-laws of the Company and the Guarantor, in each case, as amended to date; records of proceedings of the Boards of Directors of the Company and the Guarantor during or by which resolutions were adopted relating to matters covered by this opinion, and certificates of officers of the Company as to certain factual matters. In addition, we have examined such other documents, records, and matters of law and made such other investigations as we

To the Parties Listed on
   the Attached Schedule A
Re: Standby Letter of Credit
August 3, 1992
Page 2

         have deemed necessary for the purposes of the opinion hereinafter set forth.

                For the purposes of this opinion, we have assumed (a) that (except as to the Company and the Guarantor) all of the documents referred to in this opinion have been duly authorized, executed and delivered by, and that lawful consideration has been provided by all of the parties to such documents, (b) that all of the signatures and acknowledgements by or on behalf of all of the parties so such documents are genuine, (c) that (except as to the Company and the Guarantor) all signatories to such documents have been authorized, (d) that all such parties are duly organized and validly existing and have the power and authority to execute, deliver and perform such documents, (e) that all of the documents submitted to us as executed counterparts are authentic and (f) that all of the documents submitted to us as copies conform to the executed counterparts of such documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon representations of officers and other representatives of the Company and the Guarantor and others and we believe it is reasonable to rely upon such representations.

                We have further assumed, without independent investigation or inquiry, that each Bank is a bank organized or incorporated under, or a foreign bank licensed to conduct a banking business through an agency or branch located in the United States of America pursuant to, the laws of the United States of America or any state of the United States of America within the meaning of Section 1 of Article XV of the California Constitution and Section 1716 of the California Financial Code, and we express no opinion as to whether or not any Bank falls within such meanings.

                Based upon the foregoing, and further subject to the assumptions, qualifications, explanations and limitations set forth herein, we are of the opinion that:

         1. (a) Each of the Agreement and the other Loan Documents to which the Company is a party constitutes,

To the Parties Listed on
   the Attached Schedule A
Re: Standby Letter of Credit
August 3, 1992
Page 3

         or when delivered will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                 (b) Each of the Guaranty and the other Loan Documents to which the Guarantor is a party constitutes, or when delivered will constitute, the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

         2. No consent, approval, authorization, registration, or filing with any Governmental Authority is required on the part of the Company or the Guarantor in connection with the execution, delivery or performance of the Agreement, the Guaranty, or the other Loan Documents, except as may have been obtained and certified copies of which have been delivered to by the Guarantor and the Company to the Agent.

         3. The execution, delivery, and performance by the Company and the Guarantor of the Agreement, the Guaranty, and the other Loan Documents to which the Company or the Guarantor is a party will not violate, contravene, or result in a breach of any Requirement of Law applicable to the Company or the Guarantor, or result in or require the creation or imposition of any Lien on any of its respective properties or revenues of the Company or the Guarantor or any Subsidiary of the Guarantor pursuant to such Requirement of Law, except for such violations, contraventions, breaches or Liens as would not, in the aggregate, have a Material Adverse Effect.

         The foregoing opinions are subject to the following assumptions, qualifications, explanations and limitations:

                 (a) The enforceability of the obligations of the Company and the Guarantor under, and the rights and remedies provided for in, the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting

To the Parties Listed on
   the Attached Schedule A
Re: Standby Letter of Credit
August 3, 1992
Page 4

         creditors' rights generally and are subject to general principles of equity (whether considered in a proceeding in law or at equity), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

                 (b) The enforceability of certain provisions of the Loan Documents may be limited by California laws rendering unenforceable
         (i) the release of a party from, or the indemnification of a party against liability for its own wrongful or negligent acts under certain circumstances or (ii) indemnification contrary to public policy.

                 (c) The enforceability of certain provisions of the Loan Documents may be limited under certain circumstances to the extent that such provisions purport to impose invalid liquidated damages, penalties, forfeiture or late payment charges or a higher rate of interest as a result of delinquency in payment or the occurrence of a default.

                 (d) The enforceability of certain provisions of the Loan Documents to the effect that the terms thereof may not be waived or modified except in writing, may be limited to the extent that a performed oral agreement has been created modifying any such document or that an implied agreement by trade practice or course of dealing has been created allowing a waiver.

                 (e) The enforceability of certain provisions of the Loan Documents may be limited by provisions or judicial interpretations of California law relating to the enforcement of the rights of a secured creditor, which modify or affect the remedial provisions provided for, or which invalidate waivers (including, without limitation, any waiver of the protection of applicable statutes of limitation) set forth in, the Loan Documents, including limitations on the ability of a

To the Parties Listed on
   the Attached Schedule A
Re: Standby Letter of Credit
August 3, 1992
Page 5

         lender to exercise various self-help or summary remedies without notice or opportunity for hearing.

                 (f) We also advise you of California statutory provisions and case law to the effect that, in certain circumstances, a surety may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that impair the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor that materially prejudices the guarantor.

                All statements in this opinion which are limited to our current actual knowledge are based solely upon (i) our examination described in this opinion, (ii) inquiry of the attorneys in our Los Angeles, California offices who have performed services for the Company and the Guarantor in connection with the transactions contemplated by the Loan Documents and (iii) inquiry of officers of the Company and the Guarantor.

                We are members of the Bar of the State of California, and we do not express any opinion herein concerning the laws of any other jurisdiction except the Federal law of the United States, the corporation law of the State of Ohio, and the Delaware General Corporation Law.

                This letter has been furnished to you by us as counsel to the Borrower and the Guarantor pursuant to Section 4.01(e) of the Agreement for your use in connection with the Agreement, and except for reliance upon by the Banks, and Participants and Assignees, may not be relied upon for any other purpose or by any other party without our prior consent in each instance.

                                        Very truly yours,

                                   SCHEDULE A


Bank of America

ABN - AMRO Bank

Bank of Montreal

Bank of Nova Scotia

Bank of Tokyo

Banque Indosuez

Banque Paribas

Banque Nationale De Paris

CIBC Inc.

Credit Lyonnais

Long-Term Credit Bank of Japan Limited

National Westminster Bank PLC

Royal Bank of Canada

San Paolo Bank

Union Bank of Switzerland

Westdeutsche Landesbank Gironzentrale

                               EXHIBIT 4.01(e)(3)





                                     (Date)




Bank of America National Trust
   and Savings Association
315 Montgomery Street, 15th Floor
San Francisco, CA 94104

                            Re:  opinion of Counsel

Dear Sirs:

         We have acted as counsel for Morrison Knudsen Corporation, an Ohio corporation (the "Company"), and Morrison Knudsen Corporation, a Delaware corporation (the "Guarantor"), in connection with the proceedings referenced in our opinion below.

         Subject to the last two paragraphs of this letter, we hereby advise you that in our opinion:

         1. The proceedings brought by Local No. 719, United Auto Workers and Carole J. Travis and Bombardier Corporation and Pullman Technology, Inc. against Metra and Morrison Knudsen Corporation, which proceedings began in the Circuit Court of Cook County, Illinois and had case numbers 92-CH-01041 and 92-CH-10142, and all related lawsuits, actions, litigation, and other proceedings, whether at law or in equity, have been terminated by a judgment in favor of the defendants, Metra and Morrison Knudsen Corporation, and all rights to appeal have been extinguished. Thus, the doctrine of res judicata would preclude any subsequent action by Local 719, Ms. Travis, Bombardier or Pullman.

         We are members of the Bar of the State of Illinois and we do not express any opinion herein concerning any law other than the law of the State of Illinois.

         This letter has been furnished to you in connection with the execution and delivery of the Standby Letter of Credit and Reimbursement Agreement, dated
as of           , 1992, (the "Agreement"), between the Company, the several financial institutions party thereto (collectively, the "Banks"), and Bank of America National Trust and Savings

Bank of America NT&SA
Re: Opinion of Counsel
July 31, 1992
Page 2

Association, as agent for the Banks (the "Agent") for your use in connection with the Agreement, and except for reliance upon by the Agent, the Banks, Participants, and Assignees with respect to the Agreement, may not be relied upon for any other purpose or by any other party without our consent. Capitalized terms used herein but not otherwise defined herein have the meanings given to them in the Agreement.

                                                            Very truly yours,

                                EXHIBIT 6.01(d)

                          MORRISON KNUDSEN CORPORATION
             COMPUTATION OF RATIOS AND OTHER FINANCIAL REQUIREMENTS
       AT ________________, PURSUANT TO THE STANDBY LETTER OF CREDIT AND
                            REIMBURSEMENT AGREEMENT
           BETWEEN MORRISON KNUDSEN CORPORATION AND BANK OF AMERICA,
               AS AGENT, AND CERTAIN OTHER FINANCIAL INSTITUTIONS

- ------------------------------------------------------------------------------
                        All data included herein is for
     Morrison Knudsen Corporation (a Delaware corporation) and Subsidiaries
                             (Thousands of dollars)


DEFINITIONS

CONSOLIDATED CURRENT ASSETS

Current assets of Morrison Knudsen Corporation (the
"borrower") and subsidiaries,
 determined on a consolidated basis and in accordance           $
 with generally accepted accounting principles                   ==========

CONSOLIDATED CURRENT LIABILITIES

Current liabilities of borrower and subsidiaries,
 determined on a consolidated basis and in accordance
 with generally accepted accounting principles                  $
                                                                 ==========
CONSOLIDATED NET EARNINGS

Consolidated net income (four quarter rolling average)
of borrower and subsidiaries                                    $
                                                                 ==========
CONSOLIDATED TANGIBLE NET WORTH

Par value, common stock                                         $
Consolidated surplus
Treasury stock
Intangible assets

Plus:  Cumulative charges from adopting FAS 106
       (not to exceed $25 Million).

Less:  Cumulative charges recorded on "pay as you go"
       method.                                                   __________

                                                                $
                                                                 ==========
CONSOLIDATED WORKING CAPITAL

Consolidated current assets                                     $
Consolidated current liabilities                                 __________

                                                                $
                                                                 ==========

CONSOLIDATED OPERATING INCOME

Four Quarter Rolling Average:
Consolidated net income of borrower and subsidiaries            $
Less net gain on sale or disposal of noncurrent
 investments, extraordinary and nonrecurring items
Less gain in excess of $10 million on sale of fixed
 assets                                                          __________
                                                                $
                                                                 ==========
COVENANTS

CONSOLIDATED CURRENT RATIO

Maintain a ratio of consolidated current assets to consolidated current liabilities of not less than
 1.15 to 1

Consolidated current assets                                     $
                                                                 ==========
Consolidated current liabilities                                $
                                                                 ==========
Ratio
                                                                 ==========
TANGIBLE NET WORTH

Maintain a consolidated tangible net worth equal to at least the sum of (a) $300 million and (b) 40% of the cumulative consolidated net earnings since 1/1/92

Minimum level                                                   $
40% of cumulative consolidated net earnings                      ----------
Requirement

Consolidated tangible net worth                                  ----------

Excess of consolidated tangible net worth over amount           $
 required                                                        ==========

INTEREST COVERAGE

Maintain coverage of not less than 1.5 to 1 of the sum of consolidated operating income, interest expense and income taxes to interest expense

Four Quarter Rolling Average:
Consolidated operating income
Interest expense
Income taxes                                                     ----------
                                                                $
                                                                 ==========
Number of times interest expense covered                        $
                                                                 ==========

INDEBTEDNESS To TANGIBLE NET WORTH

Maintain a ratio of indebtedness to consolidated tangible net worth of not more than 1.5 to 1

Funded debt of borrower and subsidiaries including              $
 zero coupon convertible notes
Financial guarantees of borrower and subsidiaries                ----------
                                                                $
                                                                 ==========
Consolidated tangible net worth                                 $
                                                                 ==========
Ratio
                                                                 ==========
FUNDED DEBT TO TANGIBLE NET WORTH

Maintain a ratio of funded debt to consolidated tangible net worth of not more than 1.2 to 1

Funded debt (including current portion) of borrower and
 subsidiaries including zero coupon convertible notes
                                                                $
                                                                 ==========
Consolidated tangible net worth                                 $
                                                                 ==========
Ratio
                                                                 ==========

                         * * * * * * * * * * * * * * *

Concerning the consolidated financial condition of Morrison Knudsen Corporation at _________, 199_, we have no knowledge of the existence of any condition, event or act which constitutes, or which with notice or the lapse of time, or both, would constitute an event of default as defined in the Standby Letter of Credit and Reimbursement Agreement.


                                                 MORRISON KNUDSEN CORPORATION


                                                 Daniel J. Kunz
                                                 Vice President and Controller

OUTSTANDING LETTERS OF CREDIT AS OF _______________________, 199__



                                                            Dollar           Expiration
                   Beneficiary                              Amount              Date
                   -----------                              ------              ----







              TOTAL                                       $___________

                                  EXHIBIT 7.02

                       DESCRIPTION OF BURLINGTON NORTHERN
                             RECEIVABLE TRANSACTION



         Morrison Knudsen Corporation, an Ohio Corporation (MKC) entered into a Structured Remanufacturing Financing Program with Bankers Leasing and Financial Corporation (BLFC) on June 26, 1992, pursuant to an April 29, 1992 agreement with Burlington Northern Railroad (BN). MKC assigned the Burlington Northern contract to BLFC and received payment in advance for work to be completed. Upon completion of the remanufacturing process of a locomotive, BN pays to MKC and MKC pays to BLFC the purchase price of $542,900 per locomotive. Payment is due to BLFC six months after the delivery of each locomotive. Following is an estimated delivery schedule of locomotives:

August 92                 4
September 92             10
October 92               10
November 92              10
December 92              10
January 93                6

TOTAL                    50

                                 EXHIBIT 10.08

                           ASSIGNMENT AND ACCEPTANCE



        ASSIGNMENT AND ACCEPTANCE dated ____________________________________,
199_ between _________________________________________ (the "Assignor") and
_________________________________________(the "Assignee").


                             PRELIMINARY STATEMENTS

         A. Reference is made to the Standby Letter of Credit and Reimbursement Agreement dated as of August 4, 1992 (as amended, modified or supplemented from time to time, the "Reimbursement Agreement"), among Morrison Knudsen Corporation, an Ohio corporation (the "Company"), certain financial institutions which are party,thereto (the "Banks") and Bank of America National Trust and Savings Association as agent for the Banks (in such capacity, the "Agent"). Capitalized terms not otherwise defined herein but used herein have the meanings given to them in the Reimbursement Agreement.

         B. The Assignor is a Bank under and as defined in the Reimbursement Agreement and, as such, presently has outstanding the following credits and Commitment under the Reimbursement Agreement:

                 L/C Borrowings                $______________
                 Commitment                    $______________

         C. On the terms and conditions set forth below, the Assignor desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, a _______%(1) interest (the "Assigned Percentage") in and to all of the Assignor's rights and obligations as of the Effective Date (as defined below).

         D. After giving effect to such assignment, the respective credits and Commitment of the Assignor and Assignee under the Reimbursement Agreement will be:





____________________________

         (1) Specify percentage of Assignor's interest only in total facility to accuracy of nine decimal points.

                 Assignor

                 L/C Borrowings                    $______________
                 Commitment                        $______________

                 Assignee

                 L/C Borrowings                    $______________
                 Commitment                        $______________

         NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee WITHOUT RECOURSE, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage of the Assignor's rights and obligations under the Reimbursement Agreement as of the Effective Date.

         2.      The Assignor:

                 (i) represents and warrants that as of the date hereof its credit and Commitment (without giving effect to assignments thereof which have not yet become effective) are as follows:

                 L/C Borrowings                    $______________
                 Commitment                        $______________

                 (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representations or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Reimbursement Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Reimbursement Agreement or any other L/C Related Document furnished pursuant thereto; and (iv) makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Company, the Guarantor, or any of the Guarantor's Subsidiaries or the performance or observance by the Company, the Guarantor, or any of the Guarantor's Subsidiaries of any of their obligations under the Reimbursement Agreement or any other L/C Related Document furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Reimbursement Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Reimbursement Agreement and any other L/C Related Documents; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Reimbursement Agreement and the other L/C Related Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Reimbursement Agreement and the other L/C Related Documents are required to be performed by a Bank thereunder.

         4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to Agent for acceptance and recording by Agent and acceptance by the Company and Bank of America National Trust and Savings Association as Issuing Bank ("BofA"). The effective date for this Assignment and Acceptance shall be ______________________________________
(the "Effective Date"), subject to acceptance by the Agent, the Company and BofA; provided, however, this Assignment and Acceptance shall not be effective until accepted by the Agent, the Company and BofA, and until payment to the Agent of an assignment fee of $3,500.

         5. Subject to and upon such acceptance and recording as of the Effective Date, (i) the Assignee shall be a party to the Reimbursement Agreement and shall be entitled to the rights and benefits of the L/C Related Documents and, to the extent of the percentage assigned in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent of the percentage assigned in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Reimbursement Agreement and the other L/C Related Documents. The Assignor shall retain all rights applicable to it under the Reimbursement Agreement relating to Credits extended, acts or omissions made, or other matters arising, prior to the Effective Date.

         6. Upon such acceptance and recording, from and after the Effective Date, Agent shall make all payments under the Reimbursement Agreement which are payable to Agent for the account of the appropriate Bank to the appropriate Banks severally in proportion to their respective percentages determined after giving effect to this assignment, when payment is due. The Assignor and Assignee shall make all appropriate adjustments in payments under the Reimbursement Agreement and the other L/C Related Documents for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of California.


                                       [NAME OF ASSIGNOR]


                                       By:  __________________________________

                                       Title:  _______________________________



                                       [NAME OF ASSIGNEE]


                                       By:  __________________________________

                                       Title:  _______________________________


Accepted this ___ day
of_____________________, 199__

BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By:  __________________________________
Title:  _______________________________


Accepted this ___ day
of_____________________, 199__

BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, Issuing Bank


By:  __________________________________
Title:  _______________________________

Accepted this ___ day
of_____________________, 199__

MORRISON KNUDSEN CORPORATION,
an Ohio corporation


By:  __________________________________
Title:  _______________________________

                                 SCHEDULE 5.05

                                   LITIGATION



                                    No Items

                                Schedule 5.07
5.07(a)

I. EMPLOYEE BENEFIT PLANS SPONSORED OR MAINTAINED BY THE COMPANY FOR SALARIED EMPLOYEES

A.       Qualified Plans

1.       Morrison Knudsen Corporation Retirement Plan

2.       Morrison Knudsen Corporation 401(k) Savings Plan

3.       Morrison Knudsen Corporation Employee Stock Ownership Plan


B.       Nonqualified Pension Benefit Plans

         Morrison Knudsen Corporation Supplemental Savings Plan


C.       Nonqualified Welfare Benefit Plans

1.       Morrison Knudsen Corporation Group Travel Accident Plan

2. Morrison Knudsen Corporation Comprehensive Group Life, Medical, Dental and EAP Plan

3.       Morrison Knudsen Corporation Long Term Disability Plan

4.       Morrison Knudsen Corporation Personal Accident Insurance Plan

5.       Morrison Knudsen Corporation Dependent Care Flexible Spending Account
         Plan

6.       Morrison Knudsen Corporation Health Care Flexible Spending Account Plan

7.       Morrison Knudsen Corporation Severance Pay Plan

8.       Morrison Knudsen Corporation Key Executive Life Insurance Plan

9.       Morrison Knudsen Corporation Educational Assistance Plan


D.       Multi-employer Plans

         None

II. EMPLOYEE BENEFIT PLANS SPONSORED OR MAINTAINED BY THE COMPANY FOR HOURLY EMPLOYEES


A.       Qualified Plans

1.       Morrison Knudsen Corporation Money Purchase Pension Plan

2.       American Girl Mining Joint Venture Money Purchase Pension Plan


B.       Nonqualified Pension Benefit Plans

         None

C.       Nonqualified Welfare Benefit Plans

1. Morrison Knudsen Corporation Comprehensive Group Life, Medical, Dental and EAP Plan

2. See document attached hereto and identified as "Company Sponsored Non-Union Insurance and Pension Benefits" at 1-1-92

3. In addition to the foregoing, the Company makes contributions to numerous welfare benefit funds that provide health insurance and other welfare benefits for hourly employees whose terms and conditions of employment are governed by collective bargaining agreements. Such contributions are made in the normal course of business. The Company does not maintain a list of such funds.

D.       Multi-employer Plans

         See document attached hereto and identified as "ERISA Multi-Employer Pension Plan Funding Status and Corporate Liability Summary" ("Withdrawal Liability Summary")

         The Withdrawal Liability Summary sets forth all Multi-employer plans to which the Company, the Guarantor or any member of the Controlled Group of which the Company or Guarantor are a part ("MK Group") has contributed between 1985 and 1990. The MK Group may have contributed to additional Multi-employer plans since 1990 that are not listed in the Withdrawal Liability Summary. However, the Company and Guarantor hereby represent and warrant that the MK Group's potential withdrawal liability under the Multi-employer Plans to which the Company, Guarantor, or any member of the Controlled Group may have contributed since 1990 and which are not set forth on the Withdrawal Liability Summary does not exceed $10,000,000 in the aggregate.

5-18-92 COMPANY SPONSORED NON-UNION INSURANCE AND PENSION BENEFITS AT 1-1-92

DESCRIPTION                     RENEWAL DATE
- -----------                     ------------
AETNA SELF-INSURED PLANS
- ------------------------
ATAC Plan                       01/01/93
IBM Ind. Park - Tucson          01/01/93
IBM-Mechanicsburg, PA           01/01/93
Fallon Naval                    01/01/93
Santa Ynez                      01/01/93
C-P-C Office Services           01/01/93
Amer. Girl Mining J.V.          01/01/93
San Diego (ALL CONTRACTS)       01/01/93
Rocky Mountain Arsenal          01/01/93
Stanley Canyon - NPI            01/01/93
Hecklenburg - UCRCF             01/01/93
Power Plant Constructors        01/01/96

Rolm Systems, Santa Clara       01/01/93

Sarpy Creek (UNION)             01/01/93


Atascosa                        01/01/93


Havasota                        01/01/93


Copperstone                     01/01/93

5-18-92

     COMPANY SPONSORED NON-UNION INSURANCE AND PENSION BENEFITS AT 1-1-92


DESCRIPTION                     RENEWAL DATE
- --------------------------------------------
AETNA SELF-INSURED PLANS
- --------------------------
MK Gold Company                 01/01/93
(Castle Mountain)

MK-IBM San Jose, CA             01/01/93

MK-Boulder, Colorado            01/01/93

MK-Denver, Colorado             01/01/93

IBM-Gaithersburg (O&M-NPI)      01/01/96

Utah Railway Maintenance        05/01/96

IBM-Almaden (O&M-NPI)           01/01/93

BLUE CROSS/BLUE SHIELD PLANS
- ----------------------------
Mountain Top                    01/01/93


Hornell (UNION)                 01/01/93

               ERISA MULTI-EMPLOYER PENSION PLAN FUNDING STATUS
                       AND CORPORATE LIABILITY SUMMARY

                 EFFECTIVE                                                                            PLAN
 PENSION   PLAN    DATE                                                                               TYPE
 ID NO.     NO    OF PLAN                               PLAN NAME                                   DB or DC
- ------------------------------------------------------------------------------------------------------------
 26014730   1           *   Northern New England Carpenters Pension                                     *
 42591016   1    08-28-57   Iron Workers District Council of New England Pension Plan                  DB
 42746381   1           *   Plumbers and Pipefitters L#104 Pension Plan                                 *
 46127765   1    04-01-59   IUOE Local #98 Pension Funds                                               DB
 46128298   1    07-01-61   Massachusetts Laborers Pension Fund                                        DB
 46171944   1    06-24-59   Asbestos Workers L#43 Pension Plan                                         DB
 46372430   1    04-11-58   New England Teamsters & Trucking Industry Pension Fund                     DB
 60733831   1    10-01-58   I.U.O.E. L#478 Pension Fund                                                DB
 60738593   1    04-01-58   Connecticut State Council of Carpenters State Wide Pension Fund            DB
 66044348   1    04-01-61   Connecticut Laborers Pension Fund                                          DB
 66077019   1    07-01-56   Iron Workers L#15 & 424 Pension Plan                                       DB
 66103786   1    01-01-67   The Pension Plan for the Connecticut Bricklayer's Pension Fund             DB
112392157   1    07-01-75   I.U.O.E. L#14 - 14B Pension Fund                                           DB
116245313   1    11-06-50   Teamsters L#282 Pension Trust Fund                                         DB
131626710   1    09-01-50   Cement Masons L#780 Pension Fund                                           DB
131825849   1    04-16-51   I.U.O.E. L#137, 137A, 137B, 137C, 137R Pension Plan                        DB
131962287   1    01-01-62   Westchester Heavy Construction Laboeres L#60 Pension Fund                  DB
131977149   1    02-06-63   I.U.O.E. Marine Division L#25 Pension Trust Fund                           DB
131990171   1           *   Pavers and Road Builders D.C. Pension Fund                                  *
135629824   1    08-25-54   Cement & Concrete Workers District Council Pension Fund                    DB
135635004   1           *   Tile Layers L#52 New York Pension Fund                                      *
136106419   1    09-01-50   Metal Lathers L#46 Pension Fund                                            DB
136159747   1           *   Laborers L#29 Pension Fund                                                  *
136694319   1    07-01-75   IUOE L#15, 15A, 15C & 15D Pension Fund                                     DB
150614642   1    05-01-59   IUOE L#17, 106, 410, 463, 545 & 832 Joint Pension Fund                     DB
156019785   1           *   Laborers L#322 Pension Fund                                                 *
156179079   1           *   New York City Carpenters and Dockbuilders                                   *
160823634   1    09-01-58   United Association L#129 Pension Plan                                      DB
161117153   1           *   Ironworkers L#60 & 440 Pension Plan                                         *

* Information requested from Department of Labor to make this determination, but was not provided.

               ERISA MULTI-EMPLOYER PENSION PLAN FUNDING STATUS
                       AND CORPORATE LIABILITY SUMMARY

                 EFFECTIVE                                                                            PLAN
 PENSION   PLAN    DATE                                                                               TYPE
 ID NO.     NO    OF PLAN                               PLAN NAME                                   DB or DC
- ------------------------------------------------------------------------------------------------------------
161156475   79   04-01-79   Upstate New York State Teamsters Pension & Retirement Fund                 DB
161188938    1   07-01-81   Sheet Metal Workers L#58 Retirement Fund                                   DC
166014473    1   12-00-60   Rochester Laborers Pension Fund                                            DB
166063585   74   01-01-54   New York State Teamsters Conference Pension & Retirement Fund              DB
166094914    1          *   IBEW L#237 Pension Fund                                                     *
166108762    1   07-01-58   Plumbers and Steamfitters L#117 Defined Benefit Pension Fund               DB
166149240    1   07-01-66   IBEW L#910 Pension Fund                                                    DB
221339912    1          *   Bricklayers L#26 Pension Fund                                               *
221624107    1   06-26-57   Tile Helpers Subordinate Union #77 Retirement Plan                         DC
222774395    1          *   Carpenters and Joiners L#278 Pension Fund                                   *
226025420    1          *   New Jersey Carpenters Fund                                                  *
226032103    1   07-01-53   Heavy & General Laborers L#472 & 172                                       DB
226033380    1   11-14-55   Operating Engineers L#825 Pension Fund                                     DB
226063702    1   09-01-52   Trucking Employees of North New Jersey Welfare Fund, Inc.-Pension Fund     DB
226172237    1          *   Teamsters L#469 Pension Fund                                                *
226173635    1   07-01-64   Laborers L#779 of Sommerville, NJ, Pension Plan                            DB
226174170    1   09-13-57   Boilermakers Local Union #28 Pension Fund                                  DB
231511735    1   03-01-57   Philadelphia and Vicinity Teamsters Pension Trust Fund                     DB
231613018    1          *   Philadelphia and Vicinity Carpenters Pension Fund                           *
231972409    1   05-01-62   Cement Masons L#592 Pension Fund                                           DB
236235338    1   05-01-62   Laborers District Council Construction Industry Pension Fund               DB
236262789    1   01-01-55   Central Pennsylvania Teamsters Central Pension Fund                        DB
236405239    1   01-01-60   IUOE Pension Fund of Eastern Pennsylvania and Delaware                     DB
236420513    1   05-01-66   Keystone Dist. Counc. Brotherhood of Carpenters & Joiners Pension Fund     DB
236426696    1   05-01-67   Inter. Brotherhood of Painter & Allied Trades, L#411 Pension Fund          DB
236429849    1   05-01-66   Laborers International Union of N.A. AFL-CIO L#1167 Pension Fund           DB
236445411    1   05-01-67   Plasters & Cement Masons L#94 & 480 Pension Fund                           DB
236489354    1          *   Plumbers & Pipefitters L#520 Pension Fund                                   *
236529504    1   10-15-53   Iron Workers District Council Philadelphia & Vicinity Pension Plan         DB
236537047    1   01-01-66   IBEW L#143 Benefit Funds Pension Fund                                      DB

* Information requested from Department of Labor to make this determination, but was not provided.

               ERISA MULTI-EMPLOYER PENSION PLAN FUNDING STATUS
                       AND CORPORATE LIABILITY SUMMARY

                 EFFECTIVE                                                                            PLAN
 PENSION   PLAN    DATE                                                                               TYPE
 ID NO.     NO    OF PLAN                               PLAN NAME                                   DB or DC
- ------------------------------------------------------------------------------------------------------------
236543634   1    10-01-65   Northern New York Bricklayers & Masons L#56 Pension Fund                   DB
310235930   1    06-01-68   Cement Masons L#524 Pension Plan                                           DB
310655223   1    00-00-62   Pipefitters L#392 Pension Fund                                             DB
316018841   1    06-01-62   Southwest Ohio District Council Of Carpenters Pension Fund                 DC
316093964   1           *   Bricklayers L#16 Pension Fund                                               *
316127229   1    12-01-62   Iron Workers Dist. Counc. Of So. Ohio & Vicinity Pension Trust             DB
316127280   1    06-01-65   L#212 IBEW Pension Fund                                                    DB
316127282   1    11-07-69   Laborers L#265 Pension Plan                                                DB
316128039   1    06-01-52   Plumbers & Gasfitters L#59 Pension Fund                                    DB
316129964   1    11-01-67   Ohio Laborers Dist. Counc. & Contractors Pension Fund of Ohio              DB
316129968   1    06-01-64   Ohio Operating Engineers Pension Fund                                      DB
340902473   1           *   Teamsters L#436 Pension Fund                                                *
346574360   1           *   Carpenters L#899 Pension Fund                                               *
346601589   1           *   Carpenters L#392 Pension Fund                                               *
346665712   1    05-01-66   Building Laborers L#310 Pension Fund                                       DB
346680806   1    05-01-62   Ohio Carpenters Pension Fund                                               DB
356027150   1    06-01-62   Indiana State Distr. Council of Laborers & Hod Carriers Pension Fund       DB
356054275   1    07-01-62   Sheet Metal Workers L#20 South Bend Area Pension Fund                      DB
356269273   1    06-01-72   Michigan Area Electrical Workers Pension Fund                              DB
366044243   1    02-01-55   Central States, Southeast & Southwest Areas Pension Fund                   DB
366052390   1    02-01-60   Central Pension Fund Internat. Union of Operating Engineers                DB
366140097   1    04-01-63   Midwest Operating Engineers Pension Trust Plan                             DB
366489904   1    06-01-63   Laborers Pension Fund                                                      DB
376052379   1    06-01-65   Central Laborers Pension Fund                                              DB
381900637   1    04-15-57   IUOE L#324 Pension Plan                                                    DB
382107928   1           *   Iron Workers L#783 Pension Plan                                             *

* Information requested from Department of Labor to make this determination, but was not provided.

               ERISA MULTI-EMPLOYER PENSION PLAN FUNDING STATUS
                       AND CORPORATE LIABILITY SUMMARY

                 EFFECTIVE                                                                            PLAN
 PENSION   PLAN    DATE                                                                               TYPE
 ID NO.     NO    OF PLAN                               PLAN NAME                                   DB OR DC
- ------------------------------------------------------------------------------------------------------------
386065579   1    06-01-62   Plumbers & Steamfitters L#190 Pension Fund                                 DB
386233976   1    07-01-64   State of Michigan Laborers District Council Pension Fund                   DB
386233978   1    08-06-63   Michigan Carpenters Council Pension Fund                                   DB
416043137   1    05-01-64   Twin Cities Carpenters and Joiners Pension Fund                            DB
416083775   1    01-01-67   Minnesota Laborers Pension Fund                                            DB
416159599   1           *   Minnesota Laborers L#580 Fringe Benefit Plan                                *
416187751   1    07-01-71   Minnesota Teamsters Construction Division Pension Fund                     DB
436159056   1    06-15-62   Construction Laborers Pension Trust for Southern California                DB
450283736   1    07-01-75   Sheet Metal Workers L#14 Pension Plan                                      DB
450348980   1           *   Dakotas Area IBEW-NECA L#714 Pension Fund                                   *
486168020   1    06-20-60   Boilermaker-Blacksmith National Pension Fund                               DB
510155190   1    11-20-59   Western States Asbestos Pension Plan                                       DB
510161467   1    05-01-65   Iron Workers L#17 Pension Fund                                             DB
510174276   1    11-01-56   New York City District Council of Carpenters Pension Fund                  DB
510219541   1    01-01-77   Plumbers & Pipefitters L#9 Pension Plan                                    DB
516031325   1    11-30-65   Operative Plasterers & Cement Masons L#396 Pension Trust Fund              DB
516040899   1    02-06-72   Massachusetts State Carpenters Pension Fund                                DB
516044959   1    06-01-63   Operating Engineers L#428 Pension Trust Fund                               DB
516049409   1    06-01-59   Building Trades United Pension Trust Fund                                  DB

* Information requested from Department of Labor to make this determination, but was not provided.

               ERISA MULTI-EMPLOYER PENSION PLAN FUNDING STATUS
                       AND CORPORATE LIABILITY SUMMARY

                 EFFECTIVE                                                                            PLAN
 PENSION   PLAN    DATE                                                                               TYPE
 ID NO.     NO    OF PLAN                               PLAN NAME                                   DB OR DC
- ------------------------------------------------------------------------------------------------------------
516102576   1    04-05-54   Iron Workers L#40, 361 & 417 Pension Fund                                  DB
516113676   1           *   Excavators Union L#731 (Laborers) Pension Fund                              *
516119504   1           *   Sheet Metal Workers L#63 Pension Fund                                       *
520749131   1    05-01-57   Laborers District Council #3 Pension & Disability Trust Fund               DB
526038497   1    09-10-60   National Asbestos Workers Pension Fund                                     DB
526038506   1    11-30-61   Operating Engineers Pension Trust Fund of Washington, D.C. & Vicinity      DB
526054620   1           *   National Automatic Sprinkler Industry Pension Fund                          *
526073909   1    04-01-67   IBPAT Union National Pension Fund                                          DB
526103810   1    06-01-68   Alaska Plumbing & Pipefitting Industry Pension Fund                        DB
526112463   1           *   Sheet Metal Workers National Pension Fund                                   *
526127746   1    06-29-72   Bricklayers and Trowel Trades International Pension Fund                   DB
526152779   1    07-23-68   Plumbers & Pipefitters National Pension Fund                               DB
530181657   1    05-01-47   National Electrical Contractors Assoc. Pension Benefit Trust Fund          DB
546111786   1    05-31-72   Eastern District Council of Carpenters Pension Fund                        DB
546112218   1    01-01-70   Iron Workers L#28 Pension Plan                                             DB
546117299   1    09-01-70   Laborers District Council of Virginia Pension Trust Fund                   DB
556015364   1    04-01-62   I.U.O.E. L#132 Pension Fund                                                DB
556021850   1    01-01-57   Employer-Teamsters Joint Council #84 Pension Plan                          DB

* Information requested from Department of Labor to make this determination, but was not provided.

               ERISA MULTI-EMPLOYER PENSION PLAN FUNDING STATUS
                       AND CORPORATE LIABILITY SUMMARY

                 EFFECTIVE                                                                            PLAN
 PENSION   PLAN    DATE                                                                               TYPE
 ID NO.     NO    OF PLAN                               PLAN NAME                                   DB or DC
- ------------------------------------------------------------------------------------------------------------
556026775   1    04-01-65   West Virginia Laborers Pension Trust Fund Pension Plan                     DB
581254974   1    08-28-75   IBEW L#1579 and Eastern Division GA Chapter Pension Fund                   DB
581495609   1    08-31-81   Georgia Council of Carpenters Pension & Contrib Employers Annuity Fund     DC
586116699   1    09-08-68   Plumbers & Steamfitters L#150 Pension Fund                                 DB
596227091   1    01-01-68   Southern Iron Workers Pension Fund                                         DB
620787578   1    09-01-67   Iron Workers L#167 Pension Plan                                            DB
620857704   1    06-01-71   Cement Masons L#521 Pension Fund                                           DB
626085904   1    04-01-68   Steamfitters L#614 Pension Fund                                            DC
626093256   1    04-01-67   Sheet Metal Workers L#177 Pension Fund                                     DB
626098036   1    12-19-69   Iron Workers Tennessee Valley                                              DB
626101275   1    08-01-69   Mid. Tennessee District Council Carpenters & Millwrights Pension Fund      DB
626102837   1    05-01-77   Plumbers & Pipefitters L#572 Pension Fund                                  DB
626104660   1    04-01-68   Plumbers L#17 Pension Plan                                                 DB
626112262   1    09-01-72   Carpenters L#345 Pension Trust Fund                                        DB
626125711   1    03-01-75   Southern Electric Retirement Fund                                          DC
730742835   1           *   Pipeline Industry Benefit Fund                                              *
736146433   1    03-01-65   Pipeline Industry Pension Fund                                             DB
741905198   1    02-26-54   Texas Iron Workers Pension Trust Fund                                      DB
746054691   1    09-22-63   Pipefitters L#211 Pension Trust Fund                                       DB
746070255   1           *   Sabine Area Pipefitters L#195 Pension Fund                                  *
746091787   1    10-01-66   Cement Masons L#681 and 177 Pension Fund                                   DB
746108371   1    07-01-68   Carpenters District Council of Houston & Vicinity Pension Fund             DB
746171532   1           *   Sabine Area Carpenters Pension Trust                                        *
746174676   1    07-01-65   IBEW L#716 Pension Trust                                                   DB
746263976   1    04-01-76   Houston Area Teamsters Pension Fund                                        DB

* Information requested from Department of Labor to make this determination, but was not provided.

               ERISA MULTI-EMPLOYER PENSION PLAN FUNDING STATUS
                       AND CORPORATE LIABILITY SUMMARY

                 EFFECTIVE                                                                            PLAN
 PENSION   PLAN    DATE                                                                               TYPE
 ID NO.     NO    OF PLAN                               PLAN NAME                                   DB or DC
- ------------------------------------------------------------------------------------------------------------
751280827   1    05-15-68   Laborers National Pension Fund                                             DB
756052008   1    07-01-64   Plumbers & Steamfitters L#100 Pension Plan                                 DB
816009559   1           *   Montana Operating Engineers Construction & Mining Pension Trust Fund        *
826010346   1    06-01-63   Idaho Plumbers and Pipefitters Pension Fund                                DB
836011320   1           *   Operating Engineers L#800 Trust Fund                                        *
846041803   1    04-27-64   Colorado Pipe Industry Pension Trust & Plan                                DB
846052909   1    04-07-67   Centennial State Carpenters Pension Trust Fund                             DB
846099094   1    04-23-68   Colorado Iron Workers Pension Trust Fund                                   DB
846100393   1    06-01-72   Eighth District Electrical Pension Fund                                    DB
866029590   1    11-30-65   Operative Plasterers & Cement Masons L#394 Pension Trust Fund              DB
866069772   1           *   Arizona State Carpenters Pension Fund                                       *
866084210   1           *   Arizona Laborers Teamsters & Cement Masons Pension Fund                     *
866084210   2           *   Arizona Laborers Teamsters & Cement Masons Pension Fund                     *
876124266   1    06-01-64   Intermountain Iron Workers Pension Trust                                   DB
876127884   1    01-09-67   Utah Laborers Pension Trust Fund                                           DB
880138600   1    06-01-68   Laborers Pension Trust Fund for Northern Nevada                            DB
910681009   1           *   Teamsters L#307 Pension Trust                                               *
916022315   1    06-14-61   Western Washington Laborers-Employers Pension Plan                         DB
916028298   1    07-01-62   Alaska Laborers-Employers Retirement Fund                                  DB
916028571   1    01-01-57   I.U.O.E. L#302 & 612 Construction Pension Trust Fund                       DB
916038571   1           *   Carpenters-Employers Retirement Fund                                        *
916061344   1           *   Northwest Sheet Metal Workers Pension Fund                                  *
016062468   1           *   Eastern Washington-Idaho laborers Trust Fund                                *
916070237   1    06-01-64   Engineers AGC Retirement Trust Fund of The Inland Empire                   DB
916075538   1    12-17-86   AGC-Operating Engineers Idaho Branch Trust Fund                            DB
916123692   1    01-01-65   Northern Alaska Carpenters Trust Fund                                      DB
916123964   1    04-01-66   Laborers-AGC Pension Trust of Montana                                      DB
916123988   1    06-28-75   Washington-Idaho Laborers-Employer Pension Trust Fund                      DB

* Information requested from Department of Labor to make this determination, but was not provided.

               ERISA MULTI-EMPLOYER PENSION PLAN FUNDING STATUS
                       AND CORPORATE LIABILITY SUMMARY

                 EFFECTIVE                                                                            PLAN
 PENSION   PLAN    DATE                                                                               TYPE
 ID NO.     NO    OF PLAN                               PLAN NAME                                   DB or DC
- ------------------------------------------------------------------------------------------------------------
916145039   1    01-05-66   Rocky Mountain District Council of Carpenters Pension Trust Fund           DB
916145041   1    11-01-66   AGC Signatory Employers - Laborers Pension Trust Fund                      DB
916145047   1    04-15-55   Western Conference of Teamsters Pension Trust Fund                         DB
920013284   1    12-28-66   Alaska Pension Fund                                                         *
926003157   1           *   Carpenters-Employers Retirement Fund                                        *
926003463   1    07-01-66   Alaska Teamster Employer Pension Trust                                     DB
926004524   1    07-01-67   Alaska Trowel Trades Pension Trust                                         DB
926005171   1    01-01-68   Alaska Electrical Pension Fund                                             DB
928969709   1           *   Key Trust Company of Alaska                                                 *
936021112   1           *   Oregon Washington Carpenters Employees Pension Trust                        *
936073070   1    01-01-62   Cement Masons-Employers Pension Trust Fund                                 DB
936073142   1           *   Northwest Bricklayers Pension Fund                                          *
936075363   1    01-01-59   Oregon laborers Employers Pension Trust Fund                               DB
936075580   1    03-31-60   Board of Trustees - AGC Inter. Union of Operating Engineers L#701          DB
946082956   1    07-01-54   Pipe Trades District Council #36 Pension Trust                             DB
946090764   1    12-30-59   Operating Engineers Pension Trust Fund                                     DB
946276535   1    08-19-58   Carpenters Pension Trust Fund for Northern California                      DB
946276802   1    04-01-58   The Pension Plan of the Mill Cabinet Pension Fund for Northern California  DB
946277608   1    08-02-63   Laborers Pension Trust Fund for Northern California                        DB
946277669   1    11-24-59   Cement Masons Pension Trust Fund for Northern California                   DB
946284211   1    06-01-65   Industrial Carpenters Pension Fund                                         DB
951867598   1           *   Southern California Pipe Trades Trust Fund                                  *
953379185   1    06-10-63   Cement Masons Southern California Pension Trust                            DB
953746907   1    04-01-82   Western Conference of Teamsters Supplemental Benefit Plan                  DB
956032478   1    06-01-60   Operating Engineers Pension Trust Fund L#12                                DB
956042866   1    08-07-58   California Ironworkers Field Pension Trust                                 DB
956042875   1    09-14-59   Carpenters Pension Trust - Southern California                             DB

* Information requested from Department of Labor to make this determination, but was not provided.

                                 SCHEDULE 5.07

                                 ERISA MATTERS



(d)      No items.

(e)      No items.

(f) The Guarantor maintains a medical plan that provides medical benefits to former salaried employees.

(g)      No items.

(i)      No items.

(j)      No items.

                                 SCHEDULE 5.09

                         LIENS IN EXCESS OF $5,000,000



Under Broadway Insurance Company, Ltd.'s (Broadway) captive reinsurance program, Citibank has issued Letters of Credit to back Broadway's obligations. Citibank has a continuing lien on certain specified portions of deposits, in an amount of 105% of the aggregate balance of the outstanding Letters of Credit. At August 4, 1992, the aggregate balance of outstanding Letters of Credit related to Broadway Insurance was $32,328,582.

Thus, as of August 4, 1992, the existing lien outstanding is in the amount of $33,945,011.

                                 SCHEDULE 5.12

                             ENVIRONMENTAL MATTERS



                                    No Items

                                 SCHEDULE 5.17

                  CLAIMS OR LITIGATION CONCERNING COPYRIGHTS,
                           PATENTS, TRADEMARKS, ETC.



                                    No Items

                                SCHEDULE 5.18(a)

                      LIST OF SUBSIDIARES OF THE COMPANY



Atascosa Mining Co.
Broadway Insurance Company, Ltd.
Centennial Engineering, Inc.
CF Systems Corporation
CF Systems Remediation, Inc.
Cia. Intemacional de Ingenieria, S.A.
Construcciones Y Servicios Especializados S.A. De C.V.
Emkay Canada Natural Resources, Ltd.
Ferguson Morrison-Knudsen River Ltd.
H.K. Ferguson Benelux, S.A.
H.K. Ferguson Company of Canada Limited
H.K. Ferguson Company of New Zealand Limited
Joy MK Projects Company
MK Capital Corporation
MK-CICAL Holding Company, Inc.
MK-CICAL, S.A.
MK-Ferguson Engineering Company
MK-Ferguson of Idaho Company
MK-Ferguson of Oakridge Company
MK-River Constructie Maatschappij B.V.
MK Transit Properties Corporation
Morrison-Knudsen Company, Inc.
Morrison-Knudsen Company of New Zealand Limited
Morrison-Knudsen Engenharia, S.A.
Morrison-Knudsen Engineers, Inc.
Morfiwn-Knudsen International Company, Inc.
Morrison Knudsen Overseas PTE Ltd.
Motor Coils Manufacturing Co.
National Structures, Inc.
Navasota Mining Company, Inc.
Northern Construction Company Ltd.
Texas High Speed Rail Corporation
Western Aircraft, Inc.
Yampa Mining Co.

                                SCHEDULE 5.18(b)

                       EQUITY INVESTMENTS OF THE COMPANY



Westmoreland Resources, Inc.

                                SCHEDULE 5.18(c)

                     LIST OF SUBSIDIARIES OF THE GUARANTOR



Emkay Development Company, Inc.
Emkay Capital Investments, Inc.
McConnell Dowell Corporation
MK Sales Company
Morrison Knudsen Corporation (Ohio)
MK Gold Company
National Projects, Inc.
Morrison-Knudsen Services, Inc.
Morrison-Knudsen Financial Company, Inc.
Atascosa Mining Co.
Broadway Insurance Company, Ltd.
Centennial Engineering, Inc.
CF Systems Corporation
CF Systems Remediation, Inc.
Cia. Intemacional de Ingenieria, S.A.
Construcciones Y Servicios Especializados S.A. De C.V.
Emkay Canada Natural Resources, Ltd.
Ferguson Morrison-Knudsen River Ltd.
H.K. Ferguson Benelux, S.A.
H.K. Ferguson Company of Canada Limited
H.K. Ferguson Company of New Zealand Limited
Joy MK Projects Company
MK Capital Corporation
MK-CICAL Holding Company, Inc.
MK-CICAL, S.A.
MK-Ferguson Engineering Company
MK-Ferguson of Idaho Company
MK-Ferguson of Oakridge Company
MK-River Constructie Maatschappij B.V.
MK Transit Properties Corporation
Morrison-Knudsen Company, Inc.
Morrison-Knudsen Company of New Zealand Limited
Morrison-Knudsen Engenharia, S.A.
Morrison-Knudsen Engineers, Inc.
Morrison-Knudsen International Company, Inc.
Morrison Knudsen Overseas PTE Ltd.
Motor Coils Manufacturing Co.
National Structures, Inc.
Navasota Mining Company, Inc.

SCHEDULE 5.18(C)
LIST OF SUBSIDIARIES OF THE GUARANTOR
Page 2




Northern Construction Company Ltd.
Texas High Speed Rail Corporation
Westem Aircraft, Inc.
Yampa Mining Co.

                                SCHEDULE 5.18(d)

                      EQUITY INVESTMENTS OF THE GUARANTOR



Ace Limited
American Bank in Poland, Inc.
Beacon Light Products, Inc.
Eastmaque Gold Mines Ltd.
Encore Computer Corporation
H-W Properties
Idaho Company, The
KeyCorp
Meralco Industrial Engineering Services Corporation
Neutron Technology Corporation
West One Bancorp
Westmoreland Resources, Inc.
Wind Harvest Co., Inc.

        WAIVER TO STANDBY LETTER OF CREDIT AND  REIMBURSEMENT  AGREEMENT


         THIS WAIVER TO STANDBY LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (the "Waiver"), dated as of March 31, 1994, is entered into by and among Morrison Knudsen Corporation, an Ohio corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").


                                    RECITALS

         A. The Company, Banks, and Agent are parties to a Standby Letter of Credit and Reimbursement Agreement dated as of August 4, 1992 as amended by that Waiver and Amendment to Credit Agreement dated as of December 22, 1992 and as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of August 6, 1993 (as so amended and modified, the "Credit Acrreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company and certain of its subsidiaries and pursuant to which the Issuing Bank has issued a letter of credit for the benefit of Metra and for the account of the Company.

         B. The Company proposes to consolidate within its wholly-owned subsidiary, MK Rail Corporation, a Delaware corporation ("MK Rail"), the business of the remanufacture of locomotives, the manufacture of new locomotives, the design, manufacture and distribution of locomotive component parts and the provision of locomotive fleet maintenance services (together, the "Business"), which heretofore has been conducted through various divisions and subsidiaries of the Company. In connection therewith, the Company will transfer certain assets relating to the Business to MK Rail, enter into an Environment Liability Transfer Agreement pursuant to which MK Rail will assume all environmental liabilities and obligations relating to the Business, transfer certain obligations to MK Rail and enter into other arrangements, all as described in that Form S-1 Registration Statement filed by MK Rail with the SEC on February 24, 1994 (the "S-1"). Coincident with such transactions, MK Rail proposes to conduct an initial public offering of eight million shares of its common stock, as more specifically described in the S-1 (the "Offering").

         C. The Company has requested that the Banks (i) consent to the transfer of property and obligations relating to the Business to MK Rail as described in the S-1 (the "Transfer"), (ii) consent to the Offering, and (iii) waive the potential non-compliance with certain existing covenants under the Credit Agreement in connection with the Transfer and the Offering.

         D. The Agent and the Banks are willing to consent to and waive compliance with certain matters for purposes of the Credit Agreement, subject to the terms and conditions of this Waiver.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2       Waiver.

                 (a) For purposes of this Waiver, the "Items of Non-Compliance" shall mean:

                          (i)     any non-compliance with the requirements of
         Section 7.02 of the Credit Agreement solely as a consequence of the Transfer or the Offering; and

                          (ii)    any non-compliance with the requirements of
         Section 7.03 of the Credit Agreement solely as a consequence of the Transfer or the offering.

                 (b) Subject to and upon the terms and conditions hereof, the Agent and the Banks hereby waive the non-compliance constituting the Items of Non-Compliance, providing the Transfer and Offering are consummated no later than June 30, 1994.

                 (c) The Items of Non-Compliance are prospective only; the Company represents below that there exists no Default or Event of Default. Nothing contained herein shall be deemed a waiver of (or otherwise affect the Agent's or the Banks' ability to enforce) any Default or Event of Default, including without limitation (i) any Default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Transfer or the Offering (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Transfer or the Offering), and (ii) any Default or Event of Default arising at any time after the Effective Date and which is the same as any of the Items of Non-Compliance.

         3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

                 (a) No Default or Event of Default has occurred and is continuing.

                 (b) The execution, delivery and performance by the Company of this Waiver have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                 (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

                 (d) The Company is entering into this Waiver on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

         4. Effective Date. This Waiver will become effective as of March 31, 1994 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

                 (a) The Agent has received from the Company and the Majority Banks a duly executed original or facsimile copy of this Waiver, together with a Waiver to Guaranty ("Guaranty Waiver") addressing matters relating to the subject of this Waiver, duly executed by the Guarantor and the Majority Banks. The Agent may rely upon any document delivered to it in legible form by facsimile transmission.

                 (b) The Agent has received from the Company and the Guarantor a copy of a resolution passed by the board of directors of each such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Waiver and the Guaranty Waiver, respectively.

                 (c) All representations and warranties contained herein are true and correct as of the Effective Date.

         5. Reservation of Rights. The Company acknowledges and agrees that neither the Agent's nor the Banks' execution and delivery of this Waiver, shall be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to the Transfer or the Offering.

         6.      Miscellaneous.

                 (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver. This Waiver shall be deemed incorporated into, and a part of, the Credit Agreement.

                 (b) This Waiver shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver.

                 (c) This Waiver shall be governed by and construed in accordance with the law of the State of California.

                 (d) This Waiver may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 (e) This Waiver, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver supersedes all prior drafts and communications with respect thereto. This Waiver may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

                 (f) If any term or provision of this Waiver shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver or the Credit Agreement, respectively.

                 (g) The Company covenants to pay to or reimburse the Agent, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred by the Agent in connection with the development, preparation, negotiation, execution and delivery of this Waiver and the Guaranty Waiver.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver as of the date first above written.


                                       MORRISON KNUDSEN CORPORATION,
                                       an Ohio corporation


                                       By:    J. F. CLEARY
                                           --------------------------
                                              J. F. Cleary
                                       Title: VP Finance and Planning


                                       By:    D. L. BRIGHAM
                                           --------------------------
                                              D. L. Brigham
                                       Title: Treasurer

BANK OF AMERICA NATIONAL TRUST                 BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                               By:
                                                   ----------------------------
By: /s/ KEVIN LEADER                                  Title:
    ----------------------------                      -------------------------
Title: Vice President
                                               By:
                                                   ----------------------------
                                               Title:
BANK OF AMERICA NATIONAL TRUST                        -------------------------
AND SAVINGS ASSOCIATION, as a
Bank
                                               BANQUE PARIBAS

By:
    ----------------------------               By:
Title: Vice President                              ----------------------------
                                               Title:
                                                      -------------------------

BANK OF MONTREAL                               By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CIBC, INC.


THE BANK OF NOVA SCOTIA                        By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CREDIT LYONNAIS CAYMAN
                                               ISLANDS BRANCH
By:
    ----------------------------
Title:                                         By:
       -------------------------                   ----------------------------
                                               Title:
                                                      -------------------------
THE BANK OF TOKYO LIMITED
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title:
       -------------------------

BANK OF AMERICA NATIONAL TRUST                 BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title: Vice President
                                               By:
                                                   ----------------------------
                                               Title:
BANK OF AMERICA NATIONAL TRUST                        -------------------------
AND SAVINGS ASSOCIATION, as a
Bank
                                               BANQUE PARIBAS

By: /s/ RICHARD J. CERF
    ----------------------------               By:
Title: Vice President                              ----------------------------
                                               Title:
                                                      -------------------------

BANK OF MONTREAL                               By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CIBC, INC.


THE BANK OF NOVA SCOTIA                        By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CREDIT LYONNAIS CAYMAN
                                               ISLANDS BRANCH
By:
    ----------------------------
Title:                                         By:
       -------------------------                   ----------------------------
                                               Title:
                                                      -------------------------
THE BANK OF TOKYO LIMITED
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title:
       -------------------------

BANK OF AMERICA NATIONAL TRUST                 BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title: Vice President
                                               By:
                                                   ----------------------------
                                               Title:
BANK OF AMERICA NATIONAL TRUST                        -------------------------
AND SAVINGS ASSOCIATION, as a
Bank
                                               BANQUE PARIBAS

By:
    ----------------------------               By:
Title: Vice President                              ----------------------------
                                               Title:
                                                      -------------------------

BANK OF MONTREAL                               By:
                                                   ----------------------------
                                               Title:
By: /s/ J. D. HIGGINS                                 -------------------------
    ----------------------------
Title: Managing Director
       -------------------------               CIBC, INC.


THE BANK OF NOVA SCOTIA                        By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CREDIT LYONNAIS CAYMAN
                                               ISLANDS BRANCH
By:
    ----------------------------
Title:                                         By:
       -------------------------                   ----------------------------
                                               Title:
                                                      -------------------------
THE BANK OF TOKYO LIMITED
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title:
       -------------------------

BANK OF AMERICA NATIONAL TRUST                 BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title: Vice President
                                               By:
                                                   ----------------------------
                                               Title:
BANK OF AMERICA NATIONAL TRUST                        -------------------------
AND SAVINGS ASSOCIATION, as a
Bank
                                               BANQUE PARIBAS

By:
    ----------------------------               By:
Title: Vice President                              ----------------------------
                                               Title:
                                                      -------------------------

BANK OF MONTREAL                               By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CIBC, INC.


THE BANK OF NOVA SCOTIA                        By:
                                                   ----------------------------
                                               Title:
By: /s/ [unreadable signature]                        -------------------------
    ----------------------------
Title: Representative
       -------------------------               CREDIT LYONNAIS CAYMAN
                                               ISLANDS BRANCH
By:
    ----------------------------
Title:                                         By:
       -------------------------                   ----------------------------
                                               Title:
                                                      -------------------------
THE BANK OF TOKYO LIMITED
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title:
       -------------------------

BANK OF AMERICA NATIONAL TRUST                 BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title: Vice President
                                               By:
                                                   ----------------------------
                                               Title:
BANK OF AMERICA NATIONAL TRUST                        -------------------------
AND SAVINGS ASSOCIATION, as a
Bank
                                               BANQUE PARIBAS

By:
    ----------------------------               By:
Title: Vice President                              ----------------------------
                                               Title:
                                                      -------------------------

BANK OF MONTREAL                               By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CIBC, INC.


THE BANK OF NOVA SCOTIA                        By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CREDIT LYONNAIS CAYMAN
                                               ISLANDS BRANCH
By:
    ----------------------------
Title:                                         By:
       -------------------------                   ----------------------------
                                               Title:
                                                      -------------------------
THE BANK OF TOKYO LIMITED
                                               By:
                                                   ----------------------------
By: /s/ STAN VANCE                             Title:
    ----------------------------                      -------------------------
Title: Vice President
       -------------------------

BANK OF AMERICA NATIONAL TRUST                 BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                               By: /s/ JUDITH A. DOULY
                                                   ----------------------------
By:                                            Title: Vice President
    ----------------------------                      -------------------------
Title: Vice President
                                               By: /s/ KATHIE WOLFE
                                                   ----------------------------
                                               Title: Vice President
BANK OF AMERICA NATIONAL TRUST                        -------------------------
AND SAVINGS ASSOCIATION, as a
Bank
                                               BANQUE PARIBAS

By:
    ----------------------------               By:
Title: Vice President                              ----------------------------
                                               Title:
                                                      -------------------------

BANK OF MONTREAL                               By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CIBC, INC.


THE BANK OF NOVA SCOTIA                        By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CREDIT LYONNAIS CAYMAN
                                               ISLANDS BRANCH
By:
    ----------------------------
Title:                                         By:
       -------------------------                   ----------------------------
                                               Title:
                                                      -------------------------
THE BANK OF TOKYO LIMITED
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title:
       -------------------------

BANK OF AMERICA NATIONAL TRUST                 BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title: Vice President
                                               By:
                                                   ----------------------------
                                               Title:
BANK OF AMERICA NATIONAL TRUST                        -------------------------
AND SAVINGS ASSOCIATION, as a
Bank
                                               BANQUE PARIBAS

By:
    ----------------------------               By: /s/ [unreadable signature]
Title: Vice President                              ----------------------------
                                               Title: G.V.P.
                                                      -------------------------

BANK OF MONTREAL                               By: /s/ [unreadable signature]
                                                   ----------------------------
                                               Title: G.V.P.
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CIBC, INC.


THE BANK OF NOVA SCOTIA                        By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CREDIT LYONNAIS CAYMAN
                                               ISLANDS BRANCH
By:
    ----------------------------
Title:                                         By:
       -------------------------                   ----------------------------
                                               Title:
                                                      -------------------------
THE BANK OF TOKYO LIMITED
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title:
       -------------------------

BANK OF AMERICA NATIONAL TRUST                 BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title: Vice President
                                               By:
                                                   ----------------------------
                                               Title:
BANK OF AMERICA NATIONAL TRUST                        -------------------------
AND SAVINGS ASSOCIATION, as a
Bank
                                               BANQUE PARIBAS

By:
    ----------------------------               By:
Title: Vice President                              ----------------------------
                                               Title:
                                                      -------------------------

BANK OF MONTREAL                               By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CIBC, INC.


THE BANK OF NOVA SCOTIA                        By: /s/ [unreadable signature]
                                                   ----------------------------
                                               Title: V.P.
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CREDIT LYONNAIS CAYMAN
                                               ISLANDS BRANCH
By:
    ----------------------------
Title:                                         By:
       -------------------------                   ----------------------------
                                               Title:
                                                      -------------------------
THE BANK OF TOKYO LIMITED
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title:
       -------------------------

BANK OF AMERICA NATIONAL TRUST                 BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title: Vice President
                                               By:
                                                   ----------------------------
                                               Title:
BANK OF AMERICA NATIONAL TRUST                        -------------------------
AND SAVINGS ASSOCIATION, as a
Bank
                                               BANQUE PARIBAS

By:
    ----------------------------               By:
Title: Vice President                              ----------------------------
                                               Title:
                                                      -------------------------

BANK OF MONTREAL                               By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CIBC, INC.


THE BANK OF NOVA SCOTIA                        By:
                                                   ----------------------------
                                               Title:
By:                                                   -------------------------
    ----------------------------
Title:
       -------------------------               CREDIT LYONNAIS CAYMAN
                                               ISLANDS BRANCH
By:
    ----------------------------
Title:                                         By: /s/ [unreadable signature]
       -------------------------                   ----------------------------
                                               Title: Authorized Signatory
                                                      -------------------------
THE BANK OF TOKYO LIMITED
                                               By:
                                                   ----------------------------
By:                                            Title:
    ----------------------------                      -------------------------
Title:
       -------------------------

HONG KONG AND SHANGHAI BANKING                 UNION BANK OF SWITZERLAND
CORPORATION

                                               By:
By: /s/[unreadable signature]                      ----------------------------
    ----------------------------               Title:
Title: Vice President                                 -------------------------
       -------------------------

                                               By:
                                                   ----------------------------
THE LONG-TERM CREDIT BANK OF                   Title:
JAPAN, LTD.  LOS ANGELES AGENCY                       -------------------------


By:                                            WESTDEUTSCHE LANDESBANK
    ----------------------------               GIROZENTRALE
Title:
       -------------------------
                                               By:
                                                   ----------------------------
NATIONAL WESTMINSTER BANK PLC                  Title:
                                                      -------------------------

By:                                            By:
    ----------------------------                   ----------------------------
Title:                                         Title:
       -------------------------                      -------------------------


ROYAL BANK OF CANADA


By:
    ----------------------------
Title:
       -------------------------


SAN PAOLO BANK


By:
    ----------------------------
Title:
       -------------------------

By:
    ----------------------------
Title:
       -------------------------

HONG KONG AND SHANGHAI BANKING                 UNION BANK OF SWITZERLAND
CORPORATION

                                               By:
By:                                                ----------------------------
    ----------------------------               Title:
Title:                                                -------------------------
       -------------------------

                                               By:
                                                   ----------------------------
THE LONG-TERM CREDIT BANK OF                   Title:
JAPAN, LTD.  LOS ANGELES AGENCY                       -------------------------


By: /s/ [unreadable signature]                 WESTDEUTSCHE LANDESBANK
    ----------------------------               GIROZENTRALE
Title: Vice President
       -------------------------
                                               By:
                                                   ----------------------------
NATIONAL WESTMINSTER BANK PLC                  Title:
                                                      -------------------------

By:                                            By:
    ----------------------------                   ----------------------------
Title:                                         Title:
       -------------------------                      -------------------------


ROYAL BANK OF CANADA


By:
    ----------------------------
Title:
       -------------------------


SAN PAOLO BANK


By:
    ----------------------------
Title:
       -------------------------

By:
    ----------------------------
Title:
       -------------------------

HONG KONG AND SHANGHAI BANKING                 UNION BANK OF SWITZERLAND
CORPORATION

                                               By:
By:                                                ----------------------------
    ----------------------------               Title:
Title:                                                -------------------------
       -------------------------

                                               By:
                                                   ----------------------------
THE LONG-TERM CREDIT BANK OF                   Title:
JAPAN, LTD.  LOS ANGELES AGENCY                       -------------------------


By:                                            WESTDEUTSCHE LANDESBANK
    ----------------------------               GIROZENTRALE
Title:
       -------------------------
                                               By:
                                                   ----------------------------
NATIONAL WESTMINSTER BANK PLC                  Title:
                                                      -------------------------

By: /s/ MICHAEL E. KEATING                     By:
    ----------------------------                   ----------------------------
Title: Vice President                          Title:
       -------------------------                      -------------------------


ROYAL BANK OF CANADA


By:
    ----------------------------
Title:
       -------------------------


SAN PAOLO BANK


By:
    ----------------------------
Title:
       -------------------------

By:
    ----------------------------
Title:
       -------------------------

HONG KONG AND SHANGHAI BANKING                 UNION BANK OF SWITZERLAND
CORPORATION

                                               By:
By:                                                ----------------------------
    ----------------------------               Title:
Title:                                                -------------------------
       -------------------------

                                               By:
                                                   ----------------------------
THE LONG-TERM CREDIT BANK OF                   Title:
JAPAN, LTD.  LOS ANGELES AGENCY                       -------------------------


By:                                            WESTDEUTSCHE LANDESBANK
    ----------------------------               GIROZENTRALE
Title:
       -------------------------
                                               By:
                                                   ----------------------------
NATIONAL WESTMINSTER BANK PLC                  Title:
                                                      -------------------------

By:                                            By:
    ----------------------------                   ----------------------------
Title:                                         Title:
       -------------------------                      -------------------------


ROYAL BANK OF CANADA


By: /s/ BRIAN W. DIXON
    ----------------------------
Title: Senior Manager
       -------------------------


SAN PAOLO BANK


By:
    ----------------------------
Title:
       -------------------------

By:
    ----------------------------
Title:
       -------------------------

HONG KONG AND SHANGHAI BANKING                 UNION BANK OF SWITZERLAND
CORPORATION

                                               By:
By:                                                ----------------------------
    ----------------------------               Title:
Title:                                                -------------------------
       -------------------------

                                               By:
                                                   ----------------------------
THE LONG-TERM CREDIT BANK OF                   Title:
JAPAN, LTD.  LOS ANGELES AGENCY                       -------------------------


By:                                            WESTDEUTSCHE LANDESBANK
    ----------------------------               GIROZENTRALE
Title:
       -------------------------
                                               By:
                                                   ----------------------------
NATIONAL WESTMINSTER BANK PLC                  Title:
                                                      -------------------------

By:                                            By:
    ----------------------------                   ----------------------------
Title:                                         Title:
       -------------------------                      -------------------------


ROYAL BANK OF CANADA


By:
    ----------------------------
Title:
       -------------------------


SAN PAOLO BANK


By: /s/ [unreadable signature]
    ----------------------------
Title: A.V.P.
       -------------------------

By: /s/ [unreadable signature]
    ----------------------------
Title: A.V.P.
       -------------------------

HONG KONG AND SHANGHAI BANKING                 UNION BANK OF SWITZERLAND
CORPORATION

                                               By: /s/ ANDRES T. BROWN
By:                                                ----------------------------
    ----------------------------               Title: Vice President
Title:                                                -------------------------
       -------------------------

                                               By: /s/ PETER S. HUMBER
                                                   ----------------------------
THE LONG-TERM CREDIT BANK OF                   Title: Vice President
JAPAN, LTD.  LOS ANGELES AGENCY                       -------------------------


By:                                            WESTDEUTSCHE LANDESBANK
    ----------------------------               GIROZENTRALE
Title:
       -------------------------
                                               By:
                                                   ----------------------------
NATIONAL WESTMINSTER BANK PLC                  Title:
                                                      -------------------------

By:                                            By:
    ----------------------------                   ----------------------------
Title:                                         Title:
       -------------------------                      -------------------------


ROYAL BANK OF CANADA


By:
    ----------------------------
Title:
       -------------------------


SAN PAOLO BANK


By:
    ----------------------------
Title:
       -------------------------

By:
    ----------------------------
Title:
       -------------------------

HONG KONG AND SHANGHAI BANKING                 UNION BANK OF SWITZERLAND
CORPORATION

                                               By:
By:                                                ----------------------------
    ----------------------------               Title:
Title:                                                -------------------------
       -------------------------

                                               By:
                                                   ----------------------------
THE LONG-TERM CREDIT BANK OF                   Title:
JAPAN, LTD.  LOS ANGELES AGENCY                       -------------------------


By:                                            WESTDEUTSCHE LANDESBANK
    ----------------------------               GIROZENTRALE
Title:
       -------------------------
                                               By: /s/ [unreadable signature]
                                                   ----------------------------
NATIONAL WESTMINSTER BANK PLC                  Title: V.P.
                                                      -------------------------

By:                                            By: /s/ [unreadable signature]
    ----------------------------                   ----------------------------
Title:                                         Title: Associate
       -------------------------                      -------------------------


ROYAL BANK OF CANADA


By:
    ----------------------------
Title:
       -------------------------


SAN PAOLO BANK


By:
    ----------------------------
Title:
       -------------------------

By:
    ----------------------------
Title:
       -------------------------

                               WAIVER TO GUARANTY

         THIS WAIVER TO GUARANTY (the "Waiver"), dated as of March 31, 1994, is entered into by and among, Morrison Knudsen Corporation, a Delaware corporation (the "Guarantor"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

                                    RECITALS

         A. Morrison Knudsen Corporation, an Ohio corporation (the "Company"), Banks, and Agent are parties to a Standby Letter of Credit and Reimbursement Agreement dated as of August 4, 1992 as amended by that Waiver and Amendment to Credit Agreement dated as of December 22, 1992 and as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of August 6, 1993 (as so amended and modified, the "Credit
Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company and certain of its subsidiaries and pursuant to which the Issuing Bank has issued a letter of credit for the benefit of Metra and for the account of the Company. The obligations of the Company under the Credit Agreement are unconditionally guaranteed by the Guarantor pursuant to that Guaranty dated as of August 4, 1992, as amended or modified by the Waiver and Amendment to Guaranty dated as of December 22, 1992 and that Waiver to Guaranty dated as of August 6, 1993 (as so amended and modified, the "Guaranty").

         B. The Company proposes to consolidate within its wholly-owned subsidiary, MK Rail Corporation, a Delaware corporation ("IMK Rail"), the business of the remanufacture of locomotives, the manufacture of new locomotives, the design, manufacture and distribution of locomotive component parts and the provision of locomotive fleet maintenance services (together, the "Business"), which heretofore has been conducted through various divisions and subsidiaries of the Company. In connection therewith, the Company will transfer certain assets relating to the Business to MK Rail, enter into an Environment Liability Transfer Agreement pursuant to which MK Rail will assume all environmental liabilities and obligations relating to the Business, transfer certain obligations to MK Rail and enter into other arrangements, all as described in that Form S-1 Registration Statement filed by MK Rail with the SEC on February 24, 1994 (the "S-1"). Coincident with such transactions, MK Rail proposes to conduct an initial public offering of eight million shares of its common stock, as more specifically described in the S-1 (the "Offering").

         C.      The Company and the Guarantor have requested that the Banks
(i) consent to the transfer of property and obligations relating to the Business to MK Rail as described in the S-1 (the "Transfer"), (ii) consent to the Offering, and (iii) waive the potential non-compliance with certain existing covenants under the Credit Agreement and the Guaranty in connection with the Transfer and the Offering.

         D. The Agent and the Banks are willing to consent to and waive compliance with certain matters for purposes of the Guaranty, subject to the terms and conditions of this Waiver.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2.       Waiver.

                 (a) For purposes of this Waiver, the "Items of Non-Compliance" shall mean:

                          (i)     any non-compliance with the requirements of
         Section 5.2 of the Guaranty solely as a consequence of the Transfer or the Offering; and

                          (ii)    any non-compliance with the requirements of
         Section 5.3 of the Guaranty solely as a consequence of the Transfer or the Offering.

                 (b) Subject to and upon the terms and conditions hereof, the Agent and the Banks hereby waive the non-compliance constituting the Items of Non-Compliance, providing the Transfer and Offering are consummated no later than June 30, 1994.

                 (c) The Items of Non-Compliance are prospective only; the Guarantor represents below that there exists no breach of or default under the Guaranty. Nothing contained herein shall be deemed a waiver of (or otherwise affect the Agent's or the Banks' ability to enforce) any Default or Event of Default, including without limitation (i) any Default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Transfer or the Offering (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Transfer or the Offering), and (ii) any Default or Event of Default arising at any time after the Effective Date and which is the same as any of the Items of Non-Compliance.

         3. Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and the Banks as follows:

                 (a) No breach or default has occurred and is continuing under the Guaranty.

                 (b) The execution, delivery and performance by the Guarantor of this Waiver have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Guaranty constitutes the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                 (c) All representations and warranties of the Guarantor contained in the Guaranty are true and correct.

                 (d) The Guarantor is entering into this Waiver on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

         4. Effective Date. This Waiver will become effective as of March 31, 1994 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

                 (a) The Agent has received from the Guarantor and the Majority Banks a duly executed original or facsimile copy of this Waiver, together with a Waiver to Standby Letter of Credit and Reimbursement Agreement ("Agreement Waiver") addressing matters relating to the subject of this Waiver, duly executed by the Guarantor and the Majority Banks. The Agent may rely upon any document delivered to it in legible form by facsimile transmission.

                 (b) The Agent has received from the Guarantor and the Company a copy of a resolution passed by the board of directors of each such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Waiver and the Agreement Waiver, respectively.

                 (c) All representations and warranties contained herein are true and correct as of the Effective Date.

         5. Reservation of Rights. The Guarantor acknowledges and agrees that neither the Agent's nor the Banks' execution and delivery of this Waiver, shall be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to the Transfer or the Offering. The Guarantor hereby consents to the execution, delivery and performance by the Company, the Agent and the Banks of the Agreement Waiver and hereby reaffirms and agrees that the Guaranty is in full force and effect, without defense, offset or counterclaim.

         6.      Miscellaneous.

                 (a) Except as herein expressly amended, all terms, covenants and provisions of the Guaranty are and shall remain in full force and effect and all references therein to such Guaranty shall henceforth refer to the Guaranty as amended by this Waiver. This Waiver shall be deemed incorporated into, and a part of, the Guaranty.

                 (b) This Waiver shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver.

                 (c) This Waiver shall be governed by and construed in accordance with the law of the State of California.

                 (d) This Waiver may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 (e) This Waiver, together with the Guaranty, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver supersedes all prior drafts and communications with respect thereto.

                 (f) If any term or provision of this Waiver shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver or the Guaranty, respectively.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver as of the date first above written.


                                           MORRISON KNUDSEN CORPORATION,
                                           a Delaware corporation

                                           By: /s/ J.F. CLEARY
                                               --------------------------
                                                   J.F. Cleary
                                           Title:  VP Finance & Planning
                                                   ----------------------

                                           By: /s/ D.L. BRIGHAM
                                               --------------------------
                                                   D.L. Brigham
                                           Title:  Treasurer
                                                   ----------------------

                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as Agent

                                           By:
                                               --------------------------
                                           Title:  Vice President


                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as a Bank

                                           By:
                                               --------------------------
                                           Title:  Vice President
provision shall be invalidated without affecting the remaining provisions of this Waiver or the Guaranty, respectively.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver as of the date first above written.


                                           MORRISON KNUDSEN CORPORATION,
                                           a Delaware corporation

                                           By:
                                               --------------------------
                                           Title:
                                                  -----------------------

                                           By:
                                               --------------------------
                                           Title:
                                                  -----------------------

                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as Agent

                                           By: /s/ KEVIN LEADER
                                               --------------------------
                                           Title:  Vice President


                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as a Bank


                                           By:
                                               --------------------------
                                           Title: Vice President
provision shall be invalidated without affecting the remaining provisions of this Waiver or the Guaranty, respectively.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver as of the date first above written.


                                           MORRISON KNUDSEN CORPORATION,
                                           a Delaware corporation

                                           By:
                                               --------------------------
                                           Title:
                                                  -----------------------

                                           By:
                                               --------------------------
                                           Title:
                                                  -----------------------

                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as  Agent


                                           By:
                                               --------------------------
                                           Title:  Vice President


                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as a Bank


                                           By: /s/ RICHARD J. CERF
                                               --------------------------
                                           Title: Vice President

BANK OF MONTREAL                                BANQUE PARIBAS

By: /s/J.D. HIGGINS                                By:
   -------------------------                       -------------------------
Title: Managing Director                        Title:
      ----------------------                          ----------------------

                                                By:
THE BANK OF NOVA SCOTIA                            -------------------------
                                                Title:
By:                                                   ----------------------
   -------------------------
Title:
      ----------------------                    CIBC, INC.

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------


THE BANK OF TOKYO LIMITED                       CREDIT LYONNAIS CAYMAN
                                                ISLANDS BRANCH
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANQUE NATIONALE DE PARIS                       By:
                                                    ------------------------
By:                                             Title:
   -------------------------                          ----------------------
Title:
      ----------------------
                                                HONG KONG AND SHANGHAI
                                                BANKING CORPORATION
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANK OF MONTREAL                                BANQUE PARIBAS

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------

                                                By:
THE BANK OF NOVA SCOTIA                            -------------------------
                                                Title:
By: /s/ [unreadable signature]                        ----------------------
   -------------------------
Title: Representative
      ----------------------                    CIBC, INC.

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------


THE BANK OF TOKYO LIMITED                       CREDIT LYONNAIS CAYMAN
                                                ISLANDS BRANCH
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANQUE NATIONALE DE PARIS                       By:
                                                    ------------------------
By:                                             Title:
   -------------------------                          ----------------------
Title:
      ----------------------
                                                HONG KONG AND SHANGHAI
                                                BANKING CORPORATION
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANK OF MONTREAL                                BANQUE PARIBAS

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------

                                                By:
THE BANK OF NOVA SCOTIA                            -------------------------
                                                Title:
By:                                                   ----------------------
   -------------------------
Title:
      ----------------------                    CIBC, INC.

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------


THE BANK OF TOKYO LIMITED                       CREDIT LYONNAIS CAYMAN
                                                ISLANDS BRANCH
By: /s/ STAN VANCE
   -------------------------                    By:
Title: Vice President                              -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANQUE NATIONALE DE PARIS                       By:
                                                    ------------------------
By:                                             Title:
   -------------------------                          ----------------------
Title:
      ----------------------
                                                HONG KONG AND SHANGHAI
                                                BANKING CORPORATION
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANK OF MONTREAL                                BANQUE PARIBAS

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------

                                                By:
THE BANK OF NOVA SCOTIA                            -------------------------
                                                Title:
By:                                                   ----------------------
   -------------------------
Title:
      ----------------------                    CIBC, INC.

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------


THE BANK OF TOKYO LIMITED                       CREDIT LYONNAIS CAYMAN
                                                ISLANDS BRANCH
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANQUE NATIONALE DE PARIS                       By:
                                                    ------------------------
By: /s/ JUDITH A. DOWLING                       Title:
   -------------------------                          ----------------------
Title: Vice President
      ----------------------
                                                HONG KONG AND SHANGHAI
                                                BANKING CORPORATION
By: /s/ KATHERINE WOLFE
   -------------------------                    By:
Title: Vice President                              -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANK OF MONTREAL                                BANQUE PARIBAS

By:                                             By: /s/ [unreadable signature]
   -------------------------                       -------------------------
Title:                                          Title: G.V.P.
      ----------------------                          ----------------------

                                                By: /s/ [unreadable signature]
THE BANK OF NOVA SCOTIA                            -------------------------
                                                Title: G.V.P.
By:                                                   ----------------------
   -------------------------
Title:
      ----------------------                    CIBC, INC.

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------


THE BANK OF TOKYO LIMITED                       CREDIT LYONNAIS CAYMAN
                                                ISLANDS BRANCH
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANQUE NATIONALE DE PARIS                       By:
                                                    ------------------------
By:                                             Title:
   -------------------------                          ----------------------
Title:
      ----------------------
                                                HONG KONG AND SHANGHAI
                                                BANKING CORPORATION
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANK OF MONTREAL                                BANQUE PARIBAS

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------

                                                By:
THE BANK OF NOVA SCOTIA                            -------------------------
                                                Title:
By:                                                   ----------------------
   -------------------------
Title:
      ----------------------                    CIBC, INC.

By:                                             By: /s/ [unreadable signature]
   -------------------------                       -------------------------
Title:                                          Title: V.P.
      ----------------------                          ----------------------


THE BANK OF TOKYO LIMITED                       CREDIT LYONNAIS CAYMAN
                                                ISLANDS BRANCH
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANQUE NATIONALE DE PARIS                       By:
                                                    ------------------------
By:                                             Title:
   -------------------------                          ----------------------
Title:
      ----------------------
                                                HONG KONG AND SHANGHAI
                                                BANKING CORPORATION
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANK OF MONTREAL                                BANQUE PARIBAS

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------

                                                By:
THE BANK OF NOVA SCOTIA                            -------------------------
                                                Title:
By:                                                   ----------------------
   -------------------------
Title:
      ----------------------                    CIBC, INC.

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------


THE BANK OF TOKYO LIMITED                       CREDIT LYONNAIS CAYMAN
                                                ISLANDS BRANCH
By:
   -------------------------                    By: /s/ [unreadable signature]
Title:                                             -------------------------
      ----------------------                    Title: Authorized Signatory
                                                      ----------------------

BANQUE NATIONALE DE PARIS                       By:
                                                    ------------------------
By:                                             Title:
   -------------------------                          ----------------------
Title:
      ----------------------
                                                HONG KONG AND SHANGHAI
                                                BANKING CORPORATION
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANK OF MONTREAL                                BANQUE PARIBAS

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------

                                                By:
THE BANK OF NOVA SCOTIA                            -------------------------
                                                Title:
By:                                                   ----------------------
   -------------------------
Title:
      ----------------------                    CIBC, INC.

By:                                             By:
   -------------------------                       -------------------------
Title:                                          Title:
      ----------------------                          ----------------------


THE BANK OF TOKYO LIMITED                       CREDIT LYONNAIS CAYMAN
                                                ISLANDS BRANCH
By:
   -------------------------                    By:
Title:                                             -------------------------
      ----------------------                    Title:
                                                      ----------------------

BANQUE NATIONALE DE PARIS                       By:
                                                    ------------------------
By:                                             Title:
   -------------------------                          ----------------------
Title:
      ----------------------
                                                HONG KONG AND SHANGHAI
                                                BANKING CORPORATION
By:
   -------------------------                    By: /s/ [unreadable signature]
Title:                                             -------------------------
      ----------------------                    Title: Vice President
                                                      ----------------------

THE LONG-TERM CREDIT BANK OF                   UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY                                         By:
                                                   -------------------------
By: /s/ [unreadable signature]              Title:
   --------------------------                        -----------------------
Title: Vice President
      -----------------------                  By:
                                                  --------------------------
                                               Title:
NATIONAL WESTMINSTER BANK PLC                        -----------------------

By:
   --------------------------                  WESTDEUTSCHE LANDESBANK
                                               GIROZENTRALE
Title:
      -----------------------                  By:
                                                  --------------------------
                                               Title:
ROYAL BANK OF CANADA                                 -----------------------

By:                                            By:
   --------------------------                     --------------------------
Title:                                         Title:
      -----------------------                        -----------------------


SAN PAOLO BANK

By:
   --------------------------
Title:
      -----------------------

By:
   --------------------------
Title:
      -----------------------

THE LONG-TERM CREDIT BANK OF                   UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY                                         By:
                                                   -------------------------
By:                                            Title:
   --------------------------                        -----------------------
Title:
      -----------------------                  By:
                                                  --------------------------
                                               Title:
NATIONAL WESTMINSTER BANK PLC                        -----------------------

By: /s/ MICHAEL E. KEATING
   --------------------------                  WESTDEUTSCHE LANDESBANK
                                               GIROZENTRALE
Title: Vice President
      -----------------------                  By:
                                                  --------------------------
                                               Title:
ROYAL BANK OF CANADA                                 -----------------------

By:                                            By:
   --------------------------                     --------------------------
Title:                                         Title:
      -----------------------                        -----------------------


SAN PAOLO BANK

By:
   --------------------------
Title:
      -----------------------

By:
   --------------------------
Title:
      -----------------------

THE LONG-TERM CREDIT BANK OF                   UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY                                         By:
                                                   -------------------------
By:                                            Title:
   --------------------------                        -----------------------
Title:
      -----------------------                  By:
                                                  --------------------------
                                               Title:
NATIONAL WESTMINSTER BANK PLC                        -----------------------

By:
   --------------------------                  WESTDEUTSCHE LANDESBANK
                                               GIROZENTRALE
Title:
      -----------------------                  By:
                                                  --------------------------
                                               Title:
ROYAL BANK OF CANADA                                 -----------------------

By: /s/ BRIAN W. DIXON                         By:
   --------------------------                     --------------------------
Title: Senior Manager                          Title:
      -----------------------                        -----------------------


SAN PAOLO BANK

By:
   --------------------------
Title:
      -----------------------

By:
   --------------------------
Title:
      -----------------------

THE LONG-TERM CREDIT BANK OF                   UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY                                         By:
                                                   -------------------------
By:                                            Title:
   --------------------------                        -----------------------
Title:
      -----------------------                  By:
                                                  --------------------------
                                               Title:
NATIONAL WESTMINSTER BANK PLC                        -----------------------

By:
   --------------------------                  WESTDEUTSCHE LANDESBANK
                                               GIROZENTRALE
Title:
      -----------------------                  By:
                                                  --------------------------
                                               Title:
ROYAL BANK OF CANADA                                 -----------------------

By:                                            By:
   --------------------------                     --------------------------
Title:                                         Title:
      -----------------------                        -----------------------


SAN PAOLO BANK

By: /s/ [unreadable signature]
   --------------------------
Title: A.V.P.
      -----------------------

By: /s/ [unreadable signature]
   --------------------------
Title: A.V.P.
      -----------------------

THE LONG-TERM CREDIT BANK OF                   UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY                                         By:  /s/ ANDRES T. BROWN
                                                   -------------------------
By:                                            Title: Vice President
   --------------------------                        -----------------------
Title:
      -----------------------                  By: /s/ PETER S. HUMBER
                                                  --------------------------
                                               Title: Vice President
NATIONAL WESTMINSTER BANK PLC                        -----------------------

By:
   --------------------------                  WESTDEUTSCHE LANDESBANK
                                               GIROZENTRALE
Title:
      -----------------------                  By:
                                                  --------------------------
                                               Title:
ROYAL BANK OF CANADA                                 -----------------------

By:                                            By:
   --------------------------                     --------------------------
Title:                                         Title:
      -----------------------                        -----------------------


SAN PAOLO BANK

By:
   --------------------------
Title:
      -----------------------

By:
   --------------------------
Title:
      -----------------------

THE LONG-TERM CREDIT BANK OF                   UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY                                         By:
                                                   -------------------------
By:                                            Title:
   --------------------------                        -----------------------
Title:
      -----------------------                  By:
                                                  --------------------------
                                               Title:
NATIONAL WESTMINSTER BANK PLC                        -----------------------

By:
   --------------------------                  WESTDEUTSCHE LANDESBANK
                                               GIROZENTRALE
Title:
      -----------------------                  By: /s/ [unreadable signature]
                                                  --------------------------
                                               Title: V.P.
ROYAL BANK OF CANADA                                 -----------------------

By:                                            By: /s/ ROBERT J. NOLAN
   --------------------------                     --------------------------
Title:                                         Title: Associate
      -----------------------                        -----------------------


SAN PAOLO BANK

By:
   --------------------------
Title:
      -----------------------

By:
   --------------------------
Title:
      -----------------------

                         WAIVER AND SECOND AMENDMENT
                        TO STANDBY LETTER OF CREDIT AND
                            REIMBURSEMENT AGREEMENT


         THIS WAIVER AND SECOND AMENDMENT TO STANDBY LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (the "Waiver and Amendment"), dated as of August 9, 1994, is entered into by and among Morrison Knudsen Corporation, an Ohio corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Letter of Credit and Reimbursement Agreement (collectively, the "Banks").


                                    RECITALS

         A. The Company, Banks, and Agent are parties to a Standby Letter of Credit and Reimbursement Agreement dated as of August 4, 1992 as amended by that Waiver and Amendment to Credit Agreement dated as of December 22, 1992, as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of August 6, 1993, and as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of March 31, 1994 (as so amended and modified, the "Credit Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company and certain of its subsidiaries and pursuant to which the Issuing Bank has issued a letter of credit for the benefit of Metra and for the account of the Company.

         B. The Company has reported to the Agent and the Banks the existence of a certain event of default under the Credit Agreement. The Company has requested that the Banks waive such event of default and agree to certain amendments of the Credit Agreement.

         C. The Banks are willing to waive such default under the Credit Agreement, and to amend the Credit Agreement, subject to the terms and conditions of this Waiver and Amendment.


         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings, if any, assigned to them in the Credit Agreement.

         2.      Default and waiver.

                 (a) For purposes of this Waiver and Amendment, the "Existing Default" means the default existing on this date under Section 7.13 of the Credit Agreement for the period ended on June 30, 1994 by reason of the non-recurring charges to income for the quarter ended June 30, 1994 in the aggregate pre-tax amount of $92,022,000 announced by the Company on July 19, 1994.

                 (b) Subject to and upon the terms and conditions hereof, the Banks hereby waive the Existing Default.

                 (c) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Agent's or the Banks' ability to enforce) any other default or Event of Default, including without limitation (i) any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Default (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Default), and (ii) any default or Event of Default arising at any time after the Effective Date and which is the same as any of the Existing Default.


         3.      Amendments to Credit Agreement.

                 (a) Section 1.01 of the Credit Agreement is amended by inserting the following definitions in the proper alphabetical location:

                 "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

                 "S&P" means Standard & Poor's Corporation and any successor thereto that is a nationally recognized rating agency.


                 (b) Section 2.08(a) of the Credit Agreement is amended by inserting "(i)" after "(a)" and adding the following as clause (ii) to Section 2.08(a):

                          "(ii)   The Letter of Credit Fee will increase to
                 0.50% per annum if (A) the Company's long-term debt is rated below BBB- by S&P or below Baa3 by Moody's, or (B) the Company's commercial paper is rated below A3 by S&P or P3 by Moody's, or (C) both of the Company's long term debt and commercial paper is not rated by either S&P or Moody's. The increase in the fee shall take effect as of the opening of business on the day on which either of the rating agencies announces a change in the relevant rating."

                 (c) Section 6.01 of the Credit Agreement is amended by adding the following as new subsection (e) to such Section:

                          "(e) as soon as available but not later than 45 days after the end of each of its fiscal quarters, a current schedule of Metra cars delivered, payments, and Letter of Credit status substantially in the form of the "METRA LETTER OF CREDIT - PROJECTED L/C REQUIREMENT" in the form of the chart provided in Tab 2 of the Company's "Presentation to Financial Institutions" dated July 1994."

                 (d) Section 7.13 of the Credit Agreement is amended by inserting "(i)" immediately after the caption to such Section and adding the following as subsection (ii) to such Section:

                 "(ii)    For purposes of this Section, Consolidated Operating
         Income shall be calculated without giving effect to the non-recurring charges to income for the quarter ended June 30, 1994 in the aggregate pre-tax amount of $92,022,000 announced by the Company on July 19, 1994."


         4. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

                 (a) Other than the Existing Default, no Default or Event of Default has occurred and is continuing.

                 (b) The execution, delivery and performance by the Company of this Waiver and Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Waiver and Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                 (c) Subject to the Existing Default, all representations and warranties of the Company contained in the Credit Agreement are true and correct.

                 (d) The Company is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

         5. Effective Date. This Waiver and Amendment will become effective as of August 9, 1994 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

                 (a) The Agent has received from the Company and the Majority Banks a duly executed original or facsimile copy of this waiver, together with (i) a duly executed Guarantor Acknowledgment and Consent in the form attached hereto (the "Consent"), and (ii) a Waiver to Guaranty ("Guaranty Waiver") addressing matters relating to the subject of this Waiver, duly executed by the Guarantor and the Majority Banks. The Agent may rely upon any document delivered to it in legible form by facsimile transmission.

                 (b) The Agent has received from the Company and the Guarantor a copy of a resolution passed by the board of directors of each such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Waiver and the Guaranty Waiver, respectively.

                 (c) All representations and warranties contained herein are true and correct as of the Effective Date.

                 (d) The Agent has received from the Company (i) the sum of $2,5OO for each Bank responding, by close of business on August 5, 1994, to the Agent's letter to the Banks dated August 1, 1994, describing the Company's request for this Waiver and Amendment; and (ii) the sum agreed upon between the Company and the Agent as the one-time non-refundable administrative agency fee for the account of the Agent in connection with this Waiver and Amendment.


         6. Reservation of Rights. The Company acknowledges and agrees that neither the Agent's nor the Banks' forbearance in exercising their rights and remedies in connection with the Existing Default, nor the execution and delivery by the Agent and the Banks of this Waiver and Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to the Existing Default.

         7.      Miscellaneous.

                 (a) The Company hereby covenants and agrees to pay to the Agent and the Banks on demand the fees described in Paragraph 5(d) of this Waiver and Amendment.

                 (b) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                 (c) This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver and Amendment.

                 (d) This Waiver and Amendment shall be governed by and construed in accordance with the law of the State of California.

                 (e) This Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 (f) This Waiver and Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver and Amendment supersedes all prior drafts and communications with respect thereto. This Waiver and Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

                 (g) If any term or provision of this Waiver and Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver and Amendment or the Credit Agreement, respectively.

                 (h) Company covenants to pay to or reimburse the Agent, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Waiver and Amendment and the administration of the Existing Default, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.


MORRISON KNUDSEN CORPORATION,
  an Ohio corporation


By:         /s/ J. F. CLEARY
    -----------------------------------
Name:   J. F. Cleary
Title:  VP- Finance & Planning


By:        /s/ D. L. BRIGHAM
    -----------------------------------
Name:   D.L. Brigham
Title:  Treasurer



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Agent


By:
    -----------------------------------
Name:
Title: Vice President



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as a
Bank


By:
    -----------------------------------
Name:
Title: Vice President
and delivered this Waiver and Amendment as of the date first above written.


MORRISON KNUDSEN CORPORATION,
  an Ohio corporation


By:
    -----------------------------------
Name:
Title:


By:
    -----------------------------------
Name:
Title:



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Agent


By:          /s/ IRA BARTOVIC
    -----------------------------------
Name:  Ira Bartovic
Title: Vice President



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as a
Bank


By:        /s/ RICHARD J. CERF
    -----------------------------------
Name:  Richard I. Cerf
Title: Vice President

BANK OF MONTREAL


By: /s/ J. DONALD HIGGINS
    -------------------------------
Name:   J. Donald Higgins
Title:  Managing Director





THE BANK OF NOVA SCOTIA


By:
    -------------------------------
Name:
Title:





THE BANK OF TOKYO LIMITED


By:
    -------------------------------
Name:
Title:





BANQUE NATIONALE DE PARIS


By:
    -------------------------------
Name:
Title:

BANK OF MONTREAL


By:
    -------------------------------
Name:
Title:





THE BANK OF NOVA SCOTIA


By: /s/ M. VAN OTTERLOO
    -------------------------------
Name:   M. Van Otterloo
Title:  Senior Relationship Manager





THE BANK OF TOKYO LIMITED


By:
    -------------------------------
Name:
Title:





BANQUE NATIONALE DE PARIS


By:
    -------------------------------
Name:
Title:

BANK OF MONTREAL


By:
    -------------------------------
Name:
Title:





THE BANK OF NOVA SCOTIA


By:
    -------------------------------
Name:
Title:





THE BANK OF TOKYO LIMITED


By: /s/ MICHIO TOMI
    -------------------------------
Name:   Michio Tomi
Title:  General Manager





BANQUE NATIONALE DE PARIS


By:
    -------------------------------
Name:
Title:

BANK OF MONTREAL


By:
    -------------------------------
Name:
Title:





THE BANK OF NOVA SCOTIA


By:
    -------------------------------
Name:
Title:





THE BANK OF TOKYO LIMITED


By:
    -------------------------------
Name:
Title:





BANQUE NATIONALE DE PARIS


By: /s/ JUDITH A. DOWLING
    -------------------------------
Name:   Judith A. Dowling
Title:  Vice President

By: /s/ KATHERINE WOLFE
    -------------------------------
Name:   Katherine Wolfe
Title:  Vice President

BANQUE PARIBAS


By: /s/ [unreadable signature]
    -------------------------------
Name:   ?
Title:  G.V.P.


By: /s/ [unreadable signature]
    -------------------------------
Name:   ?
Title:  V.P.





CIBC, INC.


By:
    -------------------------------
Name:
Title:





CREDIT LYONNAIS CAYMAN ISLANDS BRANCH

By:
    -------------------------------
Name:
Title:


By:
    -------------------------------
Name:
Title:





HONG KONG AND SHANGHAI BANKING
CORPORATION


By:
    -------------------------------
Name:
Title:

BANQUE PARIBAS


By:
    -------------------------------
Name:
Title:


By:
    -------------------------------
Name:
Title:





CIBC, INC.


By: /s/ DEAN J. DECKER
    -------------------------------
Name:   Dean J. Decker
Title:  AVP





CREDIT LYONNAIS CAYMAN ISLANDS BRANCH

By:
    -------------------------------
Name:
Title:


By:
    -------------------------------
Name:
Title:





HONG KONG AND SHANGHAI BANKING
CORPORATION


By:
    -------------------------------
Name:
Title:

BANQUE PARIBAS


By:
    -------------------------------
Name:
Title:


By:
    -------------------------------
Name:
Title:





CIBC, INC.


By:
    -------------------------------
Name:
Title:





CREDIT LYONNAIS CAYMAN ISLANDS BRANCH

By: /s/ THIERRY VINCENT
    -------------------------------
Name:   Thierry Vincent
Title:  Authorized Signatory





HONG KONG AND SHANGHAI BANKING
CORPORATION


By:
    -------------------------------
Name:
Title:

BANQUE PARIBAS


By:
    -------------------------------
Name:
Title:


By:
    -------------------------------
Name:
Title:





CIBC, INC.


By:
    -------------------------------
Name:
Title:





CREDIT LYONNAIS CAYMAN ISLANDS BRANCH

By:
    -------------------------------
Name:
Title:


By:
    -------------------------------
Name:
Title:





HONG KONG AND SHANGHAI BANKING
CORPORATION LIMITED


By: /s/ G. C. FREEMAN
    -------------------------------
Name:   G. C. Freeman
Title:  V.P.

THE LONG-TERM CREDIT BANK OF
JAPAN, LTD. LOS ANGELES AGENCY


By:           /s/ CURT BIRIN
    -----------------------------------
Name:  Curt Birin
Title: VP


NATIONAL WESTMINSTER BANK PLC


By:
    -----------------------------------
Name:
Title:



ROYAL BANK OF CANADA


By:
    -----------------------------------
Name:
Title:



SAN PAOLO BANK


By:
    -----------------------------------
Name:
Title:


By:
    -----------------------------------
Name:
Title:

THE LONG-TERM CREDIT BANK OF
JAPAN, LTD. LOS ANGELES AGENCY


By:
    -----------------------------------
Name:
Title:


NATIONAL WESTMINSTER BANK PLC


By:      /s/ MICHAEL E. KEATING
    -----------------------------------
Name:  Michael E. Keating
Title: Vice President



ROYAL BANK OF CANADA


By:
    -----------------------------------
Name:
Title:



SAN PAOLO BANK


By:
    -----------------------------------
Name:
Title:


By:
    -----------------------------------
Name:
Title:

THE LONG-TERM CREDIT BANK OF
JAPAN, LTD. LOS ANGELES AGENCY


By:
    -----------------------------------
Name:
Title:


NATIONAL WESTMINSTER BANK PLC


By:
    -----------------------------------
Name:
Title:



ROYAL BANK OF CANADA


By:       /s/ BRIAN W. DIXON
    -----------------------------------
Name:  Brian W. Dixon
Title: Senior Manager



SAN PAOLO BANK


By:
    -----------------------------------
Name:
Title:


By:
    -----------------------------------
Name:
Title:

THE LONG-TERM CREDIT BANK OF
JAPAN, LTD. LOS ANGELES AGENCY


By:
    -----------------------------------
Name:
Title:


NATIONAL WESTMINSTER BANK PLC


By:
    -----------------------------------
Name:
Title:



ROYAL BANK OF CANADA


By:
    -----------------------------------
Name:
Title:



SAN PAOLO BANK


By:      /s/ DONALD W. BROWN
    -----------------------------------
Name:  Donald W. Brown
Title: Branch Manager


By:          /s/ GLEN BINDER
    -----------------------------------
Name:  Glen Binder
Title: Vice President

UNION BANK OF SWITZERLAND


By: /s/ PETER S. HUMBER
    -------------------------------
Name:   Peter S. Humber
Title:  Vice President


By: /s/ THOMAS G. JACKSON
    -------------------------------
Name:   Thomas G. Jackson
Title:  First Vice President





WESTDEUTSCHE LANDESBANK
GIROZENTRALE


By:
    -------------------------------
Name:
Title:


By:
    -------------------------------
Name:
Title:

UNION BANK OF SWITZERLAND


By:
     ------------------------------
Name:
Title:


By:
     ------------------------------
Name:
Title:





WESTDEUTSCHE LANDESBANK
GIROZENTRALE


By:
     ------------------------------
Name:
Title:


By:  /s/ JAMES MALLEY
     ------------------------------
Name:   J. M. Malley
Title:  Associate

                            GUARANTOR ACKNOWLEDGMENT
                                  AND CONSENT


         The undersigned, Morrison Knudsen Corporation, a Delaware corporation and a guarantor with respect to the Company's obligations to the Agent and the Banks under the Credit Agreement hereby (i) acknowledges and consents to the execution, delivery and performance by Company of the foregoing Waiver and Second Amendment to Letter of Credit and Reimbursement Agreement ("Waiver and Amendment"), and (ii) reaffirms and agrees that the guaranty to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Waiver and Amendment.)

Dated:   August 9, 1994

MORRISON KNUDSEN CORPORATION


By:     /s/ S. G. HANKS
        --------------------------------
Name:   S. G. Hanks
Title:  Exec. VP-Finance & Admin., & Secretary


By:     /s/ D. L. BRIGHAM
        --------------------------------
Name:   D.L. Brigham
Title:   Treasurer

                    WAIVER AND SECOND AMENDMENT TO GUARANTY


         THIS WAIVER AND SECOND AMENDMENT TO GUARANTY (the "Waiver and Amendment"), dated as of August 9 , 1994, is entered into by and among Morrison Knudsen Corporation, a Delaware corporation (the "Guarantor"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").


                                    RECITALS

         A. Morrison Knudsen Corporation, an Ohio corporation (the "Company"), Banks, and Agent are parties to a Standby Letter of Credit and Reimbursement Agreement dated as of August 4, 1992 as amended by that Waiver and Amendment to Credit Agreement dated as of December 22, 1992, as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of August 6, 1993, and as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of March 31, 1994 (as so amended and modified, the "Credit Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company and certain of its subsidiaries and pursuant to which the Issuing Bank has issued a letter of credit for the benefit of Metra and for the account of the Company. The obligations of the Company under the Credit Agreement are unconditionally guaranteed by the Guarantor pursuant to that Guaranty dated as of August 4, 1992, as amended by the Waiver and Amendment to Guaranty dated as of December 22, 1992, as modified by that Waiver to Guaranty dated as of August 6, 1993, and as further modified by that Waiver to Guaranty dated as of March 31, 1994 (as so amended and modified, the "Guaranty").

         B. The Guarantor has reported to the Agent and the Banks non-compliance, for the period ending on June 30, 1994, with Section 5.13 of the Guaranty. The Guarantor has requested that the Banks waive this non-compliance and that the Banks amend such Section as set forth in this Waiver and Amendment.

         C.      The Banks are willing to waive non-compliance with and amend
Section 5.13 of the Guaranty, subject to the terms and conditions of this Waiver and Amendment.


         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2.      Waiver.

                 (a) Subject to and upon the terms and conditions hereof, the Banks hereby waive the Guarantor's failure to comply with Section 5.13 of the Guaranty for the period ending on June 30, 1994.

                 (b) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Agent's or the Banks' ability to enforce) any other default or Event of Default, including without limitation (i) any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the matters covered by Paragraph 2(a) of this Waiver and Amendment (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the matters covered by Paragraph 2(a) of this Waiver and Amendment and (ii) any default or Event of Default arising at any time after the Effective Date and which is the same as any of the matters covered in Paragraph 2(a) of this Waiver and Amendment.


         3. Amendment to the Guaranty. Section 5.13 of the Guaranty is amended by inserting "(i)" immediately after the caption to such Section and adding the following as subsection (ii) to such Section:

                 "(ii)    For purposes of this Section, Consolidated Operating
         Income shall be calculated without giving effect to the non-recurring charges to income for the quarter ended June 30, 1994 in the aggregate pre-tax amount of $92,022,000 announced by the Company on July 19, 1994."


         4. Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and the Banks as follows:

                 (a) Except as set forth above, no breach or default has occurred and is continuing under the Guaranty.

                 (b) The execution, delivery and performance by the Guarantor of this Waiver and Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Guaranty constitutes the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                 (c) All representations and warranties of the Guarantor contained in the Guaranty are true and correct.

                 (d) The Guarantor is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

         5. Effective Date. This Waiver and Amendment will become effective as of August 9, 1994 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

                 (a) The Agent has received from the Guarantor and the Majority Banks a duly executed original or facsimile copy of this Waiver and Amendment, together with (i) a Waiver and Second Amendment to Standby Letter of Credit and Reimbursement Agreement ("Agreement Waiver and Second Amendment") addressing matters relating to the subject of this Waiver and Amendment, duly executed by the Company and the Majority Banks, and (ii) the Consent executed by the Guarantor and required under the Agreement Waiver and Amendment. The Agent may rely upon any document delivered to it in legible form by facsimile transmission.

                 (b) The Agent has received from the Guarantor and the Company a copy of a resolution passed by the board of directors of each such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Waiver and Amendment and the Consent, and the Agreement Waiver and Amendment, respectively.

                 (c) All representations and warranties contained herein are true and correct as of the Effective Date.

         6. Reservation of Rights. The Guarantor acknowledges and agrees that neither the Agent's nor the Banks' execution and delivery of this Waiver and Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to the Transfer or the Offering. The Guarantor hereby consents to the execution, delivery and performance by the Company, the Agent and the Banks of the Agreement Waiver and Amendment and hereby reaffirms and agrees that the Guaranty is in full force and effect, without defense, offset or counterclaim.

         7.      Miscellaneous.

                 (a) Except as herein expressly amended, all terms, covenants and provisions of the Guaranty are and shall remain in full force and effect and all references therein to such Guaranty shall henceforth refer to the Guaranty as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Guaranty.

                 (b) This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver and Amendment.

                 (c) This Waiver and Amendment shall be governed by and construed in accordance with the law of the State of California.

                 (d) This Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 (e) This Waiver and Amendment, together with the Guaranty, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver and Amendment supersedes all prior drafts and communications with respect thereto.

                 (f) If any term or provision of this Waiver and Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver and Amendment or the Guaranty, respectively.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.


                                MORRISON KNUDSEN CORPORATION,
                                a Delaware corporation


                                By: /s/ STEPHEN G. HANKS
                                    ___________________________________________

                                Title: Executive VP-Finance & Admin & Secretary


                                By: /s/ D.L. BRIGHAM
                                    ___________________________________________

                                Title: Treasurer

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as
                                       Agent


                                       By:           /s/ IRA BARTOVIC
                                            -----------------------------------
                                       Title: Vice President



                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a
                                       Bank


                                       By:            /s/ RICHARD J. CERF
                                            -----------------------------------
                                       Title: Vice President

BANK OF MONTREAL                          BANQUE PARIBAS


By:  /s/ J. DONALD HIGGINS                By:
    --------------------------------          ---------------------------------

Title: Managing Director                  Title:
       -----------------------------             ------------------------------


                                          By:
THE BANK OF NOVA SCOTIA                       ---------------------------------

                                          Title:
                                                 ------------------------------
By:
    --------------------------------

Title:                                    CIBC, INC.
       -----------------------------


By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------



THE BANK OF TOKYO LIMITED                 CREDIT LYONNAIS CAYMAN
                                          ISLANDS BRANCH

By:
    --------------------------------
                                          By:
Title:                                        ---------------------------------
       -----------------------------
                                          Title:
                                                 ------------------------------


BANQUE NATIONALE DE PARIS                 By:
                                              ---------------------------------

                                          Title:
By:                                              ------------------------------
    --------------------------------

Title:
       -----------------------------
                                          HONG KONG AND SHANGHAI
                                          BANKING CORPORATION
By:
    --------------------------------

Title:                                    By:
       -----------------------------          ---------------------------------

                                          Title:
                                                 ------------------------------

BANK OF MONTREAL                          BANQUE PARIBAS


By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------


                                          By:
THE BANK OF NOVA SCOTIA                       ---------------------------------

                                          Title:
                                                 ------------------------------
By:   /s/ M. VAN OTTERLOO
    --------------------------------

Title: Senior Relationship Manager        CIBC, INC.
       -----------------------------

By:    /s/ J. S. YORK                     By:
    --------------------------------          ---------------------------------

Title: Officer                            Title:
       -----------------------------             ------------------------------



THE BANK OF TOKYO LIMITED                 CREDIT LYONNAIS CAYMAN
                                          ISLANDS BRANCH

By:
    --------------------------------
                                          By:
                                              ---------------------------------
Title:
       -----------------------------      Title:
                                                 ------------------------------

BANQUE NATIONALE DE PARIS
                                          By:
                                              ---------------------------------

By:                                       Title:
    --------------------------------             ------------------------------

Title:
       -----------------------------      HONG KONG AND SHANGHAI
                                          BANKING CORPORATION

By:
    --------------------------------

Title:                                    By:
       -----------------------------          ---------------------------------

                                          Title:
                                                 ------------------------------

BANK OF MONTREAL                          BANQUE PARIBAS


By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------


                                          By:
THE BANK OF NOVA SCOTIA                       ---------------------------------

                                          Title:
                                                 ------------------------------
By:
    --------------------------------

Title:                                    CIBC, INC.
       -----------------------------


By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------



THE BANK OF TOKYO LIMITED                 CREDIT LYONNAIS CAYMAN
                                          ISLANDS BRANCH


By:   /s/ [unreadable signature]
    --------------------------------      By:
                                              ---------------------------------
Title: General Manager
       -----------------------------      Title:
                                                 ------------------------------


BANQUE NATIONALE DE PARIS                 By:
                                              ---------------------------------

                                          Title:
By:                                              ------------------------------
    --------------------------------

Title:
       -----------------------------      HONG KONG AND SHANGHAI
                                          BANKING CORPORATION

By:
    --------------------------------
                                          By:
Title:                                        ---------------------------------
       -----------------------------
                                          Title:
                                                 ------------------------------

BANK OF MONTREAL                          BANQUE PARIBAS


By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------

                                          By:
THE BANK OF NOVA SCOTIA                       ---------------------------------

                                          Title:
                                                 ------------------------------
By:
    --------------------------------

Title:                                    CIBC, INC.
       -----------------------------

By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------



THE BANK OF TOKYO LIMITED                 CREDIT LYONNAIS CAYMAN
                                          ISLANDS BRANCH

By:
    --------------------------------
                                          By:
                                              ---------------------------------
Title:
       -----------------------------      Title:
                                                 ------------------------------


BANQUE NATIONALE DE PARIS                 By:
                                              ---------------------------------

                                          Title:
By:   /s/ JUDITH A. DOWLING                      ------------------------------
    --------------------------------

Title: VP
       -----------------------------      HONG KONG AND SHANGHAI
                                          BANKING CORPORATION
By:     /s/ KATHERINE WOLFE
    --------------------------------

Title: VP                                 By:
       -----------------------------          ---------------------------------

                                          Title:
                                                 ------------------------------

BANK OF MONTREAL                          BANQUE PARIBAS


By:                                       By:  /s/ [unreadable signature]
    --------------------------------          ---------------------------------

Title:                                    Title: Group V.P.
       -----------------------------             ------------------------------

                                          By:  /s/ [unreadable signature]
THE BANK OF NOVA SCOTIA                       ---------------------------------

                                          Title: VP
                                                 ------------------------------
By:
    --------------------------------

Title:                                    CIBC, INC.
       -----------------------------

By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             -----------------------------


THE BANK OF TOKYO LIMITED                 CREDIT LYONNAIS CAYMAN
                                          ISLANDS BRANCH

By:
    --------------------------------
                                          By:
                                              ---------------------------------
Title:
       -----------------------------      Title:
                                                 -----------------------------

BANQUE NATIONALE DE PARIS                 By:
                                              ---------------------------------

                                          Title:
By:                                              -----------------------------
    --------------------------------

Title:
       -----------------------------      HONG KONG AND SHANGHAI
                                          BANKING CORPORATION
By:
    --------------------------------

Title:                                    By:
       -----------------------------          ---------------------------------

                                          Title:

       -----------------------------

BANK OF MONTREAL                          BANQUE PARIBAS


By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------

                                          By:
THE BANK OF NOVA SCOTIA                       ---------------------------------

                                          Title:
                                                 ------------------------------
By:
    --------------------------------

Title:                                    CIBC, INC.
       -----------------------------

By:                                       By:   /s/ DEAN J. DECKER
    --------------------------------          ---------------------------------

Title:                                    Title: AVP
       -----------------------------             ------------------------------


THE BANK OF TOKYO LIMITED                 CREDIT LYONNAIS CAYMAN
                                          ISLANDS BRANCH

By:
    --------------------------------
                                          By:
                                              ---------------------------------
Title:
       -----------------------------      Title:
                                                 ------------------------------

BANQUE NATIONALE DE PARIS                 By:
                                              ---------------------------------

                                          Title:
By:                                              ------------------------------
    --------------------------------

Title:
       -----------------------------      HONG KONG AND SHANGHAI
                                          BANKING CORPORATION
By:
    --------------------------------

Title:                                    By:
       -----------------------------          ---------------------------------

                                          Title:
                                                 ------------------------------

BANK OF MONTREAL                          BANQUE PARIBAS


By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------

                                          By:
THE BANK OF NOVA SCOTIA                       ---------------------------------

                                          Title:
                                                 ------------------------------
By:
    --------------------------------

Title:                                    CIBC, INC.
       -----------------------------

By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------


THE BANK OF TOKYO LIMITED                 CREDIT LYONNAIS CAYMAN
                                          ISLANDS BRANCH

By:
    --------------------------------
                                          By:  /s/ [unreadable signature]
                                              ---------------------------------
Title:
       -----------------------------     Title: Authorized Signatory
                                                -------------------------------

BANQUE NATIONALE DE PARIS
                                          HONG KONG AND SHANGHAI
                                          BANKING CORPORATION
By:
    --------------------------------

Title:                                    By:
       -----------------------------          ---------------------------------

By:                                       Title:
    --------------------------------             ------------------------------

Title:
       -----------------------------

BANK OF MONTREAL                          BANQUE PARIBAS


By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------

                                          By:
THE BANK OF NOVA SCOTIA                       ---------------------------------

                                          Title:
                                                 ------------------------------
By:
    --------------------------------

Title:                                    CIBC, INC.
       -----------------------------

By:                                       By:
    --------------------------------          ---------------------------------

Title:                                    Title:
       -----------------------------             ------------------------------


THE BANK OF TOKYO LIMITED                 CREDIT LYONNAIS CAYMAN
                                          ISLANDS BRANCH

By:
    --------------------------------
                                          By:
                                              ---------------------------------
Title:
       -----------------------------      Title:
                                                 ------------------------------

BANQUE NATIONALE DE PARIS                 By:
                                              ---------------------------------

                                          Title:
By:                                              ------------------------------
    --------------------------------

Title:
       -----------------------------      HONG KONG AND SHANGHAI
                                          BANKING CORPORATION
By:
    --------------------------------

Title:                                    By:  /s/ [unreadable signature]
       -----------------------------          ---------------------------------

                                          Title:  V.P.
                                                 ------------------------------

THE LONG-TERM CREDIT BANK OF                 UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY
                                             By:
                                                 -------------------------------
By: /s/ CURT BIRIN                           Title:
    -------------------------------                 ----------------------------
Title: VP
       ----------------------------          By:
                                                 -------------------------------
                                             Title:
NATIONAL WESTMINSTER BANK PLC                       ----------------------------


By:                                          WESTDEUTSCHE LANDESBANK
    -------------------------------          GIROZENTRALE
Title:
       ----------------------------
                                             By:
                                                 -------------------------------
ROYAL BANK OF CANADA                         Title:
                                                    ----------------------------

By:                                          By:
    -------------------------------              -------------------------------
Title:                                       Title:
       ----------------------------                 ----------------------------


SAN PAOLO BANK


By:
    -------------------------------
Title:
       ----------------------------

By:
    -------------------------------
Title:
       ----------------------------

THE LONG-TERM CREDIT BANK OF                 UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY
                                             By:
                                                 -------------------------------
By:                                          Title:
    -------------------------------                 ----------------------------
Title:
       ----------------------------          By:
                                                 -------------------------------
                                             Title:
NATIONAL WESTMINSTER BANK PLC                       ----------------------------


By: /s/ MICHAEL E. KEATING                   WESTDEUTSCHE LANDESBANK
    -------------------------------          GIROZENTRALE
Title: Vice President
       ----------------------------
                                             By:
                                                 -------------------------------
ROYAL BANK OF CANADA                         Title:
                                                    ----------------------------

By:                                          By:
    -------------------------------              -------------------------------
Title:                                       Title:
       ----------------------------                 ----------------------------


SAN PAOLO BANK


By:
    -------------------------------
Title:
       ----------------------------

By:
    -------------------------------
Title:
       ----------------------------

THE LONG-TERM CREDIT BANK OF                 UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY
                                             By:
                                                 -------------------------------
By:                                          Title:
    -------------------------------                 ----------------------------
Title:
       ----------------------------          By:
                                                 -------------------------------
                                             Title:
NATIONAL WESTMINSTER BANK PLC                       ----------------------------


By:                                          WESTDEUTSCHE LANDESBANK
    -------------------------------          GIROZENTRALE
Title:
       ----------------------------
                                             By:
                                                 -------------------------------
ROYAL BANK OF CANADA                         Title:
                                                    ----------------------------

By: /s/ BRIAN W. DIXON                       By:
    -------------------------------              -------------------------------
Title: Senior Manager                        Title:
       ----------------------------                 ----------------------------


SAN PAOLO BANK


By:
    -------------------------------
Title:
       ----------------------------

By:
    -------------------------------
Title:
       ----------------------------

THE LONG-TERM CREDIT BANK OF                 UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY
                                             By:
                                                 -------------------------------
By:                                          Title:
    -------------------------------                 ----------------------------
Title:
       ----------------------------          By:
                                                 -------------------------------
                                             Title:
NATIONAL WESTMINSTER BANK PLC                       ----------------------------


By:                                          WESTDEUTSCHE LANDESBANK
    -------------------------------          GIROZENTRALE
Title:
       ----------------------------
                                             By:
                                                 -------------------------------
ROYAL BANK OF CANADA                         Title:
                                                    ----------------------------

By:                                          By:
    -------------------------------              -------------------------------
Title:                                       Title:
       ----------------------------                 ----------------------------


SAN PAOLO BANK


By: /s/ DONALD W. BROWN
    -------------------------------
Title: Branch Manager
       ----------------------------

By: /s/ GLEN BINDER
    -------------------------------
Title: Vice President
       ----------------------------

THE LONG-TERM CREDIT BANK OF                 UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY
                                             By: /s/ PETER S. HUMBER
                                                 -------------------------------
By:                                          Title: Vice President
    -------------------------------                 ----------------------------
Title:
       ----------------------------          By: /s/ THOMAS G. JACKSON
                                                 -------------------------------
                                             Title: First Vice President
NATIONAL WESTMINSTER BANK PLC                       ----------------------------


By:                                          WESTDEUTSCHE LANDESBANK
    -------------------------------          GIROZENTRALE
Title:
       ----------------------------
                                             By:
                                                 -------------------------------
ROYAL BANK OF CANADA                         Title:
                                                    ----------------------------

By:                                          By:
    -------------------------------              -------------------------------
Title:                                       Title:
       ----------------------------                 ----------------------------


SAN PAOLO BANK


By:
    -------------------------------
Title:
       ----------------------------

By:
    -------------------------------
Title:
       ----------------------------

THE LONG-TERM CREDIT BANK OF                 UNION BANK OF SWITZERLAND
JAPAN, LTD. LOS ANGELES
AGENCY
                                             By:
                                                 -------------------------------
By:                                          Title:
    -------------------------------                 ----------------------------
Title:
       ----------------------------          By:
                                                 -------------------------------
                                             Title:
NATIONAL WESTMINSTER BANK PLC                       ----------------------------


By:                                          WESTDEUTSCHE LANDESBANK
    -------------------------------          GIROZENTRALE
Title:
       ----------------------------
                                             By: /s/ [unreadable signature]
                                                 -------------------------------
ROYAL BANK OF CANADA                         Title: V.P.
                                                    ----------------------------

By:                                          By: /s/ JAMES MALLEY
    -------------------------------              -------------------------------
Title:                                       Title: Associate
       ----------------------------                 ----------------------------


SAN PAOLO BANK


By:
    -------------------------------
Title:
       ----------------------------

By:
    -------------------------------
Title:
       ----------------------------

                                THIRD AMENDMENT
                        TO STANDBY LETTER OF CREDIT AND
                            REIMBURSEMENT AGREEMENT


         THIS THIRD AMENDMENT TO STANDBY LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (the "Amendment"), dated as of December 28, 1994, is entered into by and among Morrison Knudsen Corporation, an Ohio corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Letter of Credit and Reimbursement Agreement (collectively, the "Banks").


                                    RECITALS

         A. The Company, Banks, and Agent are parties to a Standby Letter of Credit and Reimbursement Agreement dated as of August 4, 1992 as amended by that Waiver and Amendment to Credit Agreement dated as of December 22, 1992, as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of August 6, 1993, as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of March 31, 1994, and as further modified and amended by that Waiver and Second Amendment to Standby Letter of Credit and Reimbursement Agreement dated as of August 9, 1994 (as so amended and modified, the "Credit Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company and certain of its subsidiaries and pursuant to which the Issuing Bank has issued a letter of credit for the benefit of Metra and for the account of the Company.

         B. The Company has requested that the Banks amend Section 7.10 of the Credit Agreement.

         C. The Banks are willing to amend Section 7.10 of the Credit Agreement, subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

         2. Amendment to Credit Agreement; Amendment to Section 7.10. The date "January 1, 1992" in Section 7.10 of the Credit Agreement is changed to "January 1, 1995".

         3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

                 (a) No Default or Event of Default has occurred and is continuing.

                 (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                 (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

                 (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

         4. Effective Date. This Amendment will become effective as of the date (the "Effective Date") the Agent has received from the Company and the Majority Banks a duly executed original or facsimile copy of this Amendment and the Agent executes this Amendment, together with (i) a duly executed Guarantor Acknowledgment and Consent in the form attached hereto (the "Consent"), and
(ii) a Third Amendment to Guaranty ("Guaranty Amendment") addressing matters relating to the subject of this Amendment, duly executed by the Guarantor, the Agent, and the Majority Banks (the Agent may rely upon any document delivered to it in legible form by facsimile transmission); provided that each of the following conditions precedent has been satisfied on or before such date:

                 (a) The Agent has received from the Company and the Guarantor a copy of a resolution passed by the board of directors of each such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment, the Consent, and the Guaranty Amendment, respectively;

                 (b) All representations and warranties contained herein are true and correct as of the Effective Date; and

                 (c) The Agent has received from the Company (i) for each Bank responding, by close of business on December 27, 1994, a non-refundable fee equal to the product of .05% times such Bank's Commitment, and (ii) the non-refundable sum agreed upon between the Company and the Agent in a letter dated December 8, 1994 from the Agent to the Company for the account of the Agent in connection with this Amendment.

         5. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment, shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar amendments under the same or similar circumstances in the future.

         6.      Miscellaneous.

                 (a) The Company hereby covenants and agrees to pay to the Agent and the Banks on demand the fees described in Paragraph 4(c) of this Amendment.

                 (b) All terms, covenants and provisions of the Credit Agreement as amended by this Amendment are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                 (c) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                 (d) This Amendment shall be governed by and construed in accordance with the law of the State of California.

                 (e) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 (f) This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

                 (g) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                 (h) Company covenants to pay to or reimburse the Agent, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


MORRISON KNUDSEN CORPORATION,
  an Ohio corporation


By:    /s/ DOUGLAS BRIGHAM
       ---------------------------------
Name:  Douglas Brigham
Title: VP & Treasurer


By:    /s/ MARK E. HOWLAND
       ---------------------------------
Name:  Mark E. Howland
Title: VP & Controller



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent


By:    /s/ KEVIN LEADER
       ---------------------------------
Name:  Kevin Leader
Title: Vice President



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as a
Bank


By:    /s/ RICHARD J. CERF
       ---------------------------------
Name:  Richard J. Cerf
Title: Vice President

BANK OF MONTREAL


By:    /s/ CECILY MISTARZ
       ---------------------------------
Name: Cecily Mistarz
Title: Senior Manager, Credit



THE BANK OF NOVA SCOTIA


By:    /s/ M. VAN OTTERLOO
       ---------------------------------
Name: M. Van Otterloo
Title: Senior Relationship Manager



THE BANK OF TOKYO LIMITED


By:    /s/ STANLEY A. LANCE
       ---------------------------------
Name: Stanley A. Lance
Title: Vice President



BANQUE NATIONALE DE PARIS


By:    /s/ JUDITH A. DOWLING
       ---------------------------------
Name: Judith A. Dowling
Title: Vice President


By:   /s/ RAFAEL C. LUMANLAN
      ----------------------------------
Name: Rafael C. Lumanlan
Title: Vice President

BANQUE PARIBAS


By:
       ---------------------------------
Name:
Title:


By:
       ---------------------------------
Name:
Title:



CIBC, INC.


By:    /s/ DAVID C. QUON
       ---------------------------------
Name: David C. Quon
Title: V.P.



CREDIT LYONNAIS CAYMAN ISLANDS BRANCH


By:    /s/ THIERRY F. VINCENT
       ---------------------------------
Name: Thierry F. Vincent
Title: Authorized Signatory



HONG KONG AND SHANGHAI BANKING
CORPORATION


By:     /s/ G.J. Sprunt
       ---------------------------------
Name: G.J. Sprunt
Title: VP

THE LONG-TERM CREDIT BANK OF
JAPAN, LTD. LOS ANGELES AGENCY


By:    /s/ MOTOKAZU UEMATSU
       ---------------------------------
Name: Motokazu Uematsu
Title: Deputy General Manager



NATIONAL WESTMINSTER BANK PLC

By:    /s/ MICHAEL E. KEATING
       ---------------------------------
Name: Michael E. Keating
Title: Vice President



ROYAL BANK OF CANADA


By:    /s/ BRIAN W. DIXON
       ---------------------------------
Name: Brian W. Dixon
Title: Senior Manager



SAN PAOLO BANK


By:    /s/ DONALD W. BROWN
       ---------------------------------
Name: Donald W. Brown
Title: Branch Manager


By:    /s/ GLEN BINDER
       ---------------------------------
Name: Glen Binder
Title: Vice President

UNION BANK OF SWITZERLAND


By:    /s/ PETER S. HUMBER
       ---------------------------------
Name: Peter S. Humber
Title: Vice President



By:    /s/ THOMAS G. JACKSON
       ---------------------------------
Name: Thomas G. Jackson
Title: First Vice President



WESTDEUTSCHE LANDESBANK
GIROZENTRALE


By:    /s/
       ---------------------------------
Name:
Title: Vice President



By:    /s/ E.K. HOURY
       ---------------------------------
Name: E.K. HOURY
Title: VP

                            GUARANTOR ACKNOWLEDGMENT
                                  AND CONSENT


         The undersigned, Morrison Knudsen Corporation, a Delaware corporation and a guarantor with respect to the Company's obligations to the Agent and the Banks under the Credit Agreement hereby (i) acknowledges and consents to the execution, delivery and performance by Company of the foregoing Third Amendment to Letter of Credit and Reimbursement Agreement (the "Amendment"), and (ii) reaffirms and agrees that the guaranty to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)



Dated: December 28, 1994

MORRISON KNUDSEN CORPORATION,
a Delaware corporation


By:    /s/ D. L. BRIGHAM
       ---------------------------------
Name:  D. L. Brigham
Title: Vice President & Treasurer



By:
       ---------------------------------
Name:
Title:

                          THIRD AMENDMENT TO GUARANTY


         THIS THIRD AMENDMENT TO GUARANTY (the "Amendment"), dated as of December 28, 1994, is entered into by and among Morrison Knudsen Corporation, a Delaware corporation (the "Guarantor"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

                                    RECITALS

         A. Morrison Knudsen Corporation, an Ohio corporation (the "Company"), Banks, and Agent are parties to a Standby Letter of Credit and Reimbursement Agreement dated as of August 4, 1992 as amended by that Waiver and Amendment to Credit Agreement dated as of December 22, 1992, as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of August 6, 1993, as further modified by that Waiver to Standby Letter of Credit and Reimbursement Agreement dated as of March 31, 1994, and as further modified and amended by that Waiver and Second Amendment to Standby Letter of Credit and Reimbursement Agreement dated as of August 9, 1994 (as so amended and modified, the "Credit Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company and certain of its subsidiaries and pursuant to which the Issuing Bank has issued a letter of credit for the benefit of Metra and for the account of the Company. The obligations of the Company under the Credit Agreement are unconditionally guaranteed by the Guarantor pursuant to that Guaranty dated as of August 4, 1992, as amended by the Waiver and Amendment to Guaranty dated as of December 22, 1992, as modified by that Waiver to Guaranty dated as of August 6, 1993, as further modified by that Waiver to Guaranty dated as of March 31, 1994, and as further modified and amended by that Waiver and Second Amendment to Guaranty dated as of August 9, 1994 (as so amended and modified, the "Guaranty").

         B.      The Guarantor has requested that the Banks amend Section
5.10 of the Guaranty as set forth in this Amendment.

         C. The Banks are willing to amend Section 5.10 of the Guaranty, subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

         2. Amendment to the Guaranty" Amendment to Section 5.10. The date "January 1, 1992" in Section 5.10 of the Guaranty is changed to "January 1, 1995".

         3. Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and the Banks as follows:

                 (a) Except as set forth above, no breach or default has occurred and is continuing under the Guaranty.

                 (b) The execution, delivery and performance by the Guarantor of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Guaranty constitutes the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                 (c) All representations and warranties of the Guarantor contained in the Guaranty are true and correct.

                 (d) The Guarantor is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

         4. Effective Date. This Amendment will become effective on the date (the "Effective Date"), the Agent has received from the Guarantor and the Majority Banks a duly executed original or facsimile copy of this Amendment and the Agent executes this Amendment, together with (i) a Third Amendment to Standby Letter of Credit and Reimbursement Agreement ("Agreement Amendment") addressing matters relating to the subject of this Amendment, duly executed by the Company, the Agent, and the Majority Banks, and (ii) the Consent executed by the Guarantor and required under the Agreement Amendment (the Agent may rely upon any document delivered to it in legible form by facsimile transmission); provided that each of the following conditions precedent has been satisfied:

                 (a) The Agent has received from the Guarantor and the Company a copy of a resolution passed by the board of directors of each such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment, the Consent, and the Agreement Amendment, respectively; and

                 (b) All representations and warranties contained herein are true and correct as of the Effective Date.

         5. Reservation of Rights. The Guarantor acknowledges and agrees that neither the Agent's nor the Banks' execution and delivery of this Amendment, shall be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar amendments under the same or similar circumstances in the future. The Guarantor hereby consents to the execution, delivery and performance by the Company, the Agent and the Banks of the Agreement Amendment and hereby reaffirms and agrees that the Guaranty is in full force and effect, without defense, offset or counterclaim.

         6.      Miscellaneous.

                 (a) All terms, covenants and provisions of the Guaranty as amended by this Amendment are and shall remain in full force and effect and all references therein to such Guaranty shall henceforth refer to the Guaranty as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Guaranty.

                 (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                 (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

                 (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 (e) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Guaranty, respectively.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


MORRISON KNUDSEN CORPORATION,                BANK OF AMERICA NATIONAL
a Delaware corporation                       TRUST AND SAVINGS
                                             ASSOCIATION, as Agent


By:    /s/ DOUGLAS BRIGHAM                   By:    /s/ KEVIN LEADER
       ----------------------------                 ---------------------------
Name:  Douglas Brigham                       Name:  Kevin Leader
Title: VP & Treasurer                        Title: Vice President


By:
       ----------------------------
Name:
Title:



BANK OF AMERICA NATIONAL TRUST               BANK OF MONTREAL
AND SAVINGS ASSOCIATION, as a
Bank


By:    /s/ RICHARD J. CERF                   By:    /s/ CECILY MISTARZ
       ----------------------------                 ---------------------------
Name: Richard J. Cerf                         Name: Cecily Mistarz
Title: Vice President                         Title: Senior Manager, Credit



THE BANK OF NOVA SCOTIA                      THE BANK OF TOKYO LIMITED


By:    /s/ M. VAN OTTERLOO                   By:    /s/ STANLEY A. LANCE
       ----------------------------                 ---------------------------
Name: M. Van Otterloo                        Name: Stanley A. Lance
Title: Senior Relationship Manager           Title: Vice President

BANQUE NATIONALE DE PARIS                   BANQUE PARIBAS


By:    /s/ JUDITH A. DOWLING                By:
       ----------------------------                -----------------------------
Name: Judith A. Dowling                     Name:
Title: Vice President                       Title:


By:    /s/ RAFAEL C. LUMANLAN               By:
       ----------------------------                -----------------------------
Name: Rafael C. Lumanlan                    Name:
Title: Vice President                       Title:



CIBC, INC.                                  CREDIT LYONNAIS CAYMAN
                                              ISLANDS BRANCH


By:    /s/ DAVID C. QUON                    By:    /s/ THIERRY F. VINCENT
       ----------------------------                -----------------------------
Name:  David C. Quon                        Name: Thierry F. Vincent
Title:  Vice President                      Title:



HONG KONG AND SHANGHAI                      THE LONG-TERM CREDIT BANK
BANKING CORPORATION                         OF JAPAN, LTD.,
                                            LOS ANGELES AGENCY


By:    /s/ G.J. SPRUNT                      By:    /s/ MOTOKAZU UEMATSU
       ----------------------------                -----------------------------
Name: G.J. Sprunt                           Name: Motokazu Uematsu
Title: VP                                   Title: Deputy General Manager



NATIONAL WESTMINSTER BANK PLC               ROYAL BANK OF CANADA


By:    /s/ MICHAEL KEATING                  By:    /s/ BRIAN W. DIXON
       ----------------------------                -----------------------------
Name: Michael Keating                       Name: Brian W. Dixon
Title: Vice President                      Title: Senior Manager

SAN PAOLO BANK                              UNION BANK OF SWITZERLAND


By:    /s/ DONALD W. BROWN                  By:    /s/ PETER S. HUMBER
       ----------------------------                -----------------------------
Name: Donald W. Brown                       Name: Peter S. Humber
Title: Branch Manager                       Title:


By:    /s/ GLEN BINDER                      By:    /s/ THOMAS G. JACKSON
       ----------------------------                -----------------------------
Name: Glen Binder                           Name: Thomas G. Jackson
Title: Vice President                       Title: First Vice President



WESTDEUTSCHE LANDESBANK
GIROZENTRALE


By:    /s/ [unreadable signature]
       ----------------------------
Name:
Title: VP


By:    /s/ E. Khoury
       ----------------------------
Name:  E. Khoury
Title: VP